                                                                     EXHIBIT 4.2



================================================================================




               $475,000,000 11 1/2% Senior Secured Notes due 2002

                                      and

           $1,130,000,000 13% Senior Secured Discount Notes due 2002


                                   INDENTURE

                                     among

                       TRANSAMERICAN ENERGY CORPORATION,

                                   as Issuer

                                      and

                        Firstar Bank of Minnesota, N.A.,

                                   as Trustee


                           Dated as of June 13, 1997



================================================================================

                            CROSS-REFERENCE TABLE

     TIA                                                                                 INDENTURE
   SECTION                                                                                SECTION
   -------                                                                               ---------
310(a)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.08; 7.10
     (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
311(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
312(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.05
     (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13.03
     (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13.03
313(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
     (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
     (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
     (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06; 13.02
     (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
314(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.08; 13.02
     (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.03(b)
     (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.02; 7.02;
                                                                                          13.04
     (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.02; 13.04
     (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.03(b); 12.04(b)
     (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13.05
     (f)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
315(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(b)
     (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.05; 13.02
     (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(a)
     (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11; 7.01(c)
     (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.13
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.09
     (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11
     (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.12
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.12; 6.08
     (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10.05
317(a)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.03
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.04
     (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.04
318(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13.01

--------------

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                              TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE I   DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            Section 1.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            Section 1.2    Incorporation by Reference of TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            Section 1.3    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE II  THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            Section 2.1    Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            Section 2.2    Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            Section 2.3    Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            Section 2.4    Paying Agent to Hold Assets in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            Section 2.5    Noteholder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            Section 2.6    Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            Section 2.7    Replacement Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            Section 2.8    Outstanding Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            Section 2.9    Treasury Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
            Section 2.10   Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
            Section 2.11   Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
            Section 2.12   Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
            Section 2.13   Computation of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
            Section 2.14   Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE III REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
            Section 3.1    Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
            Section 3.2    Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
            Section 3.3    Selection of Notes to Be Redeemed                                                           49
            Section 3.4    Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
            Section 3.5    Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
            Section 3.6    Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
            Section 3.7    Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE IV  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
            Section 4.1    Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
            Section 4.2    Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
            Section 4.3    Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
            Section 4.4    Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
            Section 4.5    Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
            Section 4.6    Maintenance of Properties and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .  53
            Section 4.7    Compliance Certificate; Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . .  54
            Section 4.8    SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
            Section 4.9    Limitation on Status as Investment Company or Public Utility Company . . . . . . . . . . .  55
            Section 4.10   Limitation on Transactions with Related Persons  . . . . . . . . . . . . . . . . . . . . .  55

            Section 4.11   Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital
                           Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
            Section 4.12   Limitations on Restricting Subsidiary Dividends  . . . . . . . . . . . . . . . . . . . . .  66
            Section 4.13   Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
            Section 4.14   Limitation on Asset Sales . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . .  67
            Section 4.15   Waiver of Stay, Extension or Usury Laws . . . .  . . . . . . . . . . . . . . . . . . . . .  69
            Section 4.16   Guarantee by Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
            Section 4.17   Intentionally Omitted.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
            Section 4.18   Limitations on Line of Business    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
            Section 4.19   Separate Existence and Formalities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
            Section 4.20   Accounts Receivable Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
            Section 4.21   Excess Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
            Section 4.22   Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
            Section 4.23   Limitation on Assets Held by Nominees  . . . . . . . . . . . . . . . . . . . . . . . . . .  75
            Section 4.24   Additional Interest Excess Cash Offer  . . . . . . . . . . . . . . . . . . . . . . . . . .  75

ARTICLE V   SUCCESSOR CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
            Section 5.1    When the Company May Merge, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
            Section 5.2    Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE VI  EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
            Section 6.1    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
            Section 6.2    Acceleration of Maturity Date; Rescission and Annulment  . . . . . . . . . . . . . . . . .  80
            Section 6.3    Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . . . . . . . .  81
            Section 6.4    Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
            Section 6.5    Trustee May Enforce Claims Without Possession of Notes . . . . . . . . . . . . . . . . . .  82
            Section 6.6    Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
            Section 6.7    Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
            Section 6.8    Unconditional Right of Holders to Receive Principal, Premium and Interest  . . . . . . . .  83
            Section 6.9    Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
            Section 6.10   Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
            Section 6.11   Control by Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
            Section 6.12   Waiver of Past Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
            Section 6.13   Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
            Section 6.14   Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

ARTICLE VII TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
            Section 7.1    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
            Section 7.2    Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
            Section 7.3    Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
            Section 7.4    Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
            Section 7.5    Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
            Section 7.6    Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

            Section 7.7    Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
            Section 7.8    Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
            Section 7.9    Successor Trustee by Merger, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
            Section 7.10   Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
            Section 7.11   Preferential Collection of Claims against Company  . . . . . . . . . . . . . . . . . . . .  89
            Section 7.12   No Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
            Section 7.13   Condition to Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
            Section 7.14   Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

ARTICLE VIII SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
            Section 8.1    Satisfaction, Discharge of the Indenture and Defeasance of the Notes . . . . . . . . . . .  90
            Section 8.2    Termination of Obligations Upon Cancellation of the Notes  . . . . . . . . . . . . . . . .  91
            Section 8.3    Survival of Certain Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
            Section 8.4    Acknowledgment of Discharge by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  91
            Section 8.5    Application of Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
            Section 8.6    Repayment to the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
            Section 8.7    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92


ARTICLE IX  AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
            Section 9.1    Supplemental Indentures Without Consent of Holders . . . . . . . . . . . . . . . . . . . .  93
            Section 9.2    Amendments, Supplemental Indentures and Waivers with Consent of Holders  . . . . . . . . .  92
            Section 9.3    Compliance with TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
            Section 9.4    Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
            Section 9.5    Notation on or Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
            Section 9.6    Trustee to Sign Amendments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

ARTICLE X   MEETINGS OF NOTEHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
            Section 10.1   Purposes for Which Meetings May Be Called  . . . . . . . . . . . . . . . . . . . . . . . .  96
            Section 10.2   Manner of Calling Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
            Section 10.3   Call of Meetings by Company or Holders . . . . . . . . . . . . . . . . . . . . . . . . . .  96
            Section 10.4   Who May Attend and Vote at Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
            Section 10.5   Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights;
                           Adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
            Section 10.6   Voting at the Meeting and Record to Be Kept  . . . . . . . . . . . . . . . . . . . . . . .  97
            Section 10.7   Exercise of Rights of Trustee or Noteholders May Not Be Hindered or Delayed by
                           Call of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

ARTICLE XI  RIGHT TO REQUIRE REPURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
            Section 11.1   Repurchase of Notes at Option of the Holder Upon Change of Control . . . . . . . . . . . .  98

ARTICLE XII SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
            Section 12.1   Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
            Section 12.2   Trustee's Execution of Intercreditor Agreements and Subordination Agreements . . . . . .   100
            Section 12.3   Recording; Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
            Section 12.4   Disposition of Certain Collateral Without Requesting Release . . . . . . . . . . . . . . . 102
            Section 12.5   Requesting Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
            Section 12.6   Substitute Collateral Other Than Cash Collateral . . . . . . . . . . . . . . . . . . . . . 105
            Section 12.7   Substitution of Cash Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
            Section 12.8   Release Upon Defeasance or Satisfaction and Discharge of this Indenture  . . . . . . . . . 106
            Section 12.9   Reliance on Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
            Section 12.10  Purchaser May Rely . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
            Section 12.11  Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
            Section 12.12  Trustee's Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
            Section 12.13  Authorization of Actions to be Taken by the Trustee Under the Security Documents . . . . . 107

ARTICLE XIII MISCELLANEOUS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
            Section 13.1   TIA Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
            Section 13.2   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
            Section 13.3   Communications by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . . . 109
            Section 13.4   Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . 109
            Section 13.5   Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . 109
            Section 13.6   Rules by Trustee, Paying Agent, Registrar  . . . . . . . . . . . . . . . . . . . . . . . . 110
            Section 13.7   Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
            Section 13.8   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110

            Section 13.9   No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . 110
            Section 13.10  No Recourse against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
            Section 13.11  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
            Section 13.12  Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
            Section 13.13  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
            Section 13.14  Table of Contents, Headings, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112

EXHIBITS

         Exhibit A -    Form of Senior Secured Note
         Exhibit B -    Form of Senior Secured Discount Note
         Exhibit C -    Certificate of Transferor-Senior Secured Note
         Exhibit D -    Certificate of Transferor-Senior Secured Discount Note
         Exhibit E -    Form of TEC Security and Pledge Agreement
         Exhibit F -    Form of TEC Collateral Assignment Agreement
         Exhibit G -    Form of TARC Mortgage
         Exhibit H -    Form of TARC Security and Pledge Agreement
         Exhibit I -    Form of TARC Intercompany Loan
         Exhibit J -    Form of TransTexas Mortgage
         Exhibit K -    Form of TransTexas Security and Pledge Agreement
         Exhibit L -    Form of TransTexas Intercompany Loan
         Exhibit M -    Form of TARC Intercreditor Agreement
         Exhibit N -    Form of TransTexas Intercreditor Agreement
         Exhibit O -    Form of TransTexas Disbursement Agreement
         Exhibit P -    Form of TARC/TEC Disbursement Agreement

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE, dated as of June 13, 1997, among TRANSAMERICAN ENERGY CORPORATION, a Delaware corporation (the "Company"), and Firstar Bank of Minnesota, N.A., as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2002:

                                   ARTICLE I


                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1    Definitions.

         "Accounts Receivable Subsidiary" means a subsidiary of the Company designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of TARC.

         "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

         "Accreted Value" of a Senior Secured Discount Note, with respect to each $1,000 principal amount of Senior Secured Discount Notes, is defined as of any Semi-Annual Accretion Date set forth below as the Accreted Value thereof set forth below and as of any other date as the Accreted Value set forth below for the immediately preceding Semi-Annual Accretion Date plus the Proportionate Amount to such date:


                                                     ACCRETED VALUE (PER $1,000
SEMI-ANNUAL ACCRETION DATE                                PRINCIPAL AMOUNT)
--------------------------                           --------------------------
December 15, 1997 . . . . . . . . . . . . . . .            $  827.849
June 15, 1998 . . . . . . . . . . . . . . . . .               881.659
December 15, 1998 . . . . . . . . . . . . . . .               938.967
June 15, 1999 and thereafter  . . . . . . . . .             1,000.000


     The Accreted Value prior to the first Semi-Annual Accretion Date will be the sum of $776.779 and the Proportionate Amount. "Proportionate Amount," with respect to a Senior Secured Discount Note as of any date, is defined as an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value for the immediately preceding Semi-Annual Accretion Date (or, with respect to the period before the first Semi-Annual Accretion Date, less $776.779) multiplied by (ii) a fraction, the numerator of which is the actual number of days elapsed from the immediately preceding Semi-Annual Accretion Date (or, with respect to the period before the first Semi-Annual Accretion Date, the Issue Date) to the date for which the Proportionate Amount is being determined and the denominator of which is the actual number of days from the date of the immediately preceding Semi-Annual Accretion Date to and including the immediately following Semi-Annual Accretion Date or the actual number of days from the Issue Date to the first Semi-Annual Accretion Date, as the case may be.

         "Additional Interest Accumulated Amount" shall have the meaning specified in Section 4.24.

         "Additional Interest Excess Cash" means the cash received by the Company from (i) the TARC Interest Increase and (ii) the TransTexas Interest Increase.

         "Additional Interest Excess Cash Acceptance Amount" shall have the meaning specified in Section 4.24.

         "Additional Interest Excess Cash Offer" shall have the meaning specified in Section 4.24.

         "Additional Interest Excess Cash Offer Amount" shall have the meaning specified in Section 4.24.

         "Additional Interest Excess Cash Offer Price" shall have the meaning specified in Section 4.24.

         "Additional Interest Excess Cash Purchase Date" shall have the meaning specified in Section 4.24.

         "Additional Interest Final Put Date" shall have the meaning specified in Section 4.24.

         "Adjusted Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary gains, (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Adjusted Consolidated Tangible Assets" means (without duplication), as of the date of determination, (A) the sum of (i) discounted future net cash flows from proved oil and gas reserves of the TransTexas Entities, calculated in accordance with SEC guidelines (before any state or federal income tax), as estimated in a Reserve Report as of a date no earlier than TransTexas' most recent fiscal year end (or, if such reserve report is unavailable, or if the date of determination is after the end of the first fiscal quarter of the then current fiscal year of TransTexas, as estimated by TransTexas engineers on the same basis as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed in writing by a report by nationally recognized independent petroleum engineers in accordance with SEC guidelines in the event of a Material Change), (ii) the Net Working Capital of TransTexas on a date no earlier than the date of TransTexas' latest consolidated annual or quarterly financial statements and (iii) with respect to all other tangible assets (which are deemed to include mineral lease-hold interests) of the TransTexas Entities, the greater of (a) the net book value of such other tangible assets on a date no earlier than the date of TransTexas' latest consolidated annual or quarterly financial statements, and
(b) the Appraised Value, as estimated by an Appraiser of such other tangible assets, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which TransTexas shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (B) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Tangible Assets, any gas balancing liabilities of the TransTexas Entities. In addition to, but without duplication of, the foregoing, for purposes of this definition, "Adjusted Consolidated Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Permitted Investment, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such investment, becomes a Subsidiary of TransTexas, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation, or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Investments, (3) any sales or other dispositions of assets (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date and (4) the TTXD Spin-off if the TTXD Spin-off has occurred. For purposes of calculating the ratio of TransTexas' Adjusted Consolidated Tangible Assets to total consolidated Debt of the TransTexas Entities, Debt of a Subsidiary that is not a wholly owned Subsidiary of TransTexas (which Debt is non-recourse to TransTexas or any of its other Subsidiaries or any of their assets) shall be included only to the extent of TransTexas' pro rata ownership interest in such Subsidiary.

         "Adjusted Net Assets" of a Guarantor means the lesser of (a) the amount by which the Guarantor's property, at a fair valuation, exceeds the sum of its debts (including unliquidated or contingent debts), (b) the amount by which the present fair salable value of the Guarantor's assets exceeds the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, (c) the amount by which the Guarantor's assets exceed the maximum amount that would constitute unreasonably small capital for its business or (d) the amount by which the Guarantor's assets exceed the amount that such Guarantor should reasonably retain to pay its debts (including unliquidated or contingent debts) as they mature.

         "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director or controlling shareholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 5% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (regardless of whether presently exercisable).

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Alkylation Unit" means the alkylation unit being constructed as part of the Capital Improvement Program.

         "Appraisal" means, when used with respect to the valuation of any property, an appraisal prepared by an Appraiser as to the Appraised Value of such property.

         "Appraised Value" means, with respect to any property at any date, the then current fair market value of such property as set forth in the most recent Appraisal.

         "Appraiser" means an independent appraiser of national recognition qualified to appraise the property appraised.

         "Asset Sale" means any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one transaction or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired; provided, however, that "Asset Sale" shall not include
(i) any disposition of property that is not Collateral, (ii) any pledge or disposition of assets (if such pledge or disposition would otherwise constitute an Asset Sale) to the extent and only to the extent that it results in the creation of a Permitted Lien (other than the creation of a Permitted Lien in connection with a Dollar-Denominated Production Payment that TransTexas or any of its Subsidiaries does not elect to treat as Debt or in connection with a Volumetric Production Payment, which in either case shall be treated as an Asset Sale hereunder; provided, however, that a contribution of a Dollar Denominated Production Payment to a Hedging Subsidiary shall not constitute an Asset Sale) or (iii) conveyances, sales, transfers or other dispositions in connection with a Drilling Program.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Senior Secured Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Expenditures" of a Person means expenditures (whether paid in cash or accrued as a liability) by such Person or any of its Subsidiaries that, in conformity with GAAP, are or would be included in "capital expenditures," "additions to property, plant, or equipment" or comparable items in the consolidated financial statements of such Person consistent with prior accounting practices.

         "Capital Expenditures Testing Quarter" means any fiscal quarter immediately following a Measurement Quarter in which Measurement Quarter the SEC PV10 of TransTexas (based on TransTexas' then most recent Reserve Report) is less than 90% of the Net Debt of TransTexas, measured as of the last day of such Measurement Quarter.

         "Capital Improvement Program" means the expansion and improvement program at TARC that will be executed in two phases: Phase I and Phase II.
The most significant projects include: (i) conversion of the visbreaker unit to a delayed coking unit to process vacuum tower bottoms into lighter petroleum products, (ii) modernization and upgrade of a fluid catalytic cracking unit to increase gasoline production capacity and allow the direct processing of low cost atmospheric residual feedstocks and (iii) upgrading and expanding hydrotreating, alkylation and sulfur recovery units to increase sour crude processing capacity.

         "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including without limitation, each class of common stock and preferred stock of such Person, if such Person is a corporation, and each general or limited partnership interest or other equity interest of such Person, if such Person is a partnership.

         "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "cash" means U.S. Legal Tender.

         "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any Eligible Institution, (e) commercial paper rated "P-1," "A-1" or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc., respectively, and in each case maturing within one year after the date of acquisition, (f) shares of money market funds, including those of the Trustee, that invest solely in United States dollars and securities of the types described in clauses (a) through (e), (g) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (c) above or an Eligible Institution, provided that such deposits and certificates support bonds, letters of credit and other similar types of obligations incurred in the ordinary course of business, (h) deposits, including deposits denominated in foreign currency, with any Eligible Institution; provided that all such deposits do not exceed $10,000,000 in the aggregate at any one time, and (i) demand or fully insured time deposits used in the ordinary course of business with commercial banks insured by the Federal Deposit Insurance Corporation.

         "CATOFIN(R) Unit" means certain real property currently owned by TARC as more specifically defined in the TARC Mortgage, together with all personal property of TARC now or hereinafter located on such real property but only to the extent that such property is part of a refining unit designed to produce propane and butane mono-olefins using the CATOFIN(R) process.

         "Change of Control" means (i) the liquidation or dissolution of, or the adoption of a plan of liquidation by, the Company, (ii) any transaction, event or circumstance pursuant to which any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than John R. Stanley (or his heirs, his estate or any trust in which he or his immediate family members have, directly or indirectly, a beneficial interest in excess of 50%) and his Subsidiaries or the Trustee, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power of the Company's then outstanding Voting Stock or (iii) any event which results in the Company or any of its Subsidiaries having beneficial ownership of at least some of TARC or TransTexas Capital Stock, respectively, but less than 50%, on a fully diluted basis, of (x) the total voting power of TARC's or TransTexas' then outstanding Voting Stock, respectively, or (y) the economic value of the outstanding Capital Stock of TARC or TransTexas, respectively; unless, at the time of the occurrence of an event specified in clause (ii) or (iii), the Notes have an Investment Grade Rating; provided, however, that if at any time within 120 days after such occurrence, the Notes cease having an Investment Grade Rating, such event shall be a "Change of Control."

         "Collateral" shall mean the TARC Collateral and the TransTexas Collateral as well as all of the Company's ownership interest in the Capital Stock of TARC and TransTexas and any future Subsidiaries of the Company and all of the Company's rights under the TARC Intercompany Loan and the TransTexas Intercompany Loan and the assets of the Company which are pledged to the Trustee in accordance with the TransAmerican Energy Corporation Pledge and Security Agreement.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Common Stock" means the Company's common stock, $0.01 par value.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "Consolidated EBITDA" of any Person for any period, unless otherwise defined herein, means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for such Person and its consolidated Subsidiaries, (ii) depreciation, depletion, and amortization of such Person and its consolidated Subsidiaries for such period and (iii) Consolidated Fixed Charges of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to any Person, the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of such Person (attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period) for the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the incurrence of any Debt or issuance of Disqualified Capital Stock or the retirement of any Debt or Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (c) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (d) Consolidated EBITDA and Consolidated Fixed Charges of any Person shall be calculated by giving pro forma effect to the TTXD Spin-off and each other transaction described in the Offering Circular under the heading "Offering Circular Summary -- The Transactions" as if such transactions had occurred on the first day of the Reference Period, in each case, other than the TTXD Spin-off, only if such transaction has occurred during the Reference Period.

         "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period, (ii) dividend requirements of such Person and its consolidated Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Preferred Stock paid, accrued, or scheduled to be paid or accrued during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation and (iii) fees paid, accrued, or scheduled to be paid or accrued during such period by such Person and its Subsidiaries in respect of performance bonds or other guarantees of payment. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is 1 minus the applicable actual combined effective Federal, state, local, and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Fixed Charges.

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest (without duplication), whether expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period in respect of all Debt of such Person and its consolidated Subsidiaries (including (i) amortization of deferred financing costs and original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method and (iii) all commissions, discounts, other fees, and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations, in each case to the extent attributable to such period but excluding any interest accrued on intercompany payables for taxes to the extent the liability for such taxes has been assumed by TransAmerican pursuant to the Tax Allocation Agreement) determined on a consolidated basis in accordance with GAAP. For purposes of this definition,
(x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (y) Consolidated Interest Expense attributable to any Debt represented by the guarantee by such Person or a Subsidiary of such Person other than with respect to Debt of such Person or a Subsidiary of such Person shall be deemed to be the interest expense attributable to the item guaranteed.

         "Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains, (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, but not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period or earned during the immediately preceding period and not distributed during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Construction Supervisor" means Baker & O'Brien, Inc., as construction supervisor of the Capital Improvement Program or any successor construction supervisor appointed pursuant to the Disbursement Agreement.

         "Continuing Operations" means the operations of the TransTexas Entities after giving effect to the sale by TransTexas of the stock of TransTexas Transmission Corporation.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Debt" means, with respect to any Person, without duplication (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person (other than long-term service or supply contracts which require minimum periodic payments), (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a Capitalized Lease Obligation, (e) the Attributable Debt associated with any Sale and Leaseback Transaction or (f) Dollar-Denominated Production Payments that TransTexas or any of its Subsidiaries elect to treat as Debt (excluding all other Permitted Production Payment Obligations); (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business; (iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause
(i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Debt shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter); and (v) any and all deferrals, renewals, extensions, refinancings, and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (i) through (iv) regardless of whether between or among the same parties.

         "Default" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

         "Definitive Notes" means, collectively, the Definitive Senior Secured Notes and the Definitive Senior Secured Discount Notes.

         "Definitive Senior Secured Discount Notes" means Senior Secured Discount Notes that are in the form of the Notes attached hereto as Exhibit B, and that do not include the information called for by footnotes 1 and 2 thereof.

         "Definitive Senior Secured Notes" means Senior Secured Notes that are in the form of the Notes attached hereto as Exhibit A, and that do not include the information called for by footnotes 1 and 2 thereof.

         "Delayed Coking Unit" means the delayed coking unit being constructed as part of the Capital Improvement Program.

         "Depository" means the Person specified in Section 2.3 hereof as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disbursement Agreement" means the Disbursement Agreement, among TARC, the Company, the disbursement agent named therein and the Construction Supervisor, as amended pursuant to the terms thereof.

         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to June 15, 2002.

         "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Drilling Program" means any arrangement between TransTexas or any Subsidiary of TransTexas and another Person pursuant to which (i) such Person agrees (x) to drill, complete or perform operations to enhance recovery from, a well or wells on mineral interests owned by TransTexas or such Subsidiary or
(y) to pay to TransTexas or such Subsidiary all or a portion of the costs paid or incurred in connection with drilling, completing or performing such other operations (or to reimburse TransTexas or such Subsidiary for such costs within 6 months of the incurrence thereof) and (ii) TransTexas or such Subsidiary agrees to convey or assign to such person an interest in such well or wells in accordance with clause (l) of the definition of "Permitted TransTexas Liens."

         "DTC" means The Depository Trust Company.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500,000,000 and that is rated "A" (or higher) according to Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc. at the time as of which any investment or rollover therein is made.

         "Equipment" means and includes, as to (i) TransTexas or any of its Subsidiaries, all of such Person's now owned or hereafter acquired Vehicles, drilling rigs, workover rigs, fracture stimulation equipment, well site compressors, rolling stock and related equipment and other assets accounted for as equipment by such Person on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing; provided, however, that "Equipment" shall not include any assets constituting part of a natural gas pipeline or the compression or dehydration equipment used in the operation of any such pipeline and (ii) TARC or any of its Subsidiaries, all of such Person's now owned or hereafter acquired Vehicles, rolling stock and related equipment and other assets accounted for as equipment by such Person in its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing; provided, however, that "Equipment" shall not include any assets constituting part of TARC's refinery or fixed assets used in TARC's processing or storage operations.

         "Equity Offering" of any Person means any Public Equity Offering or any private placement of any Capital Stock of such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Excess Cash" means the Net Cash Proceeds received by the Company from Asset Sales by the Company and the aggregate amount of cash and Cash Equivalents received by the Company from its Subsidiaries, including from dividends or payments in respect of Intercompany Loan Redemptions less the sum (without duplication) of (a) the provision for income and other taxes of the Company or, in the case of subclause (iii) of this clause (a), TransAmerican,
(i) for the current fiscal year, (ii) for the immediately preceding fiscal year or (iii) relating to the sale by TransTexas of the Capital Stock of TransTexas Transmission Corporation, (b) without duplication, amounts received pursuant to the Services Agreement, (c) amounts used to pay consent fees in connection with a solicitation of waivers or amendments to the Notes, (d) dividends received from an Accounts Receivable Subsidiary; provided, that such funds are then contributed to TARC, (e) payments of interest and principal on loans by the Company to TARC or TransTexas which loans are permitted by the terms of the Indenture and (f) scheduled payments of interest and principal pursuant to the terms of the Intercompany Loans.

         "Excess Cash Acceptance Amount" shall have the meaning given to it in
Section 4.21.

         "Excess Cash Offer" shall have the meaning given to it in Section
4.21.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Exchange Assets" means assets acquired by TARC or TransTexas or any Subsidiary of either of them in exchange for assets of TARC or TransTexas or such Subsidiary, respectively, in connection with an Asset Sale, which acquired assets in the case of exchanges of assets by TransTexas or any of its Subsidiaries include proved reserves with a value that, together with the cash or Cash Equivalents received therefor by TransTexas or any of its Subsidiaries, is equal to or greater than the value of the proved reserves included in the assets disposed of by TransTexas or such Subsidiary in connection with such Asset Sale; provided, that during any fiscal year TransTexas or any of its Subsidiaries can collectively acquire assets (other than proved reserves, cash or Cash Equivalents) with a fair market value of up to $40,000,000 in exchange for assets of TransTexas or such Subsidiaries with proved reserves, and such assets acquired by TransTexas or such Subsidiaries shall constitute "Exchange Assets" hereunder.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Senior Secured Notes for Series A Senior Secured Notes and Series B Senior Secured Discount Notes for Series A Senior Secured Discount Notes.

         "FCC Unit" means the fluid catalytic cracking unit being constructed and upgraded as part of the Capital Improvement Program.

         "First Lien Debt" means any Debt or other obligation secured by a Permitted TransTexas Lien described in clause (c), (d), (e), (f), (i), (k),
(l), (o), (q), (r) to the extent that the Incurrence of the Permitted Lien to which such clause relates is one of the other clauses listed here, (s) or (t) of the definition of "Permitted TransTexas Liens," a Permitted TARC Lien described in clause (c), (d), (g), (j), (k), (m), (o), (p), (q), (r) to the extent that the Incurrence of the Permitted Lien to which such clause relates is one of the other clauses listed here, (s), (t) and (y) of the definition of "Permitted TARC Liens," or a Permitted TEC Lien described under clause (g) of Permitted TEC Liens including, in each case, any refinancings thereof.

         "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applied on a basis consistent with that used in the preparation of the audited financial statements of the Company included in the Offering Circular.

         "Gas Purchase Agreement" means the Interruptible Gas Sales Terms and Conditions between TARC and TransTexas, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not adverse to the holders of the Notes in any material respect.

         "Global Notes", means, collectively, the Global Senior Secured Note and the Global Senior Secured Discount Note.

         "Global Senior Secured Discount Note" means a Senior Secured Discount
Note in the form of the Note attached hereto as Exhibit B and that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2.

         "Global Senior Secured Note" means a Senior Secured Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 in the form of the Note attached hereto as Exhibit A.

         "Guarantee" means any guarantee of the obligations of TARC under the TARC Intercompany Loan or of TransTexas under the TransTexas Intercompany Loan by any Guarantor.

         "Guarantor" means each of TARC's or TransTexas' Subsidiaries that becomes a guarantor of either the TARC Intercompany Loan or the TransTexas Intercompany Loan in compliance with the provisions of this Indenture.

         "HDS Unit" means the hydrodesulfurization unit being constructed as part of the Capital Improvement Program.

         "Hedging Subsidiary" means a Subsidiary of TransTexas engaged solely in the business of facilitating Permitted Hedging Transactions with TransTexas or any of its Subsidiaries.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Hydrocarbons" means oil, natural gas, condensate, and natural gas liquids.

         "Incur" shall have the meaning specified in Section 4.11.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Independent Director" means an individual that is not and has not been affiliated (other than as a director of TransAmerican or its past or present subsidiaries) with, and is not and has not been a Related Person (other than solely as a director of TransAmerican or one of its past or present subsidiaries) with respect to John R. Stanley, TransAmerican or the Company or its Subsidiaries.

         "Insurance Proceeds" means the interest in and to all proceeds (net of costs of collection, including attorney's fees) which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company, TARC, TransTexas, or any Guarantor in connection with any assets thereof, together with interest payable thereon and the right to collect and receive the same, including, without limitation, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such assets.

         "Intercompany Loans" means the TransTexas Intercompany Loan and the TARC Intercompany Loan.

         "Intercompany Loan Redemption" means an optional redemption by TARC or TransTexas of all or a portion of the accreted value or principal amount, as the case may be, then outstanding under the TARC Intercompany Loan or the TransTexas Intercompany Loan, respectively, in cash at a redemption price equal to (a) 105% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made on or prior to December 31, 1997, (b) 108% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made during the period from January 1, 1998 through June 14, 2000,

(c) at a price equal to 105.750% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made during the period from June 15, 2000 through June 14, 2001 and
(d) 100.000% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made on or after June 15, 2001, in each case, plus accrued and unpaid interest, if any, to and including the redemption date.

         "Intercreditor Agreements" means the TARC Intercreditor Agreement and the TransTexas Intercreditor Agreement.

         "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

         "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

         "Inventory" means and includes, (i) as to TransTexas, all of TransTexas' now owned or hereafter acquired casing, drill pipe and other supplies accounted for as inventory by TransTexas on its financial statements (excluding any Hydrocarbons), all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing and (ii) as to TARC, feedstocks, refined products, chemicals and catalysts, other supplies and storeroom items and similar items accounted for as inventory by TARC on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Investment" by any Person in any other Person means (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of such other Person; (d) the entering into of any Swap Obligation with such other Person; or (e) the making of any capital contribution by such Person to such other Person.

         "Investment Grade Rating" means, with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" other modifiers) by any rating agency or if any such rating agency has ceased using letter rating categories or if the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such rating agency).

         "Issue Date" means the date of first issuance of the Notes under this Indenture.

         "Legal Holiday" shall have the meaning provided in Section 13.7.

         "Lobo Sale" shall have the meaning given to it in the Offering
Circular.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Liquidated Damages" has the meaning provided in the Registration Rights Agreement relating to the Notes.

         "Material Change" means an increase or decrease of more than 10% since the then most recent Reserve Report in the discounted future net cash flows (excluding changes that result from changes in prices) from proved oil and gas reserves of TransTexas and its consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions since the then most recent Reserve Report of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports have been prepared by such independent petroleum engineers within 12 months of the acquisition, (ii) any reserves added since the then most recent Reserve Report attributable to the drilling or recompletion of wells not included in previous reserve estimates and (iii) any disposition of properties existing on the date of then most recent Reserve Report that have been disposed of.

         "Maturity Date," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, Change of Control Payment Date, Purchase Date or by declaration of acceleration, call for redemption or otherwise.

         "Measurement Quarter" means any fiscal quarter ending on or after April 30, 1998.

         "Mechanical Completion" means with respect to the Capital Improvement Program, Phase I, Phase II or any specified unit or component thereof, sufficient completion of the construction of the Capital Improvement Program, Phase I, Phase II or any specified unit or component, as the case may be, in accordance with the Plans, so that the Capital Improvement Program, Phase I, Phase II or such unit or component, as the case may be, can be operated for its intended purpose.

         "Naphtha Pretreater" means the naphtha pretreater being constructed as part of the Capital Improvement Program.

         "Net Cash Proceeds" means an amount equal to the aggregate amount of cash received by the Company and its Subsidiaries in respect of an Asset Sale or a Non-Collateral Asset Sale, less the sum of (i) all reasonable out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale or Non-Collateral Asset Sale, as the case may be, including the amount (estimated in good faith by the Company) of income, franchise, sales and other applicable taxes to be paid, payable or accrued by the Company or any Subsidiary of the Company (in each case as estimated in good faith by the Company or such Subsidiary without giving effect to tax attributes unrelated to such Asset Sale) in connection with such Asset Sale or Non-Collateral Asset Sale, as the case may be, and (ii) the aggregate amount of cash so received which is used to retire any then existing Debt of the Company or its Subsidiaries (other than the Intercompany Loans or the Notes), as the case may be, which is required by the terms of such Debt to be repaid in connection with such Asset Sale or Non-Collateral Asset Sale, as the case may be.

         "Net Debt" of a Person means such Person's outstanding Debt to the extent recorded in accordance with GAAP, less cash and Cash Equivalents of such Person, in each case as measured on a consolidated basis and as of the last day of the measuring period.

         "Net Proceeds" means (a) in the case of any sale by a Person of Qualified Capital Stock, the aggregate net cash proceeds received by such Person from the sale of Qualified Capital Stock (other than to a Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Debt of such Person for or into shares of Qualified Capital Stock of such Person, the net book value of such outstanding securities as adjusted on the books of such Person or Debt of such Person to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Debt or securities to such Person upon such exchange, exercise, conversion or surrender and less (i) any and all payments made to the holders of such Debt or securities and (ii) all other expenses incurred by such Person in connection therewith, in each case, insofar as such payments or expenses are incident to such exchange, exercise, conversion, or surrender).

         "Net Working Capital" of any Person means (i) all current assets of such Person and its consolidated Subsidiaries, minus (ii) all current liabilities of such Person and its consolidated Subsidiaries other than the current portion of long term Debt, each item to be determined in conformity with GAAP.

         "Net Worth" of any Person means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock (not otherwise deducted from stockholder's equity), and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person or any of its Subsidiaries, each item to be determined in conformity with GAAP.

         "No. 2 Reformer" means the no. 2 reformer being constructed as part of the Capital Improvement Program.

         "NNM" means the Nasdaq National Market.

         "Nominee" means any Person who has or holds any right, title or interest in any oil and gas or mineral lease as a nominee for TransTexas or any of its Subsidiaries.

         "Nominee Property" means any property, lease, interest or other asset with respect to which any Person has or holds any right, title or interest as a Nominee.

         "Non-Collateral Asset Sale" means any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company (other than properties, businesses or assets of any of the TTXD Entities after the TTXD Spin-off), whether owned on the Issue Date or thereafter acquired, which properties, businesses or assets do not constitute Collateral.

         "Non-Recourse Debt" of any Accounts Receivable Subsidiary means Debt of such Accounts Receivable Subsidiary that (a) is not guaranteed by the Company or any of its Subsidiaries (other than a guaranty by the Company limited in recourse to the stock of the Accounts Receivable Subsidiary), (b) is not recourse to and does not obligate the Company or any of its Subsidiaries (other than as described in clause (a) above), and (c) does not subject any assets of the Company (other than Capital Stock of such Accounts Receivable Subsidiary) or any of its Subsidiaries, to the payment thereof.

         "Noteholder" means the Person in whose name a Note is registered on the Registrar's book.

         "Note Redemption" means a redemption of Notes by the Company pursuant to the redemption provisions of this Indenture.

         "Note Repurchase" means a purchase of Notes by the Company, other than pursuant to a Note Redemption, a Change of Control Offer or an Excess Cash Offer; provided that all Notes purchased are delivered to the Trustee for cancellation promptly upon their receipt by the Company.

         "Notes" means, collectively, the Senior Secured Notes and the Senior Secured Discount Notes.

         "NYSE" means the New York Stock Exchange.

         "Offering Circular" means the offering circular dated as of June 5, 1997 pursuant to which the Notes were offered.

         "Office Leases" means the existing leases of office space at 1300 North Sam Houston Parkway East, Houston, Texas 77032-2949.

         "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

         "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5.

         "Offsite Facilities" means additional supporting equipment and facilities being constructed as part of the Capital Improvement Program.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.4 and 13.5. Unless otherwise required by the Trustee, the counsel may be outside counsel to the Company.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Permitted Hedging Transactions" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the TARC Entities or the TransTexas Entities as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, feedstock or refined products; provided, that such transactions do not in the case of TransTexas or its Subsidiaries, on a monthly basis, relate to more than 90% of the TransTexas Entities' average net natural gas production per month from the Continuing Operations for the most recent 3-month period measured at the time of such incurrence; provided, further, that, at the time of such transaction (i) the counter party to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating or (ii) such counter party's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating.

         "Permitted Investment" means, when used with reference to the Company or its Subsidiaries, (i) trade credit extended to persons in the ordinary course of business; (ii) purchases of Cash Equivalents; (iii) Investments by TransTexas or its wholly owned Subsidiaries in wholly owned Subsidiaries of TransTexas (other than TTXD) that are engaged in Related TransTexas Businesses and Investments by TARC or its wholly owned Subsidiaries in wholly owned Subsidiaries of TARC that are engaged in Related TARC Businesses; (iv) Swap Obligations; (v) the receipt of capital stock in lieu of cash in connection with the settlement of litigation; (vi) advances to officers and employees in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $3,000,000 in the aggregate outstanding at any time in the case of each of (i) the TARC Entities and (ii) the TransTexas Entities; (vii) margin deposits in connection with Permitted Hedging Transactions; (viii) an Investment in one or more Unrestricted Subsidiaries of
(a) TransTexas in an aggregate amount, net of return on such Investment, not in excess of $25,000,000 less the amount of any Unrestricted Non-Recourse Debt outstanding of TransTexas or any of its Subsidiaries and (b) TARC of the assets comprising the CATOFIN(R) Unit owned by TARC as of the date hereof; (ix) Investments and expenditures made in the ordinary course of business by TransTexas or its Subsidiaries, and of a nature that is or shall have become customary in, the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil or gas through agreements, transactions, interests or arrangements which permit a person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries); provided, that in the case of any joint venture engaged in processing, gathering, marketing or transporting oil or gas (i) all Debt of such joint venture (other than a joint venture that is an Unrestricted Subsidiary) that would not otherwise constitute Debt of one of the TransTexas Entities shall be deemed Debt of TransTexas in proportion to its direct or indirect ownership interest in such joint venture and (ii) such joint venture shall be reasonably calculated to enhance the value of the reserves of the TransTexas Entities or marketability of production from such reserves; (x) a guaranty by any Subsidiary of the Company permitted under
Section 4.11; (xi) deposits permitted by the definition of Permitted Liens or any extension, renewal, or replacement of any of them, (xii) the TTXD Equity Investment (in addition to any contribution by TransTexas pursuant to clause
(xiii) below), (xiii) capital contributions by

TransTexas to TTXD or to a joint venture, a partnership, a limited liability company or a similar entity of TransTexas' drilling and energy services business and pipeline services business and related assets, (xiv) any acquisition by TARC of tank storage facilities (or the company that owns such facilities) in the vicinity of the TARC refinery, (xv) guarantees by TransTexas of Debt of TTXD to the extent that such Debt relates to assets contributed to TTXD pursuant to clause (xiii) hereof, (xvi) Investments in Accounts Receivables Notes by TARC in amounts not to exceed the greater of $20,000,000 or 20% of the TARC Borrowing Base at any one time, (xvii) loans from the Company to its Subsidiaries (other than the TTXD Entities prior to the TTXD Spin-off) with (i) the excess of the Excess Cash Offer Amount (after reserving the full Interest Reserve Amount) over the Excess Cash Acceptance Amount, provided, that such loans are on terms no less favorable to the Company than were disclosed to the Holders of the Notes in the Excess Cash Offer or (ii) the excess of the Additional Interest Excess Cash Offer Amount over the Additional Interest Excess Cash Acceptance Amount, provided, that such loans are on terms no less favorable to the Company than were disclosed to the Holders of the Notes in the Additional Interest Excess Cash Offer, (xviii) an Investment in Capital Stock resulting from an Asset Sale pursuant to clause (xiii) of Section 4.14, (xix) Investments by the Company in an Accounts Receivable Subsidiary, or by the Company or TARC in a reincorporation subsidiary in each case in connection with the initial capitalization thereof and not to exceed $1,000,
(xx) Investments by the Company or TARC or a wholly owned Subsidiary of either of them solely for the purpose of facilitating a repurchase of the TARC Warrants in connection with a merger, (xxi) other Investments not in excess of $5,000,000 at any time outstanding, (xxii) loans made (X) to officers, directors and employees of the Company or any of its Subsidiaries approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable and (Y) to refinance loans, together with accrued interest thereon, made pursuant to this clause, in each case not in excess of $3,000,000 in the aggregate outstanding at any one time, (xxiii) Investments by the Company in its Subsidiaries in an aggregate amount not to exceed the proceeds of Subordinated Debt permitted to be incurred pursuant to clause (5)(d) of Section 4.11, (xxiv) Investments by the Company in TARC in an amount not to exceed the amounts received by the Company from an Accounts Receivable Subsidiary, (xxv) a capital contribution by TTXD of any or all of its assets to a joint venture, a partnership, a limited liability company or a similar entity, (xxvi) a capital contribution by the Company to TARC in an amount not to exceed $226,000,000 (inclusive of any equity contribution made as described in the Offering Circular under the heading "The Transactions -- TARC Equity Contribution"), (xxvii) any deposit or escrow of funds in connection with adjustments to the Lobo Sale purchase price or (xxviii) loans made by the Company to TransTexas or TARC which in the aggregate do not exceed $50,000,000 principal amount outstanding at any one time.

         "Permitted Liens" means Permitted TARC Liens, Permitted TEC Liens and Permitted TransTexas Liens.

         "Permitted Production Payment Obligations" means Volumetric Production Payments and Dollar-Denominated Production Payments each as permitted to be made hereunder, and similar burdens on the property of TransTexas or any Subsidiary of TransTexas to the extent such burdens are limited in recourse to
(x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties, and (z) the proceeds of such Hydrocarbons.

         "Permitted TARC Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the TARC

Entities in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of the TARC Entities in accordance with GAAP;
(c) deposits of cash or Cash Equivalents to secure (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations) in an aggregate amount outstanding at any one time not in excess of $5,000,000 or (ii) appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not, in any case, materially detract from the value of the property subject thereto (as such property is used by any of the TARC Entities) or materially interfere with the ordinary conduct of the business of any of the TARC Entities; (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (f) Liens securing Debt or other obligations not in excess of $3,000,000; (g) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, other types of social security legislation, property insurance and liability insurance; (h) Liens on Equipment, Receivables and Inventory; (i) Liens on the assets of any entity existing at the time such assets are acquired by any of the TARC Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by any of the TARC Entities and (ii) do not extend to any other assets of any of the TARC Entities; (j) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New TARC Property"); provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvement or construction) of the item of New TARC Property subject thereto and such Lien is created at the time of or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New TARC Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost plus reasonable financing fees and other associated reasonable out-of-pocket expenses (iii) any such Lien shall not extend to or cover any property or assets other than such item of New TARC Property and any improvements on such New TARC Property and (iv) such Lien does not extend to assets or property which are part of the fixed refinery assets which are part of the Capital Improvement Program; (k) leases or subleases granted to others that do not materially interfere with the ordinary course of business of any of the TARC Entities, taken as a whole; (l) Liens on the assets of one of the TARC Entities in favor of another TARC Entity; (m) Liens securing reimbursement obligations with respect to letters of credit that encumber documents relating to such letters of credit and the products and proceeds thereof; provided, that, such reimbursement obligations are not matured for a period of over 60 days; (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (o) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions; (p) Liens on cash deposits to secure reimbursement obligations with respect to letters of credit after the Delayed Coking Unit is completed; (q) Liens that secure Unrestricted Non-Recourse Debt; provided, however, that at the time of incurrence the aggregate fair market value of the assets securing such Lien (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of allowed Unrestricted Non-Recourse Debt of TARC; (r) Liens on the proceeds of any property subject to a Permitted TARC Lien or on deposit accounts containing any such proceeds; (s) Liens on the proceeds of any property that is not Collateral; (t) Liens imposed in connection with the Port Commission Bond Financing; provided, that such liens do not extend to property other than the Port Facility Assets; (u) any extension, renewal or replacement of the Liens created pursuant to any of clauses (a) through (g), (i) through (t) or (w) provided that such Liens would have otherwise been permitted under such clauses, and provided further that the Liens permitted by this clause (u) do not secure any additional Debt or encumber any additional property; (v) Liens of the trustee under indenture and related collateral documents governing the terms of the Senior TARC Mortgage Notes and the Senior TARC Discount Notes; (w) Liens in favor of the Company or its assignee under the Security Documents and (y) Liens on tank storage facilities in the vicinity of the TARC refinery acquired after the date hereof.

         "Permitted TEC Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the Company in accordance with GAAP; (b) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (c) any extension, renewal, or replacement of Liens created pursuant to either of clauses (a) or
(b) of this definition, provided that such Liens would have otherwise been permitted under such clauses, and further provided that the Liens permitted by this clause (c) shall not be spread to cover any additional Debt or property;
(d) Liens of the trustee under this Indenture and related collateral documents governing the terms of the Senior TARC Mortgage Notes and the Senior TARC Discount Notes; (e) deposits of cash or Cash Equivalents to secure appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds), (f) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security legislation, property insurance and liability insurance or (g) a Lien on the stock of an Accounts Receivable Subsidiary securing a guaranty of the Debt of an Accounts Receivable Subsidiary described in the definition of Unrestricted Non-Recourse Debt.

         "Permitted TransTexas Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the TransTexas Entities in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of the TransTexas Entities in accordance with GAAP; (c) (i) pledges of assets or deposits of cash or Cash Equivalents to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit in support of such bonds) in an aggregate amount not in excess of 5% of the SEC PV10 indicated on TransTexas' most recent Reserve Report at the time such pledges or deposits are made or (ii) pledges of assets, the fair market value of which is not in excess of $40,000,000 in the aggregate pledged at any one time, or deposits of cash or Cash Equivalents, in each case, to secure appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions; (e) pledges of assets including, without limitation, the mortgage of a production payment by a Hedging Subsidiary, to secure margin obligations, settlement obligations, reimbursement obligations or letters of credit in connection with Permitted Hedging Transactions; provided that, at the time such pledge is made (or, if such pledge secures future Permitted Hedging Transactions, at the time any such Permitted Hedging Transaction is entered into), the maximum aggregate exposure under such Permitted Hedging Transactions does not exceed the greater of (i) $25,000,000 or (ii) 10% of the SEC PV10 indicated on TransTexas' then most recent Reserve Report; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by any of the TransTexas Entities) or materially interfere with the ordinary conduct of the business of any of the TransTexas Entities; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) Liens securing Debt or other obligations not in excess of $3,000,000 in the aggregate outstanding at any one time and Liens existing on the date of this Indenture;
(i) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security legislation, property insurance and liability insurance; (j) Liens granted on Equipment, Inventory or Receivables; (k) Liens granted in connection with the Presale of Gas, provided that all of the proceeds from such Presale of Gas shall be applied to an Intercompany Loan Redemption; (l) Liens created on acreage drilled or to be drilled pursuant to Drilling Programs, on Hydrocarbons produced therefrom and on the proceeds of such Hydrocarbons to secure TransTexas' obligations thereunder, provided that (i) the number of wells included in such program commenced in any fiscal year does not exceed 30 per fiscal year (plus the number of wells included in programs commenced in prior years but not yet completed), (ii) such obligations are limited to a percentage of production from such wells, (iii) such Liens survive only until the Person to whom such Lien was granted has received production with a value equal to the reimbursable costs, expenses and fees related to property and services provided or paid for by such Person plus an agreed-upon interest component, and (iv) such Liens secure obligations that are nonrecourse to each of the Company or its Subsidiaries; (m) Liens on the assets of any entity existing at the time such assets are acquired by any of the TransTexas Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by any of the TransTexas Entities and (ii) do not extend to any other assets of any of the Company or its Subsidiaries; (n) any extension, renewal, or replacement of Liens created pursuant to any of clauses (a) through (g), (i),
(k) through (m) or (q) through (t) of this definition, provided that such Liens would have otherwise been permitted under such clauses, and further provided that the Liens permitted by this clause (n) do not secure any additional Debt or encumber any additional property; (o) Liens securing (i) Royalty Payment Obligations and (ii) Permitted Production Payment Obligations; (p) Liens on the assets of any of the TransTexas Entities in favor of another TransTexas Entity;
(q) Liens that secure Unrestricted Non-Recourse Debt; provided however, that at the time of incurrence the aggregate fair market value of the assets securing such Lien (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of allowed Unrestricted Non-Recourse Debt of TransTexas; (r) Liens on the proceeds of any property subject to a Permitted TransTexas Lien or on deposit accounts containing any such proceeds; (s) Liens on the proceeds of any property that is not Collateral; (t) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New TransTexas Property"); provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvements or construction) of New TransTexas Property subject thereto and such Lien is created at the time of or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New TransTexas Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost including costs and fees related to the financing thereof, (iii) any such Lien shall not extend to or cover any property or assets other than such item of New TransTexas property and any improvements on such New TransTexas Property; (u) Liens of the trustee under the Indenture and related collateral documents governing the terms of the TransTexas Senior Notes and (v) Liens in favor of the Company or its assignee under the Security Documents.

         "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality, or other entity.

         "Phase I" means the first phase of the Capital Improvement Program including the following process units and supporting facilities: the Delayed Coking Unit, the HDS Unit, the Naphtha Pretreater, the No. 2 Reformer, the Sulfur Recovery System and the Offsite Facilities.

         "Phase I Completion Date" means the date on which the Construction Supervisor issues a written notice (the "Phase I Completion Notice") to the Company and the Disbursement Agent certifying that (a) the process units and supporting facilities included in the definition of "Phase I" have reached Mechanical Completion in accordance with the Plans, and (b) for a period of at least 15 consecutive days, TARC's refinery has sustained (i) the successful performance of the Delayed Coking Unit, the HDS Unit and the Sulfur Recovery System, (ii) an average feedstock throughput level of at least 150,000 barrels per day, and (iii) no net production of vacuum tower bottoms when using as input a combined feedstock slate with an average API Gravity of 22 degrees or less.

         "Phase II" means the second phase of the Capital Improvement Program including the following process units and supporting facilities: the FCC Unit, the Alkylation Unit and the Offsite Facilities.

         "Phase II Completion Date" means the date on which the Construction Supervisor issues a written notice (the "Phase II Completion Notice") to the Company and the Disbursement Agent certifying that (a) the process units and supporting facilities included in the definition of "Phase II" have reached Mechanical Completion in accordance with the Plans, and (b) for a period of at least 72 uninterrupted hours, TARC's refinery has sustained (i) the successful performance of all of the Phase I facilities plus the Fluid Catalytic Cracking
(FCC) Unit, the FCC Flue Gas Scrubber and the Alkylation Unit, (ii) an average feedstock throughput level of at least 180,000 barrels per day, and (iii) average production yields (measured as the liquid volume percent of feedstock throughput) of refined products with a specific gravity of gasoline or lighter of at least 40% and of middle distillates or lighter of at least 70%, when using a combined Crude Unit feedstock slate with an average API Gravity of 22 degrees or less.

         "Plans" means (a) the plans and specifications prepared by or on behalf of TARC as used in the Disbursement Agreement, which describe and show the proposed expansion and modification of TARC's refinery and (b) a budget prepared by or on behalf of TARC as used in the Disbursement Agreement.

         "Pledged Stock" shall have the meaning given to it in Section 12.7 hereof.

         "Port Commission Bond Financing" means a financing transaction involving the following elements: (a) the transfer of TARC's interest in all or some of the following assets which are under construction in or near TARC's refinery: (i) the Prospect Road tank farm; (ii) certain dock improvements;
(iii) the dock vapor recovery system; (iv) the coke handling system; (v) the refinery waste water treatment facility and (vi) tankage for liquefied petroleum gas (the "Port Facility Assets") to the Port of South Louisiana Commission (the "Tax-Exempt Issuer") or its affiliate and a leaseback of the Port Facility Assets to TARC or one of its Subsidiaries; (b) the issuance of tax-exempt bonds by the Tax-Exempt Issuer; and (c) the loan of proceeds from such bonds to TARC or one of its Subsidiaries for the purpose of financing the completion of the Port Facility Assets.

         "Preferred Stock" means, with respect to any corporation, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation over shares of Capital Stock of any other class of such corporation.

         "Presale of Gas" means any advance payment agreement or other arrangement pursuant to which TransTexas or any Guarantor of the TransTexas Intercompany Loan, having received full payment of the purchase price for a specified quantity of Hydrocarbons prior to the first scheduled date of delivery, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons to the purchaser of such Hydrocarbons pursuant to and during the term of such agreement or arrangement; provided, however, that the term "Presale of Gas" shall not include (i) any such agreement or other arrangement covering deliveries of Hydrocarbons for a period not exceeding three calendar months and pursuant to which TransTexas or such Guarantor has received full payment of the purchase price within 120 days of the last scheduled date of delivery, (ii) a transaction to the extent and only to the extent that it results in the creation of any Permitted TransTexas Lien under clauses (l) or (o) of the definition of "Permitted TransTexas Liens," (iii) Permitted Hedging Transactions or (iv) an Asset Sale involving Hydrocarbon reserves.

         "principal amount" when used with respect to the Senior Secured Discount Notes means the principal amount of such Debt as indicated on the face of such Debt instrument.

         "Prior Notes" means, collectively, the Senior TransTexas Notes, the Senior TARC Mortgage Notes and the Senior TARC Discount Notes.

         "Project Costs" means, with respect to a proposed expansion or modification of TARC's refinery, the aggregate costs required to complete such expansion or modification of the refinery in accordance with the Plans therefor and applicable legal requirements, including direct costs related thereto such as construction, engineering and design costs and the cost of site work, construction permits, certificates and bonds, fixtures, machinery, and equipment.

         "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Public Equity Offering" means an underwritten public offering by a nationally recognized member of the National Association of Securities Dealers of Qualified Capital Stock of any Person pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

         "QIB" shall mean "qualified institutional buyer" as defined in Rule
144A.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Receivables" means and includes, as to any Person, any and all of such Person's now owned or hereafter acquired "accounts" as such term is defined in Article 9 of the Uniform Commercial Code in the State of New York, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing.

         "Record Date" means a Record Date specified in the Notes regardless of whether such Record Date is a Business Day.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the forms of Note attached hereto as Exhibit A and Exhibit B.

         "Redemption Price" when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the forms of Note attached hereto as Exhibit A and Exhibit B, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

         "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreements" means the Registration Rights Agreements in connection with the registration under federal securities laws of
(i) the Notes and (ii) the capital stock of TARC, TransTexas and TTXD pledged or to be pledged to the Trustee, in each case among the Company and the Trustee, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

         "Reimbursement and Credit Facility" means the Reimbursement and Credit Agreement dated January 25, 1996, pursuant to which a third party caused a $20,000,000 letter of credit to be issued to collateralize a supersedeas bond on behalf of TransTexas, as amended from time to time in a manner not adverse to the Holders of the Notes.

         "Related Business" means any of the Related TARC Business, the Related TransTexas Business and the Related TTXD Business.

         "Related Person" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company or any officer, director, or employee of the Company or any Subsidiary of the Company or of such Person,
(ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member, or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

         "Related TARC Business" means the business of (i) processing, blending, terminalling, storing, marketing (other than through operating retail gasoline stations), refining, or distilling crude oil, condensate, natural gas liquids, petroleum blendstocks or refined products thereof, (ii) owning and

\operating an Accounts Receivable Subsidiary and (iii) after the Phase II Completion Date, the exploration for, acquisition of, development of, production, transportation and gathering of crude oil, natural gas, condensate and natural gas liquids from outside of the United States.

         "Related TransTexas Business" means (i) the exploration for, acquisition of, development of, production, transportation, gathering, and processing (in connection with natural gas and natural gas liquids only) of, crude oil, natural gas, condensate, and natural gas liquids; provided that the Related TransTexas Business shall not include any refining or distilling of Hydrocarbons other than processing and fractionating natural gas and natural gas liquids, (ii) the drilling and energy services business and pipeline services business or (iii) owning and operating a Hedging Subsidiary.

         "Related TTXD Business" means the drilling and energy services business and pipeline services business.

         "Release Request" means a written request of the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) in the form of an Officers' Certificate delivered pursuant to
Article XII.

         "Required Phase I Completion Date" means March 31, 1999.

         "Reserve Report" means a report prepared by independent petroleum engineers with respect to Hydrocarbon reserves in accordance with guidelines published by the SEC.

         "Restricted Investment" means any direct or indirect Investment by the Company or any Subsidiary of the Company other than a Permitted Investment.

         "Restricted Notes" means, collectively, the Restricted Senior Secured Notes and the Restricted Senior Secured Discount Notes.

         "Restricted Payment" means, with respect to any Person, (i) any Restricted Investment, (ii) any dividend or other distribution on shares of Capital Stock of such Person or any Subsidiary of such Person, (iii) any payment on account of the purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person, and (iv) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment in anticipation of or in connection with any such retirement, acquisition, or defeasance, in whole or in part, of any Subordinated Debt, directly or indirectly, of such Person or a Subsidiary of such Person prior to the scheduled maturity or prior to any scheduled repayment of principal in respect of such Subordinated Debt; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of an issuer solely in shares of Qualified Capital Stock of such issuer that is at least as junior in ranking as the Capital Stock on which such dividend, distribution, or other payment is to be made, (ii) any dividend, distribution, or other payment to the Company from any of its Subsidiaries, (iii) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt of such Person payable solely in shares of Qualified Capital Stock of such Person, (iv) any payments or distributions made pursuant to and in accordance with the Transfer Agreement, the TransTexas Drilling Agreement, the Services Agreement, the Office Leases or the Tax Allocation Agreement, (v) any dividend, distribution or other payment to TARC by any of its Subsidiaries or TransTexas by any of its Subsidiaries, (vi) any Intercompany Loan Redemptions, (vii) any redemption, repurchase or other retirement for value of the TARC Warrants by the Company or TARC, including any premium paid thereon, (viii) any redemption, repurchase or other retirement for value of the TEC Preferred Stock by the Company, including any premium paid thereon, (ix) any redemption, defeasance, repurchase or other retirement for value of the Senior TARC Mortgage Notes by TARC, including any premium paid thereon, (x) any redemption, defeasance, repurchase or other retirement for value of the Senior TARC Discount Notes by TARC, including any premium paid thereon, (xi) any redemption, defeasance, repurchase or other retirement for value of the Senior TransTexas Notes by TransTexas, including any premium paid thereon, (xii) an Investment by TransTexas in, or distribution by TransTexas on, its Capital Stock pursuant to share repurchases or dividends on its Capital Stock in each case as described in the Offering Circular under the caption "Transactions" in an aggregate amount not to exceed $400,000,000, (xiii) the redemption, purchase, retirement or other acquisition of any Debt, including any premium paid thereon, with the proceeds of any refinancing Debt permitted to be incurred pursuant to clause (1)(g), (3)(j), 4(j) or 5(e) of Section 4.11,
(xiv) the distribution by TransTexas of shares of capital stock of TTXD in connection with the TTXD Spin-off, (xv) after the repayment of the TARC Intercompany Loan or the TransTexas Intercompany Loan, dividends or other distributions on shares of common stock of TARC or TransTexas, respectively, provided that each such dividend or distribution is paid to all holders of common stock of such entity on a pro rata basis, (xvi) the purchase by TARC or TransTexas of shares of Capital Stock of TARC, TransTexas or TTXD in connection with each of their employee benefit plans, including without limitation any employee stock ownership plans or any employee stock option plans, in an aggregate amount not to exceed 7% of the aggregate market value of the voting stock held by non-affiliates of the issuer measured from the date of the first such purchase, (xvii) dividends or other payments not to exceed $23,000,000 in the aggregate from the Company to TransAmerican, and (xviii) any repayment or retirement for value by TARC or TransTexas of any loan from the Company incurred pursuant to clause (1)(q), (1)(r), (2)(o), (2)(p), (3)(u), (3)(v),
(4)(s), or (4)(t) of Section 4.11.

         "Restricted Senior Secured Discount Notes" means Senior Secured Discount Notes that bear or are required to bear the legends set forth in Exhibit B hereto.

         "Restricted Senior Secured Notes" means Senior Secured Notes that bear or are required to bear the legends set forth in Exhibit A hereto.

         "Revolving Credit Facility" means any revolving credit facility between TransTexas, on the one hand, and any banks or other lenders, on the other hand.

         "Royalty Payment Obligations" means (i) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, and reversionary interests, (ii) the interests of others in pooling or unitization agreements, production sales contracts and operating agreements, (iii) Liens arising under, in connection with or related to farm-out, farm-in, joint operating, pooling, unitization or area of mutual interest agreements or other similar or customary arrangements, agreements or interests, and (iv) similar burdens on the property of TransTexas or any Subsidiary of TransTexas; each as incurred in the ordinary course of business and to the extent such burdens are limited in recourse to (x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties, and (z) the proceeds of such Hydrocarbons.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

         "Sale and Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Subsidiary of the Company transfers such property to a Person and leases it back from such Person.

         "SEC" means the Securities and Exchange Commission.

         "SEC PV10" means the standardized measure of future net cash flows discounted at 10%, determined in all material respects in accordance with the rules and regulations of the SEC, including the assumption of the continuation of existing economic conditions and estimated by applying period-end gas and condensate prices, adjusted for future price changes as allowed by contract, to estimated future production of period-end proved reserves.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Security Documents" means the TARC Security Documents and the TransTexas Security Documents and a collateral assignment by the Company of each of these to the Trustee and a pledge by the Company of substantially all of its assets, including its interest in the TEC Disbursement Account, the Capital Stock of TARC, TransTexas and any other future Subsidiaries and the Intercompany Notes and each other agreement relating to any Guarantee or the pledge of assets to secure the Notes or the TransTexas Intercompany Loan or the TARC Intercompany Loan that may be entered into on or after the Issue Date pursuant to the terms of this Indenture.

         "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Trustee (and TEC with respect to the TARC Security Documents and the TransTexas Security Documents) for the benefit of the Holders.

         "Senior Debt" means, with respect to any Person, any Debt that is not Subordinated Debt.

         "Senior Secured Discount Notes" means, collectively, the Series A Senior Secured Discount Notes and the Series B Senior Secured Discount Notes.

         "Senior Secured Notes" means, collectively, the Series A Senior Secured Notes and the Series B Senior Secured Notes.

         "Senior TARC Discount Notes" means the Guaranteed First Mortgage Discount Notes due 2002 issued by TARC and guaranteed by the Company.

         "Senior TARC Mortgage Notes" means the Guaranteed First Mortgage Notes due 2002 issued by TARC and guaranteed by the Company.

         "Senior TransTexas Notes" means the 11 1/2% Senior Secured Notes due 2002 of TransTexas.

         "Series A Senior Secured Discount Notes" means the Company's 13% Series A Senior Secured Discount Notes due 2002, as authenticated and issued under this Indenture.

         "Series A Senior Secured Notes" means the Company's 11 1/2% Series A Senior Secured Notes due 2002, as authenticated and issued under this Indenture.

         "Series B Senior Secured Discount Notes" means the Company's 13% Series B Senior Secured Discount Notes due 2002, as authenticated and issued under this Indenture.

         "Series B Senior Secured Notes" means the Company's 11 1/2% Series B Senior Secured Notes due 2002, as authenticated and issued under this Indenture.

         "Services Agreement" means the Services Agreement among TNGC Holdings and its Subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

         "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity," when used with respect to any Note, means June 15, 2002.

         "Subordinated Debt" means Debt of TARC or TransTexas that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the respective Intercompany Loans is paid in full and (ii) is subordinate and junior in right of payment to the respective Intercompany Loans in the event of a liquidation.

         "Subordinated Notes" means the $189,000,000 principal amount of 13 1/4% Series A Senior Subordinated Discount Notes due 2003 of TransTexas, in the form in existence on the date hereof, the 13 1/4% Series B Senior Subordinated Discount Notes due 2003 of TransTexas, the 13 3/4% Series C Senior Subordinated Notes due 2001 of TransTexas and the 13 3/4% Series D Senior Subordinated Notes due 2001 of TransTexas.

         "Subordination Agreement" means each instrument of subordination executed and delivered or to be executed and delivered by the Trustee (and any trustee or collateral agent under or with respect to any of the Security Documents) pursuant to Section 12.2(b).

         "Subordination Request" means a written request of the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) in the form of an Officers' Certificate delivered pursuant to
Section 12.2(b).

         "Subsidiary" with respect to any Person, means (i) a corporation with respect to which such Person or its Subsidiaries owns, directly or indirectly, at least fifty percent of such corporation's Capital Stock with voting power, under ordinary circumstances, to elect directors, or (ii) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests entitled (without regard to the occurrence of any contingency) to vote in the election of managers thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such other Person; provided, however, that "Subsidiary" shall not include (i) for the purposes of Section 4.16, a joint venture an investment in which would constitute a Permitted Investment under clause (ix) of the definition thereof,
(ii) any Unrestricted Subsidiary of such Person, except for purposes of Section
4.10 or (iii) an Accounts Receivable Subsidiary.

         "Substitute Collateral" means property that is substituted for Collateral in accordance with Section 12.6.

         "Sulfur Recovery System" means the two sulfur units being constructed as part of the Capital Improvement Program.

         "Surviving Person" shall have the meaning specified in Section 5.1(a).

         "Swap Obligation" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Debt Incurred and which shall have a notional amount no greater than 105% of the principal amount of the Debt being hedged thereby, or (y) currency exchange rate fluctuations.

         "TARC" means TransAmerican Refining Corporation, a Texas corporation.

         "TARC Borrowing Base" means, as of any date, an amount equal to the sum of (a) 90% of the book value of all accounts receivable owned by TARC and its Subsidiaries (excluding any accounts receivable that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) calculated on a consolidated basis and in accordance with GAAP and (b) 85% of the current market value of all inventory owned by TARC and its Subsidiaries as of such date. To the extent that information is not available as to the amount of accounts receivable as of a specific date, TARC may utilize, to the extent reasonable, the most recent available information for purposes of calculating the TARC Borrowing Base.

         "TARC Collateral" means (x) the assets of TARC which are mortgaged or pledged to the Company as security for the TARC Intercompany Loan in accordance with the TARC Security Documents and (y) the Guarantees by the Subsidiaries of TARC of the TARC Intercompany Loan.

         "TARC Disbursement Account" means a segregated deposit account from which funds will be disbursed pursuant to the terms of the Disbursement Agreement.

         "TARC Entities" means TARC and each of its Subsidiaries.

         "TARC Guarantor Mortgage" means each mortgage, deed of trust, assignment, security agreement and financing statement by each Guarantor of the TARC Intercompany Loan to the trustee named therein for the benefit of the Company.

         "TARC Guarantor Security Agreement" means each Security Agreement, Pledge and Financing Statement by each Guarantor of the TARC Intercompany Loan in favor of the Company.

         "TARC Intercompany Loan" means the senior secured promissory note from TARC to the Company in the fully accreted principal amount of $920,000,000 upon substantially the terms described in the form attached hereto as Exhibit I.

         "TARC Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement among the Trustee, the trustee under the indenture relating to the Senior TARC Mortgage Notes and the

Senior TARC Discount Notes, the Company and Firstar Bank of Minnesota, N.A., as collateral agent, in substantially the form attached hereto as Exhibit M.

         "TARC Interest Increase" means the .25% per annum increase in the rate of interest borne by the TARC Intercompany Loan on or after June 15, 1999 which occurs if the cost to complete Phase I is in excess of $245,000,000.

         "TARC Mortgage" means the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from TARC in favor of the Company.

         "TARC Pledge Agreement" means the Pledge Agreement between TARC and the Company.

         "TARC Security Agreement" means the Security Agreement between TARC and the Company.

         "TARC Security Documents" means the TARC Security Agreement, the TARC Pledge Agreement, the Disbursement Agreement, the TARC Mortgage, the TARC Intercreditor Agreement, a registration rights agreement relating to the shares of TARC Common Stock pledged to the Indenture Trustee and each other agreement relating to the pledge of assets to secure the TARC Intercompany Loan and any guarantee of the obligations of TARC under the TARC Intercompany Loan by any Guarantor that may be entered into after the date of the TARC Intercompany Loan, pursuant to the terms of the TARC Intercompany Loan.

         "TARC Shared Collateral" means the Collateral securing the Senior TARC Mortgage Notes, the Senior TARC Discount Notes, and the TARC Intercompany Loan.

         "TARC Warrants" means the Common Stock Purchase Warrants of TARC issued on February 23, 1995.

         "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of August 24, 1993, among TNGC Holdings Corporation, the Company and certain Subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

         "TEC Disbursement Account" means a segregated deposit account from which funds will be disbursed pursuant to the Disbursement Agreement.

         "TEC Preferred Stock" means the 1,000 shares of Preferred Stock issued on February 23, 1995.

         "Third Party Consent Agreement" means any mineral lease, right-of-way, easement, or any farm-out, farm-in, joint operating, joint venture or area of mutual interest agreement to which TransTexas or any of its Subsidiaries is a party (i) that is included in the Collateral or relates to an asset included in the Collateral, (ii) that requires the consent or approval of any Person (a) for the creation, perfection, maintenance or protection of a valid security interest in, or Lien against, any of the Collateral in favor of the Company or the Trustee or (b) upon foreclosure of the Trustee's Lien, for the Company or the Trustee to acquire or sell, assign, dispose of or otherwise transfer such mineral lease, right-of-way, easement, or farm-out, farm-in, joint operating, joint venture or area of mutual interest agreement or any right or interest of TransTexas or any of its Subsidiaries thereunder, or for the Company or the Trustee to exercise any or all of its rights or remedies under any of the Security Documents and (iii) with respect to which such consent or approval has not yet been obtained.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

         "Trading Day" means any day on which the securities in question are quoted on the NYSE, or if such securities are not approved for listing on the NYSE, on the principal national securities market or exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities market or exchange, on the NNM.

         "TransAmerican" means TransAmerican Natural Gas Corporation, a Texas corporation.

         "Transfer Agreement" means the Transfer Agreement, dated as of August 24, 1993, among TransAmerican, TransTexas, TransTexas Transmission Corporation, and John R. Stanley, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

         "TransTexas" means TransTexas Gas Corporation, a Delaware corporation.

         "TransTexas Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the book value of all accounts receivable owned by TransTexas and its Subsidiaries (excluding any accounts receivable that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) calculated on a consolidated basis and in accordance with GAAP and (b) 70% of the current market value of all inventory owned by TransTexas and its Subsidiaries as of such date. To the extent that information is not available as to the amount of accounts receivable as of a specific date, TransTexas may utilize, to the extent reasonable, the most recent available information for purposes of calculating the TransTexas Borrowing Base.

         "TransTexas Collateral" means (x) the assets of TransTexas which are mortgaged or pledged to the Company pursuant to the terms of the TransTexas Security Documents and (y) the guarantees by the Subsidiaries of TransTexas of the TransTexas Intercompany Loan.

         "TransTexas Disbursement Agreement" means the Disbursement Agreement among TransTexas, the Company, the Trustee and the disbursement agent named therein, as amended pursuant to the terms thereof.

         "TransTexas Drilling Agreement" means a drilling services agreement between TransTexas and TTXD relating to the provision by TTXD to TransTexas of drilling and related services at market rates, upon the terms approved by the board of directors of each of TTXD and TransTexas.

         "TransTexas Entities" means TransTexas and each of its Subsidiaries.

         "TransTexas Guarantor Mortgage" means each mortgage, deed of trust, assignment, security agreement and financing statement by each Guarantor of the TransTexas Intercompany Loan to the trustee named therein for the benefit of the Company.

         "TransTexas Guarantor Security Agreement" means each security agreement, pledge and financing statement by each Guarantor of the TransTexas Intercompany Loan in favor of the Company.

         "TransTexas Intercompany Loan" means the senior secured promissory note from TransTexas to the Company in the principal amount of $450,000,000 upon substantially the terms described in the form attached hereto as Exhibit L.

         "TransTexas Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement among the Trustee, the trustee under the indenture relating to the Senior TransTexas Notes, the Company and Firstar Bank of Minnesota, N.A., as collateral agent, upon substantially the terms described in the form attached hereto as Exhibit N.

         "TransTexas Interest Increase" means an increase in the rate of interest borne by the TransTexas Intercompany Loan from 10 7/8% to 12 7/8% during a TransTexas Interest Increase Quarter.

         "TransTexas Interest Increase Quarter" means any fiscal quarter immediately following a Capital Expenditure Testing Quarter, in which Capital Expenditure Testing Quarter the Capital Expenditures of TransTexas exceeded the Consolidated EBITDA of TransTexas for the fiscal quarter immediately preceding such Capital Expenditure Testing Quarter.

         "TransTexas Mortgage" means the several Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statements by TransTexas to the trustee named therein for the benefit of the Company.

         "TransTexas Security Agreement" means the Security Agreement, Pledge and Financing Statement by TransTexas, in favor of the Company.

         "TransTexas Security Documents" means the TransTexas Mortgage, the TransTexas Security Agreement, the TransTexas Disbursement Agreement, the TransTexas Intercreditor Agreement, a registration rights agreement relating to the shares of TransTexas common stock pledged to the Indenture Trustee and each other agreement relating to the pledge of assets to secure the TransTexas Intercompany Loan and any guarantee of the obligations of TransTexas under the TransTexas Intercompany Loan by any Guarantor that may be entered into after the date of the TransTexas Intercompany Loan, pursuant to the terms of the TransTexas Intercompany Loan.

         "TransTexas Shared Collateral" means the Collateral securing the Senior TransTexas Notes and the TransTexas Intercompany Loan.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "TTXD" means TransTexas Drilling Services, Inc., a Delaware corporation or a newly formed corporation which is initially a wholly owned Subsidiary of TransTexas formed for the purpose of receiving the Investments described herein under clauses (xii) and (xiii) under the definition of "Permitted Investments" contained herein.

         "TTXD Entities" means TTXD and each of its Subsidiaries.

         "TTXD Equity Investment" means an equity Investment by TransTexas in TTXD in an aggregate amount not in excess of $75,000,000.

         "TTXD Spin-off" means (i) the transfer of the drilling and integrated services business and pipeline services business and related assets from TransTexas to TTXD and (ii) the (x) dividend of shares of common stock of TTXD to holders of TransTexas common stock or (y) any other transaction that would result, in the case of (x) or (y), in TransTexas being the beneficial owner of less than 50% of the common stock of TTXD.

         "Unrestricted Non-Recourse Debt" of the Company or any of its Subsidiaries means (i) Debt of such Person that is secured solely (other than with respect to clause (ii) below) by a Lien upon the stock of an Unrestricted Subsidiary of such Person and as to which there is no recourse (other than with respect to clause (ii) below) against such Person or any of its assets other than against such stock (and the dollar amount of any Debt of such Person as described in this clause (i) shall be deemed to be zero for purposes of all other provisions of the Indenture) and (ii) guarantees of the Debt of Unrestricted Subsidiaries of such Person; provided, that the aggregate of all Debt of such Person Incurred and outstanding pursuant to clause (ii) of this definition, together with all Permitted Investments (net of any return on such Investment) in Unrestricted Subsidiaries of such Person, does not exceed (x) $25,000,000 in the case of TransTexas or (y) 20% of TARC's Consolidated EBITDA since the Phase II Completion Date in the case of TARC plus in the case of clause (ii) of this definition of Unrestricted Non-Recourse Debt, Restricted Payments permitted to be made pursuant to clauses (i) or (ii), as applicable, of Section 4.3.

         "Unrestricted Subsidiary" of any Person means any other Person ("Other Person") that would, but for this definition of "Unrestricted Subsidiary" be a Subsidiary of such Person organized or acquired after the Issue Date as to which all of the following conditions apply: (i) neither such Person nor any of its other Subsidiaries provides credit support of any Debt of such Other Person (including any undertaking, agreement or instrument evidencing such Debt), other than Unrestricted Non-Recourse Debt; (ii) such Other Person is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Debt; (iii) neither such Person nor any of its Subsidiaries has made an Investment in such Other Person unless such Investment was permitted by the provisions of Section 4.3 and (iv) the Board of Directors of such Person, as provided below, shall have designated such Other Person to be an Unrestricted Subsidiary on or prior to the date of organization or acquisition of such Other Person. Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by delivering to the Trustee a resolution thereof giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of any Person may designate any Unrestricted Subsidiary of such Person as a Subsidiary of such Person; provided, that, (a) if the Unrestricted Subsidiary has any Debt outstanding or is otherwise liable for any Debt or has a negative Net Worth, then immediately after giving pro forma effect to such designation, such Person could incur at least $1.00 of additional Debt pursuant to the provisions described in
Section 4.11 (assuming, for purposes of this calculation, that each dollar of negative Net Worth is equal to one dollar of Debt), (b) all Debt of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Person on the date such Unrestricted Subsidiary becomes a Subsidiary, and (c) no Default or Event of Default would occur or be continuing after giving effect to such designation. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Indenture. Notwithstanding the foregoing TransTexas Exploration Corporation shall be deemed to be an Unrestricted Subsidiary of TransTexas.

         "Unrestricted Subsidiary Debt" means, as to any Unrestricted Subsidiary of any Person, Debt of such Unrestricted Subsidiary (i) as to which neither such Person nor any Subsidiary of such Person is directly or indirectly liable (by virtue of such Person or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such
Debt), unless such liability constitutes Unrestricted Non-Recourse Debt and
(ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder (other than the Company or any Subsidiary of the Company) of any Debt of such Person or any Subsidiary of such Person to declare, a default on such Debt of such Person or any Subsidiary of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity, unless, in the case of this clause (ii), such Debt constitutes Unrestricted Non-Recourse Debt.

         "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Value" means, as of any date, (a) when used with respect to Senior Secured Discount Notes prior to June 15, 1999, the Accreted Value of such Senior Secured Discount Notes, and (b) when used with respect to (i) Senior Secured Discount Notes on or after June 15, 1999 or (ii) Senior Secured Notes, the outstanding principal amount of such Notes, plus all accrued and unpaid interest thereon.

         "Vehicles" means all trucks, automobiles, trailers and other vehicles covered by a certificate of title.

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" means Capital Stock of a Person having generally the right to vote in the election of directors of such Person.

         "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         Section 2 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture securityholder" means a Holder or a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Notes means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         Section 3 Rules of Construction. Unless the context otherwise requires:

                 (l)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions;

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                   THE NOTES

         Section 1 Form and Dating. The Senior Secured Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Senior Secured Discount Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit B hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the forms of Note attached as Exhibit A or Exhibit B hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the forms of Note shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any inconsistency between the Notes and this Indenture, this Indenture controls.

         The Senior Secured Notes will be issued (i) in global form (the "Global Senior Secured Note"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto) and (ii) in definitive form (the "Definitive Senior Secured Notes"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 2 thereto). The Global Senior Secured Note shall represent the aggregate amount of outstanding Senior Secured Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Senior Secured Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Senior Secured Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Secured Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

         The Senior Secured Discount Notes will be issued (i) in global form (the "Global Senior Secured Discount Note"), substantially in the form of Exhibit B attached hereto (including the text referred to in footnotes 1 and 2 thereto) and (ii) in definitive form (the "Definitive Senior Secured Notes"), substantially in the form of Exhibit B attached hereto (excluding the text referred to in footnotes 1 and 2 thereto). The Global Senior Secured Discount Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Senior Secured Discount Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Secured Discount Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

         Section 2 Execution and Authentication. Two Officers shall sign, or one Officer shall sign and one Officer or any Assistant Secretary shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate Senior Secured Notes for original issue in the aggregate principal amount of up to $475,000,000, and Senior Secured Discount Notes for original issue in the aggregate principal amount of up to $1,130,000,000, upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Senior Secured Notes outstanding at any time may not exceed $475,000,000, and the aggregate principal amount of Senior Secured Discount Notes outstanding at any time may not exceed $1,130,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with any Obligor, any Affiliate of any Obligor, or any of their respective Subsidiaries.

         Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         Section 3 Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan in the City of New York, New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan in the City of New York, New York, where Notes may be presented for payment ("Paying Agent"). Notices and demands to or upon the Company in respect of the Notes may be served as is provided in Section 13.2. The Company or any Affiliate of the Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XI and Sections 4.14 and 4.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing in advance of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Notes.

         Section 4 Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. If the Company or any Affiliate of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the

Company to the Paying Agent, the Paying Agent (if other than the Company, or any Affiliate of the Company) shall have no further liability for such assets.

         Section 5 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

         Section 6    Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Senior Secured Notes. When Definitive Senior Secured Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Senior Secured Notes or (2) to exchange such Definitive Senior Secured Notes for an equal principal amount of Definitive Senior Secured Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Senior Secured Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Senior Secured Note, such request shall be accompanied by the following additional documents:

             (i) if such Restricted Senior Secured Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

             (ii) if such Restricted Senior Secured Note is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

            (iii) if such Restricted Senior Secured Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto) and an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) Transfer of a Definitive Senior Secured Note for a Beneficial Interest in a Global Senior Secured Note. A Definitive Senior Secured Note may be exchanged for a beneficial interest in a Global Senior Secured Note only upon receipt by the Trustee of a Definitive Senior Secured Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

              (i) written instructions directing the Trustee to make an endorsement on the Global Senior Secured Note to reflect an increase in the aggregate principal amount of the Senior Secured Notes represented by the Global Senior Secured Note, and

             (ii) if such Definitive Senior Secured Note is a Restricted Senior Secured Note, a certification (in substantially the form of Exhibit C attached hereto) to the effect that such Definitive Senior Secured Note is being transferred to a QIB in accordance with Rule 144A;

in which case the Trustee shall cancel such Definitive Senior Secured Note and cause the aggregate principal amount of Senior Secured Notes represented by the Global Senior Secured Note to be increased accordingly. If no Global Senior Secured Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Senior Secured Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Senior Secured Notes. The transfer and exchange of Global Senior Secured Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Senior Secured Note for a Definitive Senior Secured Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Senior Secured Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Senior Secured Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Senior Secured Note in the appropriate principal amount; provided, that in the case of a Restricted Senior Secured Note, such instructions shall be accompanied by the following additional documents:

                (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit
         C attached hereto); or

               (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

               (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto) and, if the Trustee deems it appropriate, an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         Definitive Senior Secured Notes issued in exchange for a beneficial interest in a Global Senior Secured Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

         (e) Transfer and Exchange of Global Senior Secured Notes. Notwithstanding any other provision of this Indenture, the Global Senior Secured Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; provided, that if:

             (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days after delivery of such notice; or

            (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Senior Secured Notes under this Indenture,

then the Company shall execute and the Trustee shall authenticate and make available for delivery, Definitive Senior Secured Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Senior Secured Note in exchange for such Global Senior Secured Note.

         (f)  Cancellation and/or Adjustment of Global Senior Secured Notes.
At such time as all beneficial interests in the Global Senior Secured Note have either been exchanged for Definitive Senior Secured Notes, redeemed, repurchased or cancelled, the Global Senior Secured Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Senior Secured Note is exchanged for Definitive Senior Secured Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Senior Secured Notes represented by such Global Senior Secured Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Secured Note by the Trustee to reflect such reduction.

         (g) General Provisions Relating to Transfers and Exchanges of Senior Secured Notes. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Senior Secured Notes and Global Senior Secured Notes at the Registrar's request. All Definitive Senior Secured Notes and Global Senior Secured Notes issued upon any registration of transfer or exchange of Definitive Senior Secured Notes or Global Senior Secured Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Senior Secured Notes or Global Senior Secured Notes surrendered upon such registration of transfer or exchange.

         No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.1, 4.14, 4.21, 4.24, Article XI and 9.5 of this Indenture).

         The Company shall not be required to (i) issue, register the transfer of or exchange Senior Secured Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Secured Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Senior Secured Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part; or (iii) register the transfer of or exchange a Senior Secured Note between a record date and the next succeeding interest payment date.

         Prior to due presentment for the registration of a transfer of any Senior Secured Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Secured Note is registered as the absolute owner of such Senior Secured Note for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

         (h) Exchange of Series A Senior Secured Notes for Series B Senior Secured Notes. The Series A Senior Secured Notes may be exchanged for Series B Senior Secured Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

         The Company shall present the Trustee with an Officers' Certificate certifying the following:

         (A) upon issuance of the Series B Senior Secured Notes, the transactions contemplated by the Exchange Offer have been consummated; and

         (B) the principal amount of Series A Senior Secured Notes properly tendered in the Exchange Offer that are represented by a Global Senior Secured Note and the principal amount of Series A Senior Secured Notes properly tendered in the Exchange Offer that are represented by Definitive Senior Secured Notes, the name of each Holder of such Definitive Senior Secured Notes, the principal amount at maturity properly tendered in the Exchange Offer by each such Holder and the name and address to which Definitive Senior Secured Notes for Series B Senior Secured Notes shall be registered and sent for each such Holder.

         The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Senior Secured Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 6 of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Senior Secured Note for Series B Senior Secured Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Senior Secured Notes represented by a Global Senior Secured Note indicated in such Officers' Certificate as having been properly tendered and
(B) Definitive Senior Secured Notes representing Series B Senior Secured Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

         If the principal amount at maturity of the Global Senior Secured Note for the Series B Senior Secured Notes is less than the principal amount at maturity of the Global Senior Secured Note for the Series A Senior Secured Notes, the Trustee shall make an endorsement on such Global Senior Secured Note for Series A Senior Secured Notes indicating a reduction in the principal amount at maturity represented thereby.

         The Trustee shall deliver such Definitive Senior Secured Notes for Series B Senior Secured Notes to the Holders thereof as indicated in such Officers' Certificate.

         (i) Transfer and Exchange of Definitive Senior Secured Discount Notes. When Definitive Senior Secured Discount Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Senior Secured Discount Notes or (2) to exchange such Definitive Senior Secured Discount Notes for an equal principal amount of Definitive Senior Secured Discount Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Senior Secured Discount Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Senior Secured Discount Note, such request shall be accompanied by the following additional documents:

              (i) if such Restricted Senior Secured Discount Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit D attached hereto); or

             (ii) if such Restricted Senior Secured Discount Note is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit D attached hereto); or

            (iii) if such Restricted Senior Secured Discount Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D attached hereto) and an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (j) Transfer of a Definitive Senior Secured Discount Note for a Beneficial Interest in a Global Senior Secured Discount Note. A Definitive Senior Secured Discount Note may be exchanged for a beneficial interest in a Global Senior Secured Discount Note only upon receipt by the Trustee of a Definitive Senior Secured Discount Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

              (i) written instructions directing the Trustee to make an endorsement on the Global Senior Secured Discount Note to reflect an increase in the aggregate principal amount of the Senior Secured Discount Notes represented by the Global Senior Secured Discount Note, and

             (ii) if such Definitive Senior Secured Discount Note is a Restricted Senior Secured Discount Note, a certification (in substantially the form of Exhibit D attached hereto) to the effect that such Definitive Senior Secured Discount Note is being transferred to a QIB in accordance with Rule 144A;

in which case the Trustee shall cancel such Definitive Senior Secured Discount Note and cause the aggregate principal amount of Senior Secured Discount Notes represented by the Global Senior Secured Discount Note to be increased accordingly. If no Global Senior Secured Discount Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Senior Secured Discount Note in the appropriate principal amount.

         (k) Transfer and Exchange of Global Senior Secured Discount Notes. The transfer and exchange of Global Senior Secured Discount Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (l) Transfer of a Beneficial Interest in a Global Senior Secured Discount Note for a Definitive Senior Secured Discount Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Senior Secured Discount Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Senior Secured Discount Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Senior Secured Discount Note in the appropriate principal amount; provided, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

               (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit D attached hereto); or

              (ii)    if such beneficial interest is being transferred to a QIB

         in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit D attached hereto); or

             (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D attached hereto) and, if the Trustee deems it appropriate, an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         Definitive Senior Secured Discount Notes issued in exchange for a beneficial interest in a Global Senior Secured Discount Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

         (m) Transfer and Exchange of Global Senior Secured Discount Notes. Notwithstanding any other provision of this Indenture, the Global Senior Secured Discount Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; provided, that if:

               (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days after delivery of such notice; or

              (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Senior Secured Discount Notes under this Indenture,

then the Company shall execute and the Trustee shall authenticate and make available for delivery, Definitive Senior Secured Discount Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Senior Secured Discount Note in exchange for such Global Senior Secured Discount Note.

         (n) Cancellation and/or Adjustment of Global Senior Secured Discount Notes. At such time as all beneficial interests in the Global Senior Secured Discount Note have either been exchanged for Definitive Senior Secured Discount Notes, redeemed, repurchased or cancelled, the Global Senior Secured Discount Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Senior Secured Discount Note is exchanged for Defini-tive Senior Secured Discount Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Senior Secured Discount Notes represented by such Global Senior Secured Discount Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Secured Discount Note by the Trustee to reflect such reduction.

         (o) General Provisions Relating to Transfers and Exchanges of Senior Secured Discount Notes. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Senior Secured Discount Notes and Global Senior Secured Discount Notes at the Registrar's request. All Definitive Senior Secured Discount Notes and Global Senior Secured Discount Notes issued upon any registration of transfer or exchange of Definitive Senior Secured Discount Notes or Global Senior Secured Discount Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Senior Secured Discount Notes or Global Senior Secured Discount Notes surrendered upon such registration of transfer or exchange.

         No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.7, 4.10, 4.14, 4.21, 4.24 and 9.5 of this Indenture).

         The Company shall not be required to (i) issue, register the transfer of or exchange Senior Secured Discount Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Secured Discount Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Senior Secured Discount Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Discount Note being redeemed in part; or (iii) register the transfer of or exchange a Senior Secured Discount Note between a record date and the next succeeding interest payment date.

         Prior to due presentment for the registration of a transfer of any Senior Secured Discount Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Secured Discount Note is registered as the absolute owner of such Senior Secured Discount Note for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

         (p) Exchange of Series A Senior Secured Discount Notes for Series B Senior Secured Discount Notes. The Series A Senior Secured Discount Notes may be exchanged for Series B Senior Secured Discount Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

         The Company shall present the Trustee with an Officers' Certificate certifying the following:

         (A) upon issuance of the Series B Senior Secured Discount Notes, the transactions contemplated by the Exchange Offer have been consummated; and

         (B) the principal amount of Series A Senior Secured Discount Notes properly tendered in the Exchange Offer that are represented by a Global Senior Secured Discount Note and the principal amount of Series A Senior Secured Discount Notes properly tendered in the Exchange Offer that are represented by Definitive Senior Secured Discount Notes, the name of each Holder of such Definitive Senior Secured Discount Notes, the principal amount at maturity properly tendered in the Exchange Offer by each such Holder and the name and address to which Definitive Senior Secured Discount Notes for Series B Senior Secured Discount Notes shall be registered and sent for each such Holder.

         The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Senior Secured Discount Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 6 of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Senior Secured Discount Note for Series B Senior Secured Discount Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Senior Secured Discount Notes represented by a Global Senior Secured Discount Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Senior Secured Discount Notes representing Series B Senior Secured Discount Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

         If the principal amount at maturity of the Global Senior Secured Discount Note for the Series B Senior Secured Discount Notes is less than the principal amount at maturity of the Global Senior Secured Discount Note for the Series A Senior Secured Discount Notes, the Trustee shall make an endorsement on such Global Senior Secured Discount Note for Series A Senior Secured Discount Notes indicating a reduction in the principal amount at maturity represented thereby.

         The Trustee shall deliver such Definitive Senior Secured Discount Notes for Series B Senior Secured Discount Notes to the Holders thereof as indicated in such Officers' Certificate.

         Section 7 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Company and Trustee, to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.

         Section 8 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         Section 9 Treasury Notes. In determining whether the Holders of the required Value of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company and Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

         Section 10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

         Section 11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or any Affiliate of the Company, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted in the forms of Note and as permitted by this Indenture.

         Section 12 Defaulted Interest. Interest on any outstanding Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

         Any interest on any outstanding Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address set forth upon the registry books of the Company on the 10th day prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause accompanied by an Opinion of Counsel stating that the manner of payment complies with this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         Section 13 Computation of Interest. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         Section 14    Legends.

         (a) Except as permitted by subsections (b) or (c) hereof, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A or Exhibit B attached hereto, as applicable.

         (b) Upon any sale or transfer of a Restricted Note (including any Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

              (i) in the case of any Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Note for a Definitive Note that does not bear the legends required by subsection (a) above; and

             (ii) in the case of any Restricted Note represented by a Global Note, such Restricted Note shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c) or (k), as applicable, hereof; provided, that with respect to any request for an exchange of a Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon

         Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

         (c) The Company shall issue and the Trustee shall authenticate Series B Senior Secured Notes in exchange for Series A Senior Secured Notes and Series B Senior Secured Discount Notes for Series A Senior Secured Discount Notes accepted for exchange in the Exchange Offer. The Series B Senior Secured Notes and the Series B Senior Secured Discount Notes shall not bear the legends required by subsection (a) above unless the Holder of such Series B Senior Secured Notes or Series B Senior Secured Discount Notes is either (A) a broker-dealer who purchased such Series B Senior Secured Notes or Series B Senior Secured Discount Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series B Senior Secured Notes or Series B Senior Secured Discount Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.


                                 ARTICLE III


                                  REDEMPTION

         Section 1 Right of Redemption. Redemption of Notes, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company may redeem at its election, with the net proceeds of any Public Equity Offering, at any time on or after the Issue Date and before June 15, 2000, up to 35% of the aggregate principal amount of the Senior Secured Notes and up to 35% of the Accreted Value of the Senior Secured Discount Notes, in each case, in cash at the applicable Redemption Prices specified in Paragraph 5 of the forms of Note attached as Exhibit A and Exhibit B hereto, set forth therein under the caption "Optional Redemption," in each case, including accrued and unpaid interest, if any, to the Redemption Date. The Notes may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after June 15, 2000, at the applicable Redemption Prices specified in Paragraph 5 of the forms of Note attached as Exhibit A and Exhibit B hereto, set forth therein under the caption "Optional Redemption," in each case, including accrued and unpaid interest to the Redemption Date.

         Section 2 Notices to Trustee. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed pursuant to Paragraph 5 thereof, the Company may elect to redeem from either the Senior Secured Notes or the Senior Secured Discount Notes or a combination thereof, and the Trustee shall select the Notes to be redeemed from within the Senior Secured Notes or the Senior Secured Discount Notes, pro rata, by lot or in such other manner as in its sole discretion it deems appropriate and fair, and in such manner as complies with any applicable legal and stock exchange requirements.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         Section 4 Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Notes are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The date fixed for redemption contained in any notice of redemption and the obligation of the Company to redeem any Notes upon such date may be subject to the satisfaction or waiver of conditions determined by the Company in its sole discretion. Each notice for redemption shall identify the Notes to be redeemed and shall state the following and such other matters as the Trustee shall deem proper:

                 (1)      the Redemption Date;

                 (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                 (3)      the name, address and telephone number of the Paying
                          Agent;

                 (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                 (5) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.6, interest on Notes called for redemption ceases to accrue and/or the original issue discount ceases to accrete on Notes called for redemption on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

                 (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note that will not be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                 (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                 (8)      the CUSIP number of the Notes to be redeemed; and

                 (9)      that the notice is being sent pursuant to this
                          Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Notes.

         Section 5 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest through the date of redemption shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         Upon compliance by the Company with the provisions of this Article III, including but not limited to Section 3.6, and upon satisfaction or waiver of any conditions precedent to the Company's obligation to effect such redemption contained in the related notice of redemption, interest on the Notes called for redemption will cease to accrue, and/or the original issue discount will cease to accrete on the Notes called for redemption, on and after the Redemption Date, regardless of whether such Notes are presented for payment.

         Section 6 Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, and/or the original issue discount will cease to accrete on the Notes to be redeemed on the applicable Redemption Date, regardless of whether such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 and the Note.

         Section 7 Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV


                                   COVENANTS

         Section 1 Payment of Notes. The Company shall pay the principal of and interest on the outstanding Notes on the dates and in the manner provided in the Notes to the Trustee at its New York agent's office unless otherwise instructed in writing by the Trustee. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 11:00 a.m. Houston, Texas time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment. The Company shall pay any and all amounts, including without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

         Notwithstanding anything to the contrary contained in this Indenture, the Company or the Trustee may, to the extent required by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments on the Notes.

         Section 2 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan in the City of New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York, New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee in the Borough of Manhattan in the City of New York, New York, as such office of the Company.

         Section 3 Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, make any dividend or other distribution on shares of Capital Stock of the Company or any Subsidiary of the Company or make any payment on account of the purchase, redemption, or other acquisition or retirement for value of any such shares of Capital Stock (except (x) to TransTexas by any of its Subsidiaries or (y) to TARC by any of its Subsidiaries) unless such dividends, distributions, or payments are made in cash or Capital Stock or a combination thereof (other than the TTXD Spin-off or a dividend of the common stock of TransTexas by TARC to the Company). In addition, the Company shall not, and shall not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, make any Restricted Payment; provided, however, that TransTexas or TARC may make a Restricted Payment if, at the time or after giving effect thereto on a pro forma basis no Default or Event of Default would occur or be continuing, and:

         (i) in the case of Restricted Payments by TransTexas:

                 (a) the Consolidated Fixed Charge Coverage Ratio of TransTexas exceeds 2.25 to 1;

                 (b) TransTexas' Adjusted Consolidated Tangible Assets are equal to or greater than 150% of the total consolidated principal amount or accreted value, as the case may be, of Debt of TransTexas and its Subsidiaries (excluding, for purposes of the calculation of Debt, any Swap Obligations); and

                 (c) the aggregate amount of all Restricted Payments made by TransTexas and its Subsidiaries, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, would not exceed the sum of (x) 25% of Adjusted Consolidated Net Income of TransTexas accrued for the period (taken as one accounting period), commencing with the first full fiscal quarter that commenced after the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), minus (y) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in Adjusted Consolidated Net Income of TransTexas during such period, plus (z) the aggregate Net Proceeds received by TransTexas from the issuance or sale (other than to the Company or a Subsidiary of the Company) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment); or

         (ii) in the case of Restricted Payments by TARC:

                 (a) TARC's Consolidated Fixed Charge Coverage Ratio exceeds
2.25 to 1; and

                 (b) the aggregate amount of all Restricted Payments made by all of the TARC Entities, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor), from and after the Issue Date and on or prior to the date of such Restricted Payment, would not exceed an amount equal to (x) 25% of Adjusted Consolidated Net Income of TARC accrued for the period (taken as one accounting period) from the first full fiscal quarter that commenced after the Issue Date to and including the fiscal quarter ended immediately prior to the date of each calculation for which financial statements are available (or, if TARC's Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (y) the aggregate Net Proceeds received by TARC from the issuance or sale (other than to the Company or a Subsidiary of the Company) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment, minus (z) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in TARC's Adjusted Consolidated Net Income during such period; and

         provided, that nothing in this Section 4.3 shall prohibit the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions.

         Section 4 Corporate Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 5 Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         Section 6    Maintenance of Properties and Insurance.

         (a) Each of the Company and its Subsidiaries shall cause the properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (b) Each of the Company and its Subsidiaries shall provide, or shall cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in its reasonable, good faith opinion, are adequate and appropriate for the conduct of its business and the business of such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as is customary, in its reasonable, good faith opinion, and adequate and appropriate for the conduct of its business and the business of its Subsidiaries in a prudent manner for companies engaged in a similar business. In addition, all such insurance shall be payable to the Trustee as loss payee under a "standard" or "Texas" loss payee clause. Without limiting the foregoing, each of the Company and its Subsidiaries shall (i) keep all of its physical property insured with hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring on, in or about the properties of the Company and its Subsidiaries.

         All policies of insurance shall provide for at least fifteen days' prior written cancellation notice to the Trustee. In the event of failure by the Company and its Subsidiaries to provide and maintain insurance as herein provided, the Trustee may, at its option, provide such insurance and charge the amount thereof to the Company and its Subsidiaries. The Company and its Subsidiaries shall furnish the Trustee with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         Section 7    Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee within 60 days after the end of each of its fiscal quarters, or 90 days after the end of a fiscal quarter that is also the end of a fiscal year, an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled its obligations (excluding those obligations addressed by Section 12.3) under this Indenture and further stating, as to each such Officer signing such certificate, regardless of whether the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, or of the occurrence of any Default, and, if such signor does know of such a failure to comply or Default, the certificate shall describe such failure or Default with particularity.


         (b) The Company shall deliver to the Trustee within 105 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 4.3,
4.11 or 4.14.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

         (d) The Company shall deliver to the Trustee an Officers' Certificate specifying any changes in the composition of the Board of Directors of the Company or any of its Subsidiaries or of any amendment to the charter or bylaws of the Company or any of its Subsidiaries. The Officers' Certificate shall include a description in reasonable detail of such amendment or change and an explanation why such amendment or change does not constitute a Default or Event of Default.

         Section 8 SEC Reports. The Company shall deliver to the Trustee and each Holder, within 15 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company agrees to continue to be subject to and comply with the filing and reporting requirements of the Commission as long as any of the Notes are outstanding.

         Concurrently with the reports delivered pursuant to the preceding paragraph, the Company shall deliver to the Trustee and to each Holder annual and quarterly financial statements with appropriate footnotes of the Company and its Subsidiaries, all prepared and presented in a manner substantially consistent with those of the Company required by the preceding paragraph. The Company shall also comply with the other provisions of TIA Section 314(a).

         So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Notes.

         Section 9 Limitation on Status as Investment Company or Public Utility Company. The Company shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or a "holding company," or "public utility company" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended) or otherwise become subject to regulation under the Investment Company Act or the Public Utility Holding Company Act.

         Section 10    Limitation on Transactions with Related Persons.

         (a) The Company shall not, and shall not permit any of its Subsidiaries (other than any of the TTXD Entities after the date of the TTXD Spin-off) to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with any Related Person (excluding any Related Person which is a Related Person solely because the party engaging in such transaction has the ability to control the Related Person under the definition of "Control" contained within the definition of "Related Person") (including, without limitation: (i) the sale, lease, transfer or other disposition of properties, assets or securities to such Related Person, (ii) the purchase or lease of any property, assets or securities from such Related Person, (iii) an Investment in such Related Person (excluding Investments permitted to be made pursuant to clauses (iii), (vi), (viii), (x), (xii), (xiii), (xv), (xvi), (xvii), (xix), (xx), (xxii), (xxiii),
(xxiv) or (xxvi) of the definition of "Permitted Investment"), and (iv) entering into or amending any contract or agreement with or for the benefit of a Related Person (each, a "Related Person Transaction")), except for (A) permitted Restricted Payments, including for this purpose the transactions excluded from the definition of Restricted Payments by the proviso contained in the definition of "Restricted Payments", (B) transactions made in good faith, the terms of which are (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons, (C) transactions (w) between the Company and any of its Wholly Owned Subsidiaries or transactions between Wholly Owned Subsidiaries of the Company, (x) among the TTXD Entities, (y) among the TARC Entities, or (z) among the TransTexas Entities, (D) transactions pursuant to the Services Agreement, the Transfer Agreement, the Tax Allocation Agreement, the Gas Purchase Agreement, the Drilling Agreement, the Intercompany Notes, the Security Documents, and the Registration Rights Agreements (E) the lease of office space to the Company or an Affiliate of the Company by TransAmerican or an Affiliate of TransAmerican, provided that payments thereunder do not exceed in the aggregate $2,000,000 per year, (F) any sale and leaseback or other transfer of TransTexas' headquarters building located at 1300 North Sam Houston Parkway East, Houston, Texas, (G) any employee compensation arrangement in an amount which together with the amount of all other cash compensation paid to such employee by the Company and its Subsidiaries does not provide for cash compensation in excess of $2,000,000 in any fiscal year of the Company or any Subsidiary and which has been approved by a majority of the Company's Independent Directors and found in good faith by such directors to be in the best interests of the Company or such Subsidiary, as the case may be, (H) loans to TARC and TransTexas which are permitted to be Incurred pursuant to the terms of Section 4.11; (I) the amounts payable by the Company and its Subsidiaries to Southeast Contractors for employee services provided to TARC not exceeding the actual costs to Southeast Contractors of the employees, which costs consist solely of payroll and employee benefits, plus related administrative costs and an administrative fee, not exceeding $2,000,000 per year in the aggregate; and
(J) the Company and its Subsidiaries may pay a management fee to TransAmerican in an amount not to exceed $2,500,000 per year.

         Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (excluding clauses
(I) and (J) of Section 4.10(a)), loan or advance any funds to

John R. Stanley, and the aggregate amount of total compensation to John R. Stanley shall not exceed (i) $1,000,000 per year in the aggregate from the Company and TransTexas and (ii) following the Phase II Completion Date, $1,000,000 from TARC.

         (b) Without limiting the foregoing, except for sales of accounts receivable to an Accounts Receivable Subsidiary in accordance with Section 4.20, (i) with respect to any Related Person Transaction or series of Related Person Transactions (other than any Related Person Transaction described in clause (A) (with respect to Permitted Restricted Payments by virtue of clauses
(i), (ii), (iv)-(xii), (xiv), (xv), (xvi) and (xvii) of the proviso contained in the definition of "Restricted Payments"), (C), (D), (E), (F) or (H) of
Section 4.10(a)) with an aggregate value in excess of $1,000,000, such transaction must first be approved by a majority of the Board of Directors of the Company or its Subsidiary which is the transacting party and a majority of the directors of such entity who are disinterested in the transaction pursuant to a Board Resolution, as (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) on terms which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, on an arm's length basis with Persons who are not Related Persons, and (ii) with respect to any Related Person Transaction or series of related Person Transactions (other than any Related Person Transaction described in clause (A) (with respect to permitted Restricted Payments by virtue of clauses (i), (ii), (iv)- (xii), (xiv), (xv), (xvi) and
(xvii) of the proviso contained in the definition of "Restricted Payments")
(C), (D), (E), (F), (G) or (H) of Section 4.10(a)) with an aggregate value in excess of $5,000,000, the Company must first obtain a favorable written opinion as to the fairness of such transaction to the Company or such Subsidiary, as the case may be, from a financial point of view, from a "big 6 accounting firm" or a nationally recognized investment banking firm; provided that such opinion shall not be necessary if approval of the Board of Directors to such Related Person Transaction has been obtained after receipt of bona fide bids of at least two other independent parties and such Related Person Transaction is in the ordinary course of business.

         Section 11 Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock. Except as set forth in this Section 4.11, from and after the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Debt or issue any Disqualified Capital Stock, except:

         (1) in the case of TransTexas or its Subsidiaries prior to the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB-" or better by Standard and Poor's Corporation, Inc.:

         (a) Debt evidenced by the TransTexas Intercompany Loan or the Guarantees;

         (b) Subordinated Debt of TransTexas solely to any wholly owned Subsidiary of TransTexas, or Debt of any wholly owned Subsidiary of TransTexas solely to TransTexas or to any wholly owned Subsidiary of TransTexas;

         (c) Debt outstanding under a Revolving Credit Facility in an aggregate principal amount not to exceed at any one time the greater of $30,000,000 or the TransTexas Borrowing Base;

         (d) Debt in an aggregate principal amount outstanding not to exceed at any one time $35,000,000;

         (e) Debt of TransTexas secured by a Permitted TransTexas Lien that meets the requirements of clause (c), (d), (e), (i), (k), (l), (m), (o) or (r) of the definition of "Permitted TransTexas Liens," to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt";

         (f) any guaranty of Debt permitted by clauses (c), (d), (e) or (g) hereof, which guaranty is subordinated in right of payment to the TransTexas Intercompany Loan to the same extent that the Debt permitted to be incurred pursuant to such clauses would be required to be subordinated to the TransTexas Intercompany Loan and which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (c), (d), (e) or (g) hereof;

         (g) TransTexas may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clauses (m) or (o) hereof, or this clause (g) (such Debt is collectively referred to as "Pre-Phase I TransTexas Refinancing Debt"), provided, that (1) the maximum principal amount of Pre-Phase I TransTexas Refinancing Debt (or, if such Pre-Phase I TransTexas Refinancing Debt is issued with original issue discount, the original issue price of such Pre-Phase I TransTexas Refinancing Debt) permitted under this clause (g) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus reasonable financing fees and other associated reasonable out-of-pocket expenses including consent payments, premium, if any, and related fees, in each case other than those paid to a Related Person (collectively, "Refinancing Fees"), or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Pre- Phase I TransTexas Refinancing Debt plus Refinancing Fees, (2) the Pre-Phase I TransTexas Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and
(3) the Pre-Phase I TransTexas Refinancing Debt shall rank with respect to the Notes and the TransTexas Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced;

         (h) Debt represented by trade payables or accrued expenses, in each case incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of Trans Texas in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

         (i)  Swap Obligations of TransTexas;

         (j)  Unrestricted Non-Recourse Debt of TransTexas;

         (k)  Debt evidenced by the Senior TransTexas Notes;

         (l) TransTexas may enter into an agreement for the Presale of Gas for cash if the net proceeds from such sale are used to make an Intercompany Loan Redemption;

         (m)  Debt relating to the Reimbursement and Credit Facility;

         (n) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents;

         (o)  Debt evidenced by the Subordinated Notes;

         (p) guarantees of Debt of TTXD to the extent that such Debt was Debt of TransTexas on the Issue Date and relates to assets contributed to TTXD pursuant to clause (xiii) of the definition of "Permitted Investment";

         (q) Debt of TransTexas or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either Section
4.21 and Section 4.24; and

         (r) Debt of TransTexas owed to the Company which together with any Debt incurred pursuant to clauses (2)(p), (3)(v) and (4)(t) hereof does not in the aggregate exceed $50,000,000 principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest which, together with any cash interest payable (i) on Debt Incurred pursuant to clauses (2)(p), (3)(v) and (4)(t) hereof, (ii) the TARC Intercompany Loan, (iii) the TransTexas Intercompany Loan and (iv) any other intercompany loan payable to the Company, is sufficient to satisfy all interest payments on the Notes through their stated maturity.

         (2) in the case of TARC or its Subsidiaries prior to the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB" or better by Standard and Poor's Corporation, Inc.:

         (a)  Debt evidenced by the TARC Intercompany Loan or the Guarantees;

         (b) Subordinated Debt of TARC solely to any wholly owned Subsidiary of TARC, or Debt of any wholly owned Subsidiary of TARC solely to TARC or to any wholly owned Subsidiary of TARC;

         (c) Debt of TARC outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $100,000,000 or (y) the TARC Borrowing Base, less, in each case, the amount of any Debt of an Accounts Receivable Subsidiary (other than Debt owed to TARC).

         (d) Debt in an aggregate principal amount not to exceed at any one time $10,000,000;

         (e) Debt incurred in connection with the Port Commission Bond Financing, and any Attributable Debt related thereto, in each case in an aggregate amount not to exceed $65,000,000;

         (f) Debt secured by a Permitted TARC Lien that meets the requirements of clause (c), (g), (m), (o) and (r) of the definition of "Permitted TARC Liens", to the extent that such Liens would give rise to Debt under clauses
(i), (ii), or (iii) of the definition of "Debt";

         (g) Any guaranty of Debt permitted by clauses (c), (d) or (f) hereof which guaranty is subordinated in right of payment to the Notes and the TARC Intercompany Loan to the same extent that the Debt permitted to be incurred pursuant to such clauses would be required to be subordinated to the Notes and the TARC Intercompany Loan and which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (c), (d) or (f) hereof;

         (h) Debt of TARC represented by trade payables or accrued expenses, in each case, incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of TARC in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

         (i)  Swap Obligations of TARC;

         (j)  Unrestricted Non-Recourse Debt of TARC;

         (k)  Debt evidenced by the Senior TARC Mortgage Notes;

         (l) Debt or Attributable Debt Incurred in connection with the acquisition of tank storage facilities in the vicinity of the refinery or a substantially contemporaneous Sale and Leaseback Transaction with respect thereto;

         (m) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents;

         (n)  Debt evidenced by the Senior TARC Discount Notes;

         (o) Debt of TARC or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either Section 4.21 or 4.24;

         (p) Debt of TARC owed to the Company which together with any Debt Incurred pursuant to clauses (l)(r), (3)(v) and (4)(t) hereof does not in the aggregate exceed $50,000,000 principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest which, together with any cash interest payable (i) on Debt Incurred pursuant to clauses (l)(r), (3)(v) and (4)(t) hereof, (ii) the TARC Intercompany Loan, (iii) the TransTexas Intercompany Loan and (iv) any other intercompany loan payable to the Company, is sufficient to satisfy all interest payments on the Notes through their stated maturity; and

         (q) TARC may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clause (e) hereof, or this clause (q) (such Debt is collectively referred to as "Pre-Phase I TARC Refinancing Debt"), provided, that (l) the maximum principal amount of Pre-Phase I TARC Refinancing Debt (or, if such Pre-Phase I TARC Refinancing Debt is issued with original issue discount, the original issue price of such Pre-Phase I TARC Refinancing Debt) permitted under this clause (q) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Pre-Phase I TARC Refinancing Debt plus Refinancing Fees, (2) the Pre-Phase I TARC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) the Pre-Phase I TARC Refinancing Debt shall rank with respect to the Notes and the TARC Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced.

         (3) in the case of TransTexas or its Subsidiaries after the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB-" or better by Standard and Poor's Corporation, Inc.:

         (a) Debt evidenced by the TransTexas Intercompany Loan or the Guarantees;

         (b) Subordinated Debt of TransTexas solely to any wholly owned Subsidiary of TransTexas, or Debt of any wholly owned Subsidiary of TransTexas solely to TransTexas or to any wholly owned Subsidiary of TransTexas;

         (c) (i) if the Phase I Completion Date has not occurred but the Notes have been rated "B2" by Moody's Investors Services, Inc. or "BB-" by Standard and Poor's Corporation, Inc., TransTexas may Incur Subordinated Debt with initial net proceeds to TransTexas not in excess of $75,000,000 in the aggregate, (ii) if the Phase I Completion Date has not occurred but the Notes
are rated at least                   "B1" or better by Moody's Investors
Services, Inc. or "BB" or better by Standard and Poor's Corporation, Inc., TransTexas may Incur Subordinated Debt with initial net proceeds to TransTexas not in excess of $125,000,000 in the aggregate, less any Subordinated Debt Incurred pursuant to subclause (i) above, and (iii) if the Phase I Completion Date has occurred, TransTexas may Incur Subordinated Debt with initial net proceeds to TransTexas not in excess of $125,000,000 in the aggregate, less any Subordinated Debt Incurred pursuant to subclauses (i) and (ii) above;

         (d) Debt outstanding under a Revolving Credit Facility in an aggregate principal amount not to exceed at any one time the greater of $40,000,000 or the TransTexas Borrowing Base, less any Debt outstanding pursuant to clause (c) of clause (l) above;

         (e) Debt in an aggregate principal amount outstanding not to exceed at any one time $35,000,000, less any Debt outstanding pursuant to clause (d) of clause (l) above;

         (f) Debt secured by Liens permitted pursuant to clauses (j) or (t) of Permitted TransTexas Liens, in an aggregate principal amount not to exceed $35,000,000;

         (g) The Attributable Debt Incurred in connection with a Sale and Leaseback Transaction of TransTexas' headquarters building located at 1300 North Sam Houston Parkway East, Houston, Texas, and the properties, including various buildings and site improvements, located (i) on U.S. Highway 359, known as "TransTexas Gas Corporation," in Webb County, Texas and (ii) two (2) miles west of Zapata, Texas, on Farm-To-Market Road 496, known as "TransTexas Gas Corporation," in Zapata County, Texas;

         (h) Debt of TransTexas secured by a Permitted TransTexas Lien that meets the requirements of clause (c), (d), (e), (i), (k), (l), (m), (o) or (r) of the definition of "Permitted TransTexas Liens," to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt";

         (i) any guaranty of Debt permitted by clauses (c), (d), (e), (f), (h) or (j) hereof, which guaranty is subordinated in right of payment to the TransTexas Intercompany Loan to the same extent that the Debt permitted to be incurred pursuant to such clauses would be required to be subordinated to the TransTexas Intercompany Loan and which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (c), (d),
(e), (f), (h) or (j) hereof;

         (j) TransTexas may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clauses (c), (j),
(q) or (s) hereof, or the third paragraph of this section or Debt permitted to be refinanced pursuant to clause (l) (g) hereof (such Debt is collectively referred to as "TransTexas Refinancing Debt"), provided, that (1) the maximum principal amount of TransTexas Refinancing Debt (or, if such TransTexas Refinancing Debt is issued with original issue discount, the original issue price of such TransTexas Refinancing Debt) permitted under this subclause (j) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the TransTexas Refinancing Debt plus Refinancing Fees, (2) the TransTexas Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) the TransTexas Refinancing Debt shall rank with respect to the Notes and the TransTexas Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced;

         (k) Debt represented by trade payables or accrued expenses, in each case incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of TransTexas in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

         (l)  Swap Obligations of TransTexas;

         (m)  Unrestricted Non-Recourse Debt of TransTexas;

         (n)  Debt evidenced by the Senior TransTexas Notes;

         (o) Dollar-Denominated Production Payment Obligations that TransTexas elects to treat as Debt not to exceed $40,000,000 in the aggregate at any one time outstanding;

         (p) TransTexas may enter into an agreement for the Presale of Gas for cash if the net proceeds from such sale are used to make an Intercompany Loan Redemption;

         (q)  Debt relating to the Reimbursement and Credit Facility;

         (r) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents;

         (s)  Debt evidenced by the Subordinated Notes;

         (t) guarantees of Debt of TTXD to the extent that such Debt was Debt of TransTexas on the Issue Date and relates to assets contributed to TTXD pursuant to clause (xiii) of the definition of "Permitted Investment";

         (u) Debt of TransTexas or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either of Section
4.21 or 4.24; and

         (v) Debt of TransTexas owed to the Company which together with any Debt Incurred pursuant to clauses (1) (r), (2) (p) and (4) (t) hereof does not in the aggregate exceed $50,000,000 principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest which, together with any cash interest payable (i) on Debt Incurred pursuant to clauses (1)(r), (2)(p) and (4)(t) hereof, (ii) the TARC Intercompany Loan, (iii) the TransTexas Intercompany Loan and (iv) any other intercompany loan payable to the Company, is sufficient to satisfy all interest payments on the Notes through their stated maturity.

         (4) in the case of TARC or its Subsidiaries after the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB-" or better by Standard and Poor's Corporation, Inc.:

         (a)  Debt evidenced by the TARC Intercompany Loan or the Guarantees;

         (b) Subordinated Debt of TARC solely to any wholly owned Subsidiary of TARC, or Debt of any wholly owned Subsidiary of TARC solely to TARC or to any wholly owned Subsidiary of TARC;

         (c) Subordinated Debt of TARC with initial net proceeds to TARC not in excess of $150,000,000 in the aggregate;

         (d) Debt of TARC outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $100,000,000 or (y) the TARC Borrowing Base, less, in each case, the amount of any Debt of an Accounts Receivable Subsidiary (other than Debt owed to TARC) and any Debt outstanding pursuant to clause (c) of clause (2) above;

         (e) Debt in an aggregate principal amount not to exceed at any one time $10,000,000, less any Debt outstanding pursuant to clause (d) of clause
(2) above;

         (f) Debt secured by Liens permitted pursuant to clauses (h) and (j) of Permitted TARC Liens, in an aggregate principal amount not to exceed $35,000,000;

         (g) Debt incurred in connection with the Port Commission Bond Financing, and any Attributable Debt related thereto, in each case in an aggregate amount not to exceed $65,000,000, less any Debt incurred pursuant to clause (e) of clause (2) above;

         (h) Debt secured by a Permitted TARC Lien that meets the requirements of clause (c), (g), (m), (o) and (r) of the definition of "Permitted TARC Liens," to the extent that such Liens would give rise to Debt under clauses
(i), (ii), or (iii) of the definition of "Debt";

         (i) Any guaranty of Debt permitted by clauses (c), (d), (e), (f), (h) or (j) hereof which guaranty is subordinated in right of payment to the Notes and the TARC Intercompany Loan to the same extent that the Debt permitted to be incurred pursuant to such clauses would be required to be subordinated to the Notes and the TARC Intercompany Loan and which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to
(c), (d), (e), (f), (h) or (j) hereof;

         (j) TARC may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clauses (c) or (g) above, the fourth paragraph of this section or this subclause

(j) or Debt permitted to be refinanced pursuant to clause (2)(q) hereof (such Debt is collectively referred to as "TARC Refinancing Debt"), provided, that
(1) the maximum principal amount of TARC Refinancing Debt (or, if such TARC Refinancing Debt is issued with original issue discount, the original issue price of such TARC Refinancing Debt) permitted under this subclause (j) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the Incurrence of the TARC Refinancing Debt plus Refinancing Fees, (2) the TARC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) the TARC Refinancing Debt shall rank with respect to the Notes and the TARC Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced;

         (k) Debt of TARC represented by trade payables or accrued expenses, in each case, incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of TARC in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

         (l)  Swap Obligations of TARC;

         (m)  Unrestricted Non-Recourse Debt of TARC;

         (n)  Debt evidenced by the Senior TARC Mortgage Notes;

         (o) Debt or Attributable Debt Incurred in connection with the acquisition of tank storage facilities in the vicinity of the refinery or a substantially contemporaneous Sale and Leaseback Transaction with respect thereto;

         (p) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash;

         (q)  Debt evidenced by the Senior TARC Discount Notes;

         (r) Debt of TARC Incurred in connection with the acquisition, construction or improvement of a CATOFIN(R) Unit not in excess of 20% of TARC's Consolidated EBITDA accrued for the period (taken as one accounting period) commencing with the first full fiscal quarter that commenced after the Phase I Completion Date, to and including the fiscal quarter ended immediately prior to the date of such calculation, provided, that, no such Debt may be Incurred unless (i) the Phase II Completion Date has occurred or (ii) the Construction Supervisor shall have provided the Trustee with written certification that, based upon its bi-monthly evaluation of the Capital Improvement Program, the amounts remaining in the disbursement accounts to complete Phase II are sufficient to complete Phase II in accordance with the Plans approved by the Construction Supervisor;

         (s) Debt of TARC or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either Section 4.21 or 4.24; and

         (t) Debt of TARC owed to the Company which together with any Debt Incurred pursuant to clauses (l)(r), (2)(p) and (3)(v) hereof does not in the aggregate exceed $50,000,000 principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest which, together with any cash interest payable (i) on Debt Incurred pursuant to clauses (l)(r), (2)(p) and (3)(v) hereof, (ii) the TARC Intercompany Loan, (iii) the TransTexas Intercompany Loan and (iv) any other intercompany loan payable to the Company, is sufficient to satisfy all interest payments on the Notes through their stated maturity.


         (5)    in the case of the Company or its Accounts Receivable
                Subsidiary;

         (a)  Debt evidenced by the Notes pursuant to this Indenture;

         (b) guarantees of the Senior TARC Mortgage Notes and the Senior TARC Discount Notes;

         (c) Debt of an Accounts Receivable Subsidiary in an amount permitted by Section 4.20;

         (d) Subordinated Debt of the Company with initial net proceeds to the Company not in excess of $150,000,000 in the aggregate; and

         (e) The Company may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by subclauses (d) hereof, or this subclause (e) (such Debt is collectively referred to as "TEC Refinancing Debt"), provided, that (1) the maximum principal amount of TEC Refinancing Debt (or, if such TEC Refinancing Debt is issued with original issue discount, the original issue price of such Refinancing Debt) permitted under this subclause (e) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the TEC Refinancing Debt plus Refinancing Fees, (2) the TEC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) the TEC Refinancing Debt shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced.

         For the purpose of determining the amount of outstanding Debt that has been Incurred pursuant to clause (o) or (m) of clause (1) above, clause (e) of clause (2) above, clause (c), (s) or (q) of clause (3) above, clause (c) or (g) of clause (4) above or clause (d) of clause (5) above, there shall be included in each such case the principal amount then outstanding of any Debt originally Incurred pursuant to such clause and, after any refinancing or refunding of such Debt, any outstanding Debt Incurred pursuant to clause (g) of clause (1) above, clause (q) of clause (2) above, clause (j) of clause (3) above, clause
(j) of clause (4) above and clause (e) of clause (5) above so as to refinance or refund such Debt Incurred pursuant to such subclauses and any subsequent refinancings or refundings thereof.

         Notwithstanding the foregoing provisions of this covenant, after the Phase I Completion Date, TransTexas may (1) Incur Senior Debt and may issue Disqualified Capital Stock if, at the time such Senior Debt is Incurred or such Disqualified Capital Stock is Issued, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt or retire Disqualified Capital Stock, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of TransTexas for the Reference Period is greater than 2.5 to 1, and
(iii) TransTexas' Adjusted Consolidated Tangible Assets are equal to or greater than 150% of the total consolidated principal amount or accreted value, as the case may be, of Debt of the TransTexas Entities (excluding, for purposes of this calculation, the negative Net Worth of any Subsidiary which was formerly designated as an Unrestricted Subsidiary); and (2) Incur Subordinated Debt if, at the time such Subordinated Debt is incurred, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Subordinated Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of TransTexas for the Reference Period is greater than 2.0 to 1, and (iii) TransTexas' Adjusted Consolidated Tangible Assets are equal to or greater than 125% of the total consolidated principal amount or accreted value, as the case may be, of Debt of the TransTexas Entities (excluding, for purposes of this calculation, the negative Net Worth of any Subsidiary which was formerly designated as an Unrestricted Subsidiary).

         Notwithstanding the foregoing provisions of this covenant, (a) TARC may Incur Senior Debt and TARC may issue Disqualified Capital Stock if, at the time such Senior Debt is Incurred or such Disqualified Capital Stock is issued,
(i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Debt being Incurred or such Disqualified Capital Stock being issued and the application of the proceeds therefrom to the extent used to reduce Debt or Disqualified Capital Stock, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of TARC for the Reference Period is greater than 2.5 to 1, and (b) TARC may Incur Subordinated Debt if, at the time such Subordinated Debt is incurred, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Subordinated Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of TARC for the Reference Period is greater than 2.0 to 1.

         Debt Incurred and Disqualified Capital Stock issued by any Person that is not a Subsidiary of TransTexas or TARC, as the case may be, which Debt or Disqualified Capital Stock is outstanding at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with TransTexas or TARC or one of their Subsidiaries, as the case may be, shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with TransTexas or TARC, respectively, or one of their respective Subsidiaries.

         For the purpose of determining compliance with this covenant, (A) if an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category to which such Debt applies and shall not be required to include the amount and type of such Debt in more than one of such categories and may elect to apportion such item of Debt between or among any two or more of such categories otherwise applicable, and (B) the amount of any Debt which does not pay interest in cash or which was issued at a discount to face value shall be deemed to be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

         Section 12 Limitations on Restricting Subsidiary Dividends. The Company shall not, and shall not permit any of its Subsidiaries (other than TARC, TransTexas or any of the TTXD Entities) to, directly or indirectly, create, assume, or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company (other than TARC, TransTexas or any of the TTXD Entities) to pay dividends or make other distributions on the Capital Stock of any Subsidiary of the Company, except encumbrances and restrictions existing under this Indenture and any agreement of a Person acquired by the Company or a Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired. Notwithstanding anything contained herein to the contrary, neither TARC nor TransTexas may create an encumbrance or restriction on their ability to pay premium, if any, principal of, or interest on, the Intercompany Loans.

         Section 13 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur, or suffer to exist any Lien upon any of its respective property or assets, whether now owned or hereafter acquired which property or assets constitute Collateral, other than (a) in the case of the Company, Permitted TEC Liens, (b) in the case of TARC, Permitted TARC Liens, and (c) in the case of TransTexas, Permitted TransTexas Liens. For the purpose of determining compliance with this Section 4.13, if a Lien meets the criteria of more than one of the types of Permitted Liens, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category of Permitted Lien to which such Lien applies, shall not be required to include such Lien in more than one of such categories, and may elect to apportion such Lien between or among any two or more categories otherwise applicable.

         Section 14    Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (A) an amount equal to the Net Cash Proceeds therefrom is (i) in the case of an Asset Sale by the Company, applied as described under Section 4.21 (ii) in the case of an Asset Sale by one of the TransTexas Entities, applied to an Intercompany Loan Redemption of the TransTexas Intercompany Loan, (iii) in the case of an Asset Sale by one of the TARC Entities, applied to an Intercompany Loan Redemption of the TARC Intercompany Loan, (iv) used to make cash payments in the ordinary course of business and consistent with past practices that are not otherwise prohibited by this Indenture, provided that the aggregate amount so used pursuant to this clause (iv) from and after the Issue Date does not exceed $25,000,000 with respect to TransTexas, or $15,000,000 with respect to TARC (without duplication of amounts used to acquire any Capital Assets in accordance with clauses (v),
(vi) and (vii) of this paragraph (a) below), (v) with respect to an Asset Sale by TransTexas or any of its Subsidiaries (x) to the extent such Asset Sale occurs prior to the payment in full of the TransTexas Intercompany Loan (and any other loans from the Company pursuant to clauses (xvii) or (xxvii) of the definition of "Permitted Investment") and includes proved reserve assets, used for Capital Expenditures in a Related TransTexas Business within 180 days after the date of such Asset Sale, provided that TransTexas' most recent Reserve Report indicates that TransTexas and its Subsidiaries, after giving effect to the Asset Sale and to the addition of proved reserves associated with any assets acquired in connection with such Asset Sale, have proved reserves as indicated on the most recent Reserve Report at least equal to (1) if such sale occurs during the fiscal year ending January 31, 1998, 450 Bcfe of natural gas,
(2) if such sale occurs during the fiscal year ending January 31, 1999, 500 Bcfe of natural gas or with an SEC PV 10 of at least $600,000,000 and (3) if such sale occurs during the fiscal year ending January 31, 2000 or thereafter, 600 Bcfe of natural gas or with an SEC PV 10 of at least $700,000,000, or (y) to the extent such Asset Sale occurs substantially contemporaneously with or after the payment in full of the TransTexas Intercompany Loan (and any other loan to TransTexas from the Company pursuant to clauses (xvii) or (xxviii) of the definition of "Permitted Investment") or involves assets that do not include proved reserves, used for Capital Expenditures in a Related TransTexas Business within 180 days after the date of such Asset Sale; (vi) with respect to an Asset Sale by TARC or any of its Subsidiaries after the Phase II Completion Date, used for Capital Expenditures in a Related TARC Business within 180 days after the date of such Asset Sale; provided that, prior to the payment in full of the TARC Intercompany Loan (and any other loan to TARC from the Company pursuant to clauses (xvii) or (xxviii) of the definition of "Permitted Investment"), the aggregate amount does not exceed $10,000,000 or (vii) with respect to an Asset Sale by TransTexas or TARC or any of their Subsidiaries resulting from (x) the damage to or destruction of assets for which Insurance Proceeds are paid or (y) condemnation, eminent domain or similar type proceedings, in each case, used for Capital Expenditures in a Related TransTexas Business (in the case of Asset Sales by any of the TransTexas Entities) or a Related TARC Business (in the case of Asset Sales by any of the TARC Entities) within 360 days after the date of such Asset Sale; and (B) in the case of any Asset Sale or series of related Asset Sales for total proceeds in excess of $5,000,000, at least 85% of the value of the consideration for such Asset Sale consists of cash, Cash Equivalents or Exchange Assets or any combination thereof.

         (b) Notwithstanding the foregoing limitations on Asset Sales and restrictions on the use of Net Cash Proceeds therefrom:

              (i) TransTexas or any Subsidiary of TransTexas may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to TransTexas or a wholly owned Subsidiary of TransTexas;

             (ii) TARC or any Subsidiary of TARC may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to TARC or any wholly owned Subsidiary of TARC;

            (iii) the Company and its Subsidiaries may engage in Asset Sales in the ordinary course of business;

             (iv)    the Company and its Subsidiaries may engage in Asset
         Sales not otherwise permitted in clauses (i) through (iii) or (v) through (xiii) of this sentence provided that the aggregate proceeds from all such Asset Sales do not exceed $5,000,000 in any twelve-month period;

              (v) the Company and its Subsidiaries may engage in Asset Sales pursuant to and in accordance with the provisions of Article V;

             (vi) the Company and its Subsidiaries may sell, assign, lease, license, transfer, abandon or otherwise dispose of (a) damaged, worn out, unserviceable or other obsolete property in the ordinary course of business or (b) other property no longer necessary for the proper conduct of their business;

            (vii) TARC and its Subsidiaries may sell accounts receivable to an Accounts Receivable Subsidiary in accordance with the provisions described under Section 4.20;

           (viii) TARC and its Subsidiaries may convey, sell, transfer or otherwise dispose of crude oil and refined products in the ordinary course of business;

             (ix)    the Company and its Subsidiaries may engage in Asset
         Sales (a) the Net Cash Proceeds of which are used for payment of cash interest on the Notes or the Intercompany Loans, (b) in connection with the settlement of litigation or the payment of judgments or (c) the Net Cash Proceeds of which are used in connection with the settlement of litigation or for the payment of judgments; provided, that the aggregate value of assets transferred pursuant to clauses (b) and (c) above from and after the Issue Date does not exceed $25,000,000;

              (x) TransTexas may sell, convey, contribute or otherwise transfer the assets comprising the Related TTXD Business to TTXD;

             (xi) TARC may transfer the Port Facility Assets in connection with the Port Commission Bond Financing;

            (xii) TransTexas and its Subsidiaries may convey, sell, transfer or otherwise dispose of Hydrocarbons or other mineral products in the ordinary course of business;

           (xiii) Prior to the TTXD Spin-off, TransTexas may sell, transfer, contribute or otherwise dispose of the capital stock of TTXD or the assets comprising the drilling and energy services business and pipeline services business of TransTexas provided that (a) in the case of a transfer, contribution or other distribution to a company which has a class of equity securities publicly traded on a national securities exchange or on the NNM, (x) at least 50% of the value of the consideration for such Asset Sale consists of cash and up to 50% of the value of the consideration for such Asset Sale may consist of Capital Stock and (y) the Net Cash Proceeds from such Asset Sale are applied pursuant to clause (a)(ii) of the prior paragraph or (b) in the case of a transfer, contribution or other distribution to a joint venture, partnership, limited liability company or similar entity newly formed for the purpose of this transfer, up to 100% of the value of the consideration for such Asset Sale may consist of Capital Stock or other equity interests in such entity; provided, that any Net Cash Proceeds from such Asset Sale are applied pursuant to clause (a)(ii) of the prior paragraph;

            (xiv) The Company and TARC may sell shares of TransTexas Common Stock in connection with a transaction contemplated by the TransTexas Disbursement Agreement and clause (xii) of the definition of "Restricted Payments," and

             (xv) Unless otherwise required by the foregoing clauses (i) through (xiv), the proceeds of any Asset Sale permitted thereby shall be used by the Company or its Subsidiaries for purposes not otherwise prohibited by this Indenture.

         (c) The Company shall not, and shall not permit any of its Subsidiaries to, consummate a Non-Collateral Asset Sale unless an amount equal to the Net Cash Proceeds therefrom is used for Capital Expenditures in (A) a Related TARC Business in the case of Non-Collateral Asset Sales by any of the TARC Entities or (B) a Related TransTexas Business in the case of Non-Collateral Asset Sales by any of the TransTexas Entities, in each case within 180 days after the date of such Non-Collateral Asset Sale.





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         Section 15    Waiver of Stay, Extension or Usury Laws.  The Company
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Indenture or in any of the documents securing the payment of the Notes or otherwise relating thereto, in no event shall this Indenture or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the Notes or in any of the documents securing the payment thereof or otherwise relating thereto, or in any communication by the Holders or any other person to the Company or any other person, or in the event all or part of the principal or interest on the Notes shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this paragraph shall be credited against the then unpaid principal balance on the Notes or refunded to the Company, at the Holders' option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Notes, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document, security instrument, and communication relating to this Indenture and the Notes.

         Section 16 Guarantee by Subsidiaries. If TARC or TransTexas or any of their respective Subsidiaries shall make Investments in an aggregate amount, or otherwise transfer (including by capital contribution) or cause to be transferred, in a manner otherwise permitted pursuant to this Indenture, any assets (tangible or intangible), businesses, divisions, real property, or equipment having a book value as shown in the Company's most recent consolidated balance sheet or the notes thereto (or if greater, a fair market value at the time of transfer) in excess of $1,000,000 in or to any Subsidiary of the Company that is not a Guarantor or an obligor on either the TransTexas Intercompany Loan or the TARC Intercompany Loan, other than TTXD or any Subsidiary of TTXD after the TTXD Spin-off, the Company shall (a) cause such transferee Subsidiary to (x) guarantee payment of the TransTexas Intercompany Loan, in the case of Subsidiaries of TransTexas, or the TARC Intercompany Loan in the case of Subsidiaries of TARC, by executing a Guarantee and (y) execute the appropriate security document, in substantially the form of the relevant Security Document attached hereto, necessary to grant a security interest in all of the assets of such

Subsidiary (other than Equipment, Inventory and Receivables) to secure such Guarantee and (b) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Guarantee is a valid, binding and enforceable obligation of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles. If TARC or TransTexas or any of their Subsidiaries shall subsequently sell or otherwise transfer all of the Capital Stock of such Subsidiary held by TARC, TransTexas or any of their Subsidiaries, the Guarantee required hereby shall be withdrawn or cancelled. In addition, if the TTXD Spin-off has occurred the Guarantee by TTXD or any of its Subsidiaries shall be withdrawn or cancelled.

         The liability of each Guarantor under its Guarantee will be limited to the amount of its Adjusted Net Assets. Each Guarantor that makes a payment under its Guarantee of the TARC Intercompany Loan or the TransTexas Intercompany Loan shall be entitled to assert a claim for reimbursement from each other Guarantor of the respective Intercompany Loan, in each case in an amount not to exceed the product of (x) the other Guarantor's Adjusted Net Assets times (y) a fraction, the numerator of which is the other Guarantor's Adjusted Net Assets and the denominator of which is the sum of the Adjusted Net Assets of all Guarantors of the same Intercompany Loan.

         Section 17    Intentionally Omitted.

         Section 18 Limitations on Line of Business. Neither the TransTexas Entities nor the TARC Entities shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related TransTexas Business or a Related TARC Business respectively and, in each case, such other business activities as are reasonably related or incidental thereto. Neither the Company nor any Affiliate of John R. Stanley (other than Persons who are Affiliates solely by being directors or Affiliates of directors of one or more companies affiliated with John R. Stanley and other than TARC, TransTexas, TTXD or any of their Subsidiaries) may engage to any substantial extent in any line or lines of business activity that is a Related Business. The Company shall not have any direct Subsidiaries other than TARC, TTXD, TransTexas, an Accounts Receivable Subsidiary, and any wholly owned Subsidiary formed solely for the purpose of facilitating the reincorporation of TARC in Delaware or the repurchase of the TARC Warrants.

         Section 19    Separate Existence and Formalities.    The Company hereby
covenants and agrees that:

         (a) it will maintain procedures designed to prevent commingling of the funds of the Company, its Subsidiaries' and TransAmerican, other than pursuant to the Services Agreement;

         (b) all actions taken by the Company and its Subsidiaries will be taken pursuant to authority granted by the Board of Directors of the Company and its Subsidiaries, to the extent required by law or the Company's and its Subsidiaries' Certificate of Incorporation or By-laws;

         (c) the Company and its Subsidiaries will maintain separate records and books of account and such records and books of account shall be separate from those of TransAmerican in each case in accordance with generally accepted accounting principles;

         (d) the Company and its Subsidiaries will maintain correct minutes of the meetings and other corporate proceedings of the owners of its capital stock and the Board of Directors and otherwise comply with requisite corporate formalities required by law;





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
         (e) the Company and its Subsidiaries will not knowingly mislead any other Person as to the identity or authority of the Company and its Subsidiaries; and

         (f) it will maintain procedures designed to assure that all written communications of the Company and its Subsidiaries, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will appropriately identify the entity on whose behalf such communication is made.

         Section 20    Accounts Receivable Subsidiary.

         (a) Notwithstanding the provisions of Section 4.3, TARC may, and may permit any of its Subsidiaries to, make Investments in an Accounts Receivable Subsidiary (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance the purchase of accounts receivable of TARC and its Subsidiaries and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below; provided that the aggregate amount of such Investments shall not exceed the greater of $20,000,000 or 20% of the TARC Borrowing Base at any time;

         (b) TARC shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed the greater of $20,000,000 or 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of this Indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

         (c) The Company shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from TARC and its Subsidiaries or participation interests therein to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

         (d) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary or a guarantee limited in recourse solely to the stock of an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants, and other agreements of TARC or any of its Subsidiaries with respect to the accounts receivable sold by TARC or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither TARC nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectability of accounts receivable sold by them;

         (e) The Company shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of TARC and its Subsidiaries and activities incidental thereto, including incurring Debt pursuant to clause (f) below;





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
         (f) The Company shall not permit an Accounts Receivable Subsidiary to incur any Debt other than the Accounts Receivable Subsidiary Notes, Debt owed to TARC, and Non-Recourse Debt; provided that the aggregate principal amount of all such Debt of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

         (g) The Company shall cause any Accounts Receivable Subsidiary to remit to the Company on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to lenders, acquirors of accounts receivable or participation interests therein, to the extent not applied (i) to pay interest or principal on the Accounts Receivable Subsidiary Notes or any Debt of such Accounts Receivable Subsidiary permitted by clause (f) above, (ii) to pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements, or (iii) to finance the purchase of additional accounts receivable of TARC and its Subsidiaries; and

         (h) TARC shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any such transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or
(C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

         Section 21 Excess Cash. Not later than 20 Business Days after any date on which the Accumulated Amount (as defined below) exceeds $50,000,000, the Company shall make an irrevocable, unconditional offer (an "Excess Cash Offer") to the Holders to purchase the maximum amount of Notes which could be acquired by application of the Accumulated Amount as defined below (the "Excess Cash Offer Amount"), at a purchase price (the "Excess Cash Offer Price") equal to 105% of the Accreted Value of the Senior Secured Discount Notes and the principal amount of the Senior Secured Notes for offers made on or prior to December 31, 1997, at a price equal to 108% of the Accreted Value of the Senior Secured Discount Notes and the principal amount of the Senior Secured Notes for offers made during the period from January 1, 1998 through June 15, 2000 and thereafter at the optional redemption prices set forth under Article III, in each case, plus accrued and unpaid interest, if any, to and including, the date the Notes tendered are purchased and paid for in accordance with this Indenture, which date shall be no later than 25 Business Days after the first date on which the Excess Cash Offer is required to be made (the "Excess Cash Purchase Date"). The Excess Cash Offer Amount required to be paid hereunder shall be reduced by the amount needed to pay the cash interest on the Notes through maturity (less any interest payable to the Company on the TARC Intercompany Loan, and the TransTexas Intercompany Loan and any other intercompany loan payable to the Company) after giving effect to the Notes repurchased pursuant to the Excess Cash Offer (the "Interest Reserve Amount"). The Company shall send notice of an Excess Cash Offer at least 20 Business Days prior to the close of business on the third Business Day prior to the Excess Cash Purchase Date (the "Final Put Date"), by first-class mail, to each Holder at his address set forth upon the registry of the Company, with a copy to the Trustee. The notice to the Holders will contain all





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
information, instructions, and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Excess Cash Offer. An amount equal to the aggregate of all Excess Cash received by the Company is referred to as the "Accumulated Amount." Prior to making any Excess Cash Offer, the Company shall invest the Accumulated Amount only in cash and Cash Equivalents. The Company may, at its option, elect to make an Excess Cash Offer in the manner specified herein prior to the time that the Accumulated Amount exceeds $50,000,000.

         To the extent applicable and if required by law, the Company shall comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any Excess Cash Offer by the Company to purchase the Notes. The Company shall give the Trustee prompt notice if the Accumulated Amount exceeds $50,000,000.

         On or before an Excess Cash Purchase Date, the Company shall (a) accept for payment Notes or portions thereof properly tendered pursuant to the Excess Cash Offer prior to the close of business on the Final Put Date (on a pro rata basis between the issues (the maximum extent possible) based on the Value of the Notes actually tendered if Notes with a Value in excess of the Value of Notes to be acquired are tendered and not withdrawn), (b) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Excess Cash Offer Price through the Excess Cash Purchase Date of all Notes or portions thereof so accepted, and (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Excess Cash Offer Price through the Excess Cash Purchase Date for such Notes. The Trustee shall promptly cancel all Notes accepted by the Company pursuant to the Excess Cash Offer and authenticate and mail or deliver to the Holders of Notes so accepted a new Note equal in Value to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Cash Offer on or as soon as practicable after the Excess Cash Payment Date.

         If the amount required to acquire all Notes tendered by Holders pursuant to the Excess Cash Offer (the "Excess Cash Acceptance Amount") shall be less than the aggregate Excess Cash Offer Amount, the excess of the Excess Cash Offer Amount over the Excess Cash Acceptance Amount shall be (i) invested in cash or Cash Equivalents, (ii) used by the Company to make a Note Repurchase or (iii) used by the Company to make loans to its Subsidiaries, provided that such loans (x) are on terms no less favorable to the Company than the economic terms described to the Holders of Notes in the Excess Cash Offer, (y) are made to the parties described in the Excess Cash Offer, and (z) have a maturity date which is not after the maturity date of the Notes. Upon consummation of any Excess Cash Offer made in accordance with the terms of the Indenture, the Accumulated Amount will be reduced to zero.

         Notwithstanding anything contained in the foregoing to the contrary, the Company shall immediately deposit any cash received by it that the Company has allocated to the Interest Reserve Amount or the provision for income taxes, in each case in the manner contemplated by the definition of "Excess Cash," into a segregated cash collateral account in which the Trustee has a perfected first priority security interest pending such uses.

         Notwithstanding anything contained in the foregoing to the contrary, at any time after June 15, 2000, the Company may elect to make an optional redemption at the prices and in the manner described under Article III in lieu of making an Excess Cash Offer. In the event that the Company makes a





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
redemption pursuant to Article III, the Accumulated Amount shall be reduced by an amount equal to the redemption price actually paid in connection with such redemption.

         Section 22 Third Party Consents. TransTexas shall use its best efforts to obtain, as soon as reasonably practicable, all consents and approvals that may be required under any Third Party Consent Agreement (i) for the creation, perfection, maintenance or protection of a valid security interest in, or lien against, any of the Collateral in favor of the Trustee or
(ii) upon foreclosure of the Trustee's lien, for the Trustee to acquire or sell, assign, dispose of or otherwise transfer such Third Party Consent Agreement, or any right or interest of the Company or any of its Subsidiaries thereunder, or for the Trustee to exercise any or all of its rights or remedies under any of the Security Documents. The use of its "best efforts" shall not require TransTexas to pay consideration for such consents or approvals or to take actions other than use its good faith efforts to request such consents and approvals. TransTexas shall not, and shall not permit any of its Subsidiaries to, permit to exist as of the end of any fiscal quarter, any Third Party Consent Agreement if, after giving effect to such Third Party Consent Agreement, the aggregate of all Third Party Consent Agreements entered into after the date of this Indenture includes or relates to properties constituting more than 25% of the net acreage owned or leased by TransTexas or any of its Subsidiaries or Nominees after the date of this Indenture.

         Section 23 Limitation on Assets Held by Nominees. Within 270 days of the acquisition of any Nominee Property by any Nominee (to the extent the aggregate expenditures for all then existing Nominee Property exceeds $10,000,000), TransTexas and its Subsidiaries shall cause such Nominee to assign and transfer to TransTexas, or such of its Subsidiaries, as the case may be, all of such Nominee's right, title and interest in and to such Nominee Property.

         Section 24 Additional Interest Excess Cash Offer. Upon the occurrence of a TARC Interest Increase or a TransTexas Interest Increase the Company shall be obligated to make an offer to purchase the Notes upon the terms and subject to the conditions described below. Not later than 20 Business Days after any date on which the Additional Interest Accumulated Amount (as defined below) exceeds $10,000,000, the Company shall make an irrevocable, unconditional offer (an "Additional Interest Excess Cash Offer") to the Holders to purchase the maximum amount of Notes which could be acquired by application of the Additional Interest Accumulated Amount (as defined below) (the "Additional Interest Excess Cash Offer Amount"), at a purchase price (the "Additional Interest Excess Cash Offer Price") equal to 101% of the Accreted Value of the Senior Secured Discount Notes and the principal amount of the Senior Secured Notes, in each case, plus accrued and unpaid interest, if any, to and including the date the Notes tendered are purchased and paid for in accordance with the Indenture, which date shall be no later than 25 Business Days after the first date on which the Additional Interest Excess Cash Offer is required to be made (the "Additional Interest Excess Cash Purchase Date"). The Company shall send notice of an Additional Interest Excess Cash Offer at least 20 Business Days prior to the close of business on the third Business Day prior to the Additional Interest Excess Cash Purchase Date (the "Additional Interest Final Put Date"), by first-class mail, to each Holder at his address set forth upon the registry of the Company, with a copy to the Trustee. The notice to the Holders will contain all information, instructions, and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Additional Interest Excess Cash Offer. An amount equal to the aggregate of all Additional Interest Excess Cash received by the Company is referred to as the "Additional Interest Accumulated Amount." Prior to making any Additional Interest Excess Cash Offer, the Company shall invest the Additional Interest Accumulated Amount only in cash and Cash Equivalents. The Company may, at its option, elect to make an Additional Interest Excess Cash Offer in the manner specified herein prior to the time that the Additional Interest Accumulated Amount exceeds $10,000,000.





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
         To the extent applicable and if required by law, the Company shall comply with Section 14 of the Exchange Act and the provisions of Regulation l4E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any Additional Interest Excess Cash Offer by the Company to purchase the Notes. The Company shall give the Trustee prompt notice if the Additional Interest Accumulated Amount exceeds $10,000,000.

         On or before an Additional Interest Excess Cash Purchase Date, the Company shall (a) accept for payment Notes or portions thereof properly tendered pursuant to the Additional Interest Excess Cash Offer prior to the close of business on the Additional Interest Final Put Date (on a pro rata basis between the issues (to the maximum extent possible) based on the Value of the Notes actually tendered if Notes with a Value in excess of the Value of Notes to be acquired are tendered and not withdrawn), (b) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Additional Interest Excess Cash Offer Price through the Additional Interest Excess Cash Purchase Date of all Notes or portions thereof so accepted, and (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Additional Interest Excess Cash Offer Price through the Additional Interest Excess Cash Purchase Date for such Notes. The Trustee shall promptly cancel all Notes accepted by the Company pursuant to the Additional Interest Excess Cash Offer and authenticate and mail or deliver to the Holders of Notes so accepted a new Note equal in Value to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Additional Interest Excess Cash Offer on or as soon as practicable after the Additional Interest Excess Cash Payment Date.

         If the amount required to acquire all Notes tendered by Holders pursuant to the Additional Interest Excess Cash Offer (the "Additional Interest Excess Cash Acceptance Amount") shall be less than the aggregate Additional Interest Excess Cash Offer Amount, the excess of the Additional Interest Excess Cash Acceptance Amount shall be (i) invested in cash or Cash Equivalents, (ii) used by the Company to make a Note Repurchase or (iii) used by the Company to make loans to its Subsidiaries, provided that such loans (x) are on terms no less favorable to the Company than the economic terms described to the Holders in the Additional Interest Excess Cash Offer, (y) are made to the parties described in the Excess Cash Offer and (z) have a maturity date which is not after the maturity date of the Notes. Upon consummation of any Additional Interest Excess Cash Offer made in accordance with the terms of the Indenture, the Additional Interest Accumulated Amount will be reduced to zero.

         Notwithstanding anything contained in the foregoing to the contrary, the Company shall immediately deposit any cash received by it that the Company has allocated to the Additional Interest Reserve Amount into a segregated cash collateral account in which the Trustee has a perfected first priority security interest pending such uses.





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
                                  ARTICLE V


                             SUCCESSOR CORPORATION

         Section 1    When the Company May Merge, Etc.

         (a) The Company shall not, and shall not permit TARC or TransTexas to, consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless:

         (1) either (a) the Company, TARC or TransTexas, as the case may be, shall be the continuing Person, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company, TARC or TransTexas, as the case may be, is merged or to which all or substantially all of the properties and assets of the Company, TARC or TransTexas, as the case may be, are transferred as an entirety or substantially as an entirety (the Company, TARC or TransTexas, as the case may be, or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto and any supplements to any Security Documents as the Trustee in its sole discretion may require, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee, all the obligations of the Company, TARC or TransTexas, as the case may be, under the Notes, the TARC Intercompany Loan, the TransTexas Intercompany Loan, the Security Documents, the Registration Rights Agreements, and this Indenture;

         (2) No Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction;

         (3) on a pro forma consolidated basis, immediately after giving effect to such transaction and the assumption of the obligations contemplated by clause (1), above, and the incurrence or anticipated incurrence of any Debt or Disqualified Capital Stock to be incurred or issued in connection therewith, (x) the Net Worth of the Surviving Person is at least equal to the Net Worth of such predecessor or transferring entity immediately prior to such transaction and (y) except for a merger of TARC into a wholly owned Subsidiary of the Company or its wholly owned Subsidiary incorporated in the State of Delaware solely for the purpose of facilitating a reincorporation in Delaware or a repurchase of the TARC Warrants, the Surviving Person could incur $1.00 of additional Senior Debt pursuant to the third or fourth paragraph of Section 4.11, as applicable (in all cases for this purpose only, as if the Phase I Completion Date has occurred);

         (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article V and that all conditions precedent herein provided relating to such transaction have been satisfied; and

         (5)    except for a merger of TARC into a wholly owned
Subsidiary of the Company or its wholly owned Subsidiary incorporated in the State of Delaware solely for the purpose of facilitating a reincorporation in Delaware or a repurchase of the TARC Warrants, at the time of or within 120 days after the occurrence of the event specified above, the Notes have not been or are not downgraded by Standard





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
& Poor's Corporation, Inc., Moody's Investors Service, Inc. or any successor rating agencies to either entity to a rating below that which existed immediately prior to the time the event specified above is first publicly announced.

         For purposes of this Section 5.1, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to such transaction) for the four fiscal quarters immediately preceding such transaction.

         (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, TARC or TransTexas, which properties and assets, if held by the Company, TARC or TransTexas instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, TARC or TransTexas, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, TARC or TransTexas, as the case may be.

         (c) Notwithstanding anything contained in the foregoing to the contrary, any Subsidiary of TARC or TransTexas with a Net Worth greater than zero, may merge into TARC or TransTexas, respectively (or a wholly owned Subsidiary of TARC or TransTexas, respectively) at any time, provided, that TARC or TransTexas, as the case may be, shall have delivered to the Trustee an Officers' Certificate stating that such Subsidiary has a Net Worth greater than zero and such merger does not result in a Default or an Event of Default hereunder. Notwithstanding anything contained in the foregoing, an Accounts Receivable Subsidiary may merge into TARC, provided, that such merger does not result in a Default or Event of Default hereunder.

         (d) Notwithstanding anything contained in this Article V to the contrary, none of TARC or TransTexas may merge into the Company or any of its Subsidiaries.

         Section 2 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.1, the Surviving Person formed by such consolidation or into which the Company, TARC or TransTexas, as the case may be, is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, TARC or TransTexas, as the case may be, under this Indenture with the same effect as if such Surviving Person had been named as the Company, TARC or TransTexas, as the case may be, herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the predecessor shall be released from such obligations.

                                  ARTICLE VI


                         EVENTS OF DEFAULT AND REMEDIES

         Section 1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest upon any Note as and when the same becomes due and payable, and the continuance of such default for a period of 30 days;

         (b) default in the payment of all or any part of the principal of (or premium, if any, applicable to), the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration, or otherwise, including default in the payment of the Change of Control Purchase Price in accordance with Article XI, the Additional Interest Excess Cash Offer Price in accordance with Section 4.24, or the Excess Cash Offer Price in accordance with Section 4.21;

         (c) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company or any of its Subsidiaries contained in the Notes or this Indenture or any of the Security Documents (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this Section 6.1), and continuance of such default or breach for the period and after the notice, if any, specified below;

         (d) a default which extends beyond any stated period of grace applicable thereto, including any extension thereof, under any mortgage, indenture or instrument under which there is outstanding any Debt of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $25,000,000, or failure to pay such Debt at its stated maturity, provided that a waiver by all of the lenders of such debt of such default shall constitute a waiver hereunder for the same period;

         (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries as bankrupt or insolvent, or ordering relief against the Company or any of its Subsidiaries in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any of its Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

         (f) the Company or any of its Subsidiaries shall institute voluntary bankruptcy proceedings, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

         (g) final judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any Subsidiary, which, in the aggregate, equal or exceed $25,000,000 at any one time shall be entered against the Company or any of its Subsidiaries by a court of competent jurisdiction and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such





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
final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein);

         (h) any of the Security Documents shall for any reason cease to be in full force and effect (except where no material adverse effect to the Holders would result), or shall cease to give the Trustee for the ratable benefit of the Holders the Liens, rights, powers and privileges purported to be created thereby including but not limited to, a perfected security interest in, and Lien on, the Collateral in accordance with the terms thereof, except where the failure to have such Lien, rights, powers and privileges shall not have a material adverse effect on the Holders;

         (i) Independent Directors not constituting a majority of the Board of Directors of the Company for a period of 90 days in the aggregate in any twelve-month period;

         (j) if the Phase I Completion Date has not occurred by the Required Phase I Completion Date; or

         (k)  if the Phase II Completion Date has not occurred by January 31,
2000.

         If a default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided, that, except in the case of default in payment of principal of, premium, if any, or interest on the Notes, including a default in the payment of the Excess Cash Offer Price, Additional Interest Excess Cash Offer Price or Change of Control Purchase Price as required by this Indenture, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

         A Default under clause (c) above (other than in the case of any Defaults under Sections 4.3, 4.11, 4.14, 4.21, 4.24 or 5.1, which Defaults shall be Events of Default without the notice specified in this paragraph or
Section 4.7(c) and upon the passage of 10 days) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding.

         In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary with the intention of avoiding the period of time the Notes are not optionally redeemable or the payment of the premium which the Company would have to pay if the Company then had elected to redeem the Notes pursuant to Paragraph 5 of the Notes, an equivalent premium (or, in the case of an Event of Default prior to the time optional redemptions are permitted, to the extent permitted by law, a premium equal to the stated interest rate of the Notes multiplied by the quotient of
(i) the number of full years left to maturity plus one, divided by (ii) seven) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

         Section 2 Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.1(e) or (f) relating to the Company or its Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate Value of then outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Notes (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(e) or (f) relating to the Company or its Subsidiaries occurs, all principal and accrued interest on the Notes shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

         At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate Value of then outstanding Notes, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any such declaration of acceleration if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

         (1)    all accrued but unpaid interest on all Notes,

         (2) the principal of (and premium, if any, applicable to) any Notes which would become due otherwise than by such declaration of acceleration, and accrued but unpaid interest thereon at the rate borne by the Notes,

         (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes,

         (4) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

         (b) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

         Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of (x) 66 2/3% in aggregate Value of the Notes or (y) the affected Holder of each of the outstanding Notes, unless (x) 66 2/3% in aggregate Value of the Notes or (y) all such affected Holders, respectively, agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         Section 3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the





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
costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts within 10 days of such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         The Trustee shall also be authorized to take whatever additional action at law or in equity may appear to be necessary or desirable to collect the monies necessary to pay the principal, premium (if any) and interest on the Notes.

         Section 4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any debtor-in-possession or Custodian or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         Section 6 Priorities. Subject to the provisions of the Intercreditor Agreements, any money collected by the Trustee pursuant to this
Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any) and interest respectively; and

         THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

         Section 7 Limitation on Suits. No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to





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
enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 8 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Note on the Maturity Dates of such payments as expressed in such Note and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         Section 9 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 10 Delay or Omission Not Waiver. No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 11 Control by Holders. The Holder or Holders of a majority in aggregate Value of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture,

         (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or that such action may involve the Trustee in personal liability, and

         (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 12 Waiver of Past Default. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate Value of the outstanding Notes may, on behalf of all Holders, prior to the declaration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default

         (a) in the payment of the principal of, premium, if any, or interest on, any Note as specified in clauses (a) and (b) of Section 6.1, or

         (b) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected or 66 2/3% in aggregate Value of the Notes at the time outstanding, as the case may be; provided that such a default may be waived by the consent of Holders of each outstanding Note affected or 66 2/3% in aggregate value of the Notes outstanding, as the case may be.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         Section 13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Note on or after the respective Maturity Date expressed in such Note (including, in the case of redemption, on or after the Redemption Date).

         Section 14 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII


                                    TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         Section 1    Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of a Default or an Event of
Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.





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         (2)    In the absence of bad faith on its part, the Trustee
may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2 or Section 6.11.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         (g) The Trustee shall execute and deliver the Intercreditor Agreements and any Subordination Agreements as provided in Section 12.2.

         Section 2    Rights of Trustee.  Subject to Section 7.1:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.





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
         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) Whenever by the terms of this Indenture, the Trustee shall be required to transmit notices or reports to any or all Holders, the Trustee shall be entitled to rely on the information provided by the Registrar as to the names and addresses of the Holders as being correct. If the Registrar is other than the Trustee, the Trustee shall not be responsible for the accuracy of such information.

         Section 3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for (i) the use or application of any funds received by a Paying Agent other than the Trustee, (ii) any statement in the Notes, other than the Trustee's certificate of authentication or (iii) the sufficiency of the collateral for the Notes.

         The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder or in any Security Documents, except as specifically set forth herein or therein.

         Section 5 Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee pursuant to Section 4.7(c), the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any,) of, or interest on, any Note (including all payments due on any Maturity Date), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

         Section 6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

         Section 7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services (in whatever capacity rendered) in accordance with the Trustee's fee schedule, as may be amended from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to, compensation, disbursements and expenses of the Trustees' agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest as reasonably determined by the Trustee between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal (and premium, if any,) or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination of this Indenture under any Bankruptcy Law.

         Section 8 Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

         (1)    the Trustee fails to comply with Section 7.10;

         (2)    the Trustee is adjudged bankrupt or insolvent;

         (3)    a receiver, Custodian, or other public officer takes
                        charge of the Trustee or its property; or

         (4)    the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         Section 9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

         Section 10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (a)(2) and (a)(5). The Trustee shall comply with TIA Section 310(b).

         Section 11 Preferential Collection of Claims against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 12 No Bond. The Trustee shall not be required to give any bond or surety in respect to the execution of its trusts, powers, rights and duties under this Indenture or otherwise in respect of the premises.

         Section 13 Condition to Action. Notwithstanding anything elsewhere in this Indenture to the contrary, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Notes or any other action within the purview of this Indenture, any showings, certificates, opinions, or other information, or corporate action or evidence thereof in addition to that by





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the terms hereof required, as a condition of such action by the Trustee if reasonably deemed desirable by the Trustee for the purpose of establishing the right to the authentication of any Notes or the taking of any other action by the Trustee.

         Section 14 Investment. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it at the direction of the Company.

                                   ARTICLE VIII


                           SATISFACTION AND DISCHARGE

         Section 1 Satisfaction, Discharge of the Indenture and Defeasance of the Notes. The Company shall be deemed to have paid and discharged the entire Debt on the Notes and the provisions of this Indenture shall cease to be of further effect (subject to Sections 8.3 and 8.7), if:

         (a) The Company irrevocably deposits in trust for the benefit of the Holders of the Notes with the Trustee, pursuant to an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee, (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof which, after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, through the payment of principal and interest will provide, not later than one day before the due date of payment in respect of the Notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and each installment of principal and interest on the Notes then outstanding, on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

         (c)  No Default or Event of Default relating to clauses (e) or (f) of
Section 6.1 shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance under bankruptcy or insolvency laws) after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

         (d) The deposit, defeasance and discharge will not be deemed, or result in, a Federal income taxable event to the Holders of the Notes and the Holders will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

         (e) The deposit shall not result in the Company, the Trustee or the trust being subject to regulation under the Investment Company Act of 1940;

         (f) After the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance under Bankruptcy Laws insofar as those laws apply to





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the Company) following the irrevocable deposit of the trust funds, such funds will not be subject to any set aside or avoidance under Bankruptcy Laws affecting creditors' rights generally; and

         (g) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company), each in form and substance satisfactory to the Trustee, stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.1 have been complied with.

         In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

         In the event that the Company takes the necessary action to comply with the provisions described in this Section 8.1 and the Notes are declared due and payable because of the occurrence of an Event of Default within the time period specified in Section 8.1(c), or at any time under Section 8.3, the Company will remain liable for all amounts due on the Notes at the time of acceleration resulting from such Event of Default in excess of the amount of U.S. Legal Tender and U.S. Government Obligations deposited with the Trustee pursuant to this Section 8.1 at the time of such acceleration.

         Section 2 Termination of Obligations Upon Cancellation of the Notes. In addition to the Company's rights under Section 8.1, the Company may terminate all of its respective obligations under this Indenture (subject to Sections 8.3 and 8.7) when:

         (a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

         (b) the Company has paid or caused to be paid all sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 3 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.1 or 8.2, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 2.12, Article III, 4.1, 4.2,
4.4, 6.8, 7.7, 7.8, 8.5, 8.6, 8.7 and this Section 8.3 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.8, 7.7, 7.8, 8.5, 8.6, 8.7 and this Section
8.3 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

         Section 4 Acknowledgment of Discharge by Trustee. After (i) the conditions of Section 8.1 or 8.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall





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acknowledge in writing the discharge the Company's obligations under this
Indenture except for those surviving obligations specified in Section 8.3.

         Section 5 Application of Trust Assets. The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company or any Subsidiary of the Company), in accordance with this Indenture and the terms of the irrevocable trust agreement, to the payment of principal of and interest on the Notes.

         Section 6 Repayment to the Company. Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

         The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Notes that remain unclaimed for two years after the date on which such payment shall have become due; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another Person.

         Section 7 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture, the Security Documents and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2; provided, however, that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX


                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to the Security





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Documents, the Intercreditor Agreements, the TransTexas Disbursement Agreement
or the Disbursement Agreement, in form satisfactory to the Trustee, for any of the following purposes:

         (a) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture, the Security Documents, the Intercreditor Agreement or the Disbursement Agreement which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any respect;

         (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

         (c)  to provide for additional collateral for the Notes;

         (d) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Notes in accordance with Article V; or

         (e)  to comply with the TIA.

         Section 2 Amendments, Supplemental Indentures and Waivers with Consent of Holders. Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate Value of then outstanding Notes, by written act of said Holders (including an electronic mechanism utilized by the Depository Trust Company as a means of receiving consents or tenders of securities) delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture, the Notes or any of the Security Documents or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Notes; provided, that no such modification may, without the consent of the Holders of not less than 66 2/3 in aggregate Value of the Notes at the time outstanding, (i) prior to a Change of Control, reduce the Change of Control Purchase Price or alter the provisions of Article XI or (ii) prior to the date upon which an Excess Cash Offer is required to be made, reduce the Excess Cash Offer Price or alter the provisions of Section
4.21 in a manner adverse to the Holders, (iii) prior to the date upon which an Additional Interest Excess Cash Offer is required to be made, reduce the Additional Interest Excess Cash Offer Price or alter the provisions of Section
4.24 in a manner adverse to the Holders or (iv) alter the provisions of Article XII or any of the Security Documents in a manner adverse to the Holders. Subject to Section 6.8, the Holder or Holders of not less than a majority, in aggregate Value of then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes; provided, that no such waiver may, without the consent of the Holders of not less than 66 2/3 in aggregate Value of the Notes at the time outstanding, have the effect of (i) prior to a Change of Control, reducing the Change of Control Purchase Price or altering the provisions of Article XI or (ii) prior to the date upon which an Excess Cash Offer is required to be made, reducing the Excess Cash Offer Price or altering the provisions of Section 4.21 in a manner adverse to the Holders,
(iii) prior to the date upon which an Additional Interest Excess Cash Offer is required to be made, reducing the Additional Interest Excess Cash Offer Price or altering the provisions of Section 4.24 in a manner adverse





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
to the Holders or (iv) altering the provisions of Article XII or any of the Security Documents in a manner adverse to the Holders. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

         (a) reduce the percentage of Value of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

         (b) reduce the rate or extend the time for payment of interest on any Note;

         (c) (i) reduce the principal amount of any Note or (ii) after the date upon which a Change of Control Offer is required to be made, reduce the Change of Control Purchase Price or (iii) after the date upon which an Excess Cash Offer is required to be made, reduce the Excess Cash Offer Price or (iv) reduce the Offer Price or the Redemption Price or (v) after the date upon which an Additional Interest Excess Cash Offer is required to be made, reduce the Additional Interest Excess Cash Offer Price;

         (d) change the Stated Maturity or the payment date of any installment of principal of, or the payment date of any installment of interest on, any Note;

         (e) (i) alter the redemption provisions of Article III or of paragraph 5 of the Notes or (ii) after the date upon which a Change of Control Offer is required to be made, alter the terms or provisions of Article XI or
(iii) after the date upon which an Excess Cash Offer is required to be made, alter the terms or provisions of Section 4.21 or (iv) after the date upon which an Additional Interest Excess Cash Offer is required to be made, alter the terms or provisions of Section 4.24; in any case, in a manner adverse to any Holder;

         (f) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes (except to increase any required percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holders of each outstanding Note affected thereby) or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Note;

         (g) make any changes in Section 6.4, 6.7 or this third sentence of this Section 9.2; or

         (h) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable) and the Notes as in effect on the date hereof.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder.





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         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         Section 3 Compliance with TIA. Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         Section 4 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, regardless of whether such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

         Section 5 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

         Section 6 Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee at the expense of the Company shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.





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                                  ARTICLE X


                            MEETINGS OF NOTEHOLDERS

         Section 1 Purposes for Which Meetings May Be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

         (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

         (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

         (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

         (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

         Section 2 Manner of Calling Meetings. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

         Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 3 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in the City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in
Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of





                                       95
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New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

         Section 4 Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Noteholders, a Person shall (a) be a registered Holder of one or more Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 5 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting regardless of whether they shall be such Holders at the time of the meeting.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 Value of Notes held or represented by him; provided, however that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate Value of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         Section 6 Voting at the Meeting and Record to Be Kept. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published





                                       96
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as provided in Section 10.3.  The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 7 Exercise of Rights of Trustee or Noteholders May Not Be Hindered or Delayed by Call of Meeting. Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


                                 ARTICLE XI


                          RIGHT TO REQUIRE REPURCHASE

         Section 1 Repurchase of Notes at Option of the Holder Upon Change of Control.

         (a) In the event that a Change of Control occurs, each Holder of Notes shall have the right, at such Holder's option, upon the terms and conditions of this Article XI, to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on a date that is no later than 60 Business Days after the occurrence of a Change of Control (the date on which the repurchase is effected being referred to herein as the "Change of Control Payment Date"), at a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the Accreted Value thereof, in the case of the Senior Secured Discount Notes or 101% of the principal amount thereof, in the case of the Senior Secured Notes thereof, plus accrued and unpaid interest, if any, in each case, on and including the Change of Control Payment Date.

         (b) Within 20 Business Days after the Company knows, or reasonably should know, of the occurrence of a Change of Control, the Company shall make an irrevocable unconditional offer (a "Change of Control Offer") to the Holders to purchase for U.S. Legal Tender all of the Notes pursuant to the offer described in clause (c) of this Section 11.1 at the Change of Control Purchase Price. Within five Business Days after each date upon which the Company knows, or reasonably should know, of the occurrence of a Change of Control requiring the Company to make a Change of Control Offer pursuant to this Section 11.1, the Company shall so notify the Trustee.

         (c) Notice of a Change of Control Offer shall be sent, at least 20 Business Days prior to the Final Change of Control Put Date (as defined below), by first class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all instructions and materials required by applicable law and shall contain or make available to Holders other information material to such Holders' decision to tender Notes pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Offer, shall state:

         (1) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Notes, or portions thereof, tendered will be accepted for payment;





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
         (2) the Change of Control Purchase Price, the Change of Control Payment Date and the Final Change of Control Put Date (as defined below);

         (3) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, if interest is then accruing;

         (4)    that, unless the Company defaults in depositing U.S.
Legal Tender with the Paying Agent in accordance with the last paragraph of this clause (c), or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Final Change of Control Put Date");

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the close of business on the Final Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Notes purchased;

         (7) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

         (8) a brief description of the events resulting in such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Final Change of Control Put Date, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) of all Notes so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in Accreted Value or principal amount, as applicable, to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, rules and regulations, including those regulating tender offers, if applicable, and, if such laws, rules or regulations require or prohibit any action inconsistent with the foregoing, compliance by the Company with such laws, rules and regulations will not constitute a breach of the Company's obligations with respect to the foregoing.





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
                                  ARTICLE XII


                                    SECURITY

         Section 1 Grant of Security Interest. In order to secure the payment and performance of all obligations of the Company with respect to the Notes including the due and punctual payment of the principal of, interest on and premium, if any, on the Notes when and as the same shall become due and payable, whether on an interest payment date, at a Maturity Date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes, the Company hereby covenants to execute, deliver and file of record for the benefit of the Holders, the Security Documents to which it is a party and this Indenture. The Security Documents shall grant to the Trustee a security interest in the collateral therein described and when filed shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Security Document for a more complete description of the terms and provisions thereof. Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Trustee agrees to all of the terms and provisions of the Security Documents signed by it.

         Section 2 Trustee's Execution of Intercreditor Agreements and Subordination Agreements.

         (a) The Trustee, at the Company's expense, will execute, deliver, file and record, all instruments and do all acts and other things as may be reasonably necessary to provide, pursuant to the Intercreditor Agreements, (i) that the TransTexas Intercompany Loan and the TARC Intercompany Loan will be subordinated in right of payment (except regularly scheduled payments, provided no default under the indenture governing the Senior TransTexas Notes or the Senior TARC Discount Notes and the Senior TARC Mortgage Notes, respectively, exists or would result therefrom) and lien priority to the Senior TransTexas Notes or the Senior TARC Discount Notes and the Senior TARC Mortgage Notes, respectively, (ii) that (a) in the event of any liquidation or reorganization of TransTexas or TARC, as the case may be, any cash or other assets paid or distributed on account of the TransTexas Intercompany Loan or the TARC Intercompany Loan, as the case may be, will be applied, after payment of reasonable costs and expenses relating to obtaining such proceeds, to the payment of the Senior TransTexas Notes or the Senior TARC Discount Notes and the Senior TARC Mortgage Notes, as the case may be, and only after the Senior TransTexas Notes or the Senior TARC Discount Notes and the Senior TARC Mortgage Notes, as the case may be, have been paid in full, to the payment of the TransTexas Intercompany Loan or the TARC Intercompany Loan, respectively, and
(b) in any other event, any such proceeds will be applied so as not to impair or affect the right of the holders of the Senior TransTexas Notes or the Senior TARC Discount Notes and the Senior TARC Mortgage Notes, to receive payments as and when due (but nothing contained in the Intercreditor Agreements shall be construed to prohibit, limit or otherwise affect the rights of TransTexas or TARC to transfer, dispose of or otherwise deal with its properties and assets included within the TransTexas Shared Collateral securing both the Senior TransTexas Notes and the TransTexas Intercompany Loan or the TARC Shared Collateral securing the Senior TARC Discount Notes, the Senior TARC Mortgage Notes, and the TARC Intercompany Loan, respectively, and the proceeds thereof, in any manner permitted under the indenture for the Senior TransTexas Notes and the TransTexas Intercompany Loan or the indenture for the Senior TARC Discount Notes and the Senior TARC Mortgage Notes, and the TARC Intercompany Loan or the security documents relating thereto, respectively) and (iii) that determinations regarding the exercise of remedies against the TransTexas Shared Collateral or the TARC Shared Collateral, as the case may be, will be made by a majority of the outstanding principal amount of the Senior TransTexas Notes and the TransTexas Intercompany Loan, or the Senior TARC Discount Notes, the Senior TARC Mortgage Notes, and the TARC Intercompany Loan, respectively. The Intercreditor Agreements will provide that nothing contained therein will impair or affect the right of the holders of any





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
Senior TransTexas Notes, Senior TARC Discount Notes or Senior TARC Mortgage Notes, respectively, to institute suit for the enforcement of any payment thereon as and when due.

         (b) Upon receipt of a Subordination Request, the Trustee (and any lender, trustee or collateral agent under or with respect to any of the Security Documents), at the Company's expense, will execute and deliver, within five Business Days from the receipt of such Subordination Request, any instruments deemed by the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) to be reasonably necessary or reasonably appropriate to subordinate the Security Interests to Permitted Liens securing any First Lien Debt, if the provisions of this Section 12.2(b) have been complied with. Any such Subordination Request shall request the Trustee (and any such lender, trustee or collateral agent under or with respect to any of the Security Documents) to execute one or more specifically described instruments of subordination (which instruments of subordination accompany such Subordination Request) and shall certify (i) that no Event of Default has occurred and is continuing, and (ii) that one of the conditions of this Section 12.2(b) set forth below has been, or simultaneously with or immediately following the subordination will be, fulfilled:

              (i) the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) represents in the Subordination Request that the Lien to which the Security Interests are to be subordinated is a Permitted Lien securing only a Debt or other obligation that constitutes First Lien Debt; or

              (ii) Holders of not less than 66 2/3% of Value of the then outstanding Notes have consented in writing to the subordination of the Security Interests to such Lien.

Any subordination of the Security Interests in compliance with this Section 12.2(b) shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         (c) The Trustee, at the Company's expense, will cooperate reasonably with the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) in doing all such acts and things required by the preceding provisions of this Section 12.2.

         Section 3    Recording; Opinions of Counsel.

         (a) The Company has executed, delivered, filed and recorded and shall execute, deliver, file and record, all instruments and documents, and has done and shall do all such acts and other things, at the expense of the Company, as are reasonably necessary to subject the Collateral to the Security Interests. As soon as practicable, the Company shall execute, deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interests.

         (b) The Company shall cause (x) TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of the Security Documents, and (y) TIA
Section 314(d), relating to the release of Collateral from the Lien of the Security Documents and Officers' Certificates or other documents regarding fair value of the Collateral, to be complied with to the extent applicable. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company or any other obligor upon the Notes, as applicable, to the extent permitted by TIA Section 314(d).

         (c) The Company shall furnish to the Trustee, within 30 days after the end of the Company's first fiscal year after the date hereof, within 30 days after the end of each fiscal year thereafter, and at least 30 days prior to the expiration of any financing statements filed in connection with the Security Interests, an Officers' Certificate, dated as of such date, (i) stating that either (A) all action has been taken with respect to the recording, registering, filing, rerecording and refiling of this Indenture, all supplemental indentures, the Security Documents, financing statements, continuation statements and all other instruments of further assurance as are necessary and desirable fully to maintain, protect and preserve the Security Interests and the rights of the Holders and the Trustee hereunder and under the Security Documents and reciting the details of such action or referring to prior Officers' Certificates in which such details are given or (B) no such action is necessary to maintain, preserve and protect the Security Interests and the rights of the Holders and the Trustee hereunder and under the Security Documents during such period, (ii) stating either (A) that, with respect to the trademarks and service marks, all filings with the United States Patent and Trademark Office, any state office or other appropriate governmental body necessary to maintain, protect and preserve the Security Interests in the trademarks and service marks have been made or (B) that no such action is necessary and (iii) stating what, if any, action of the forgoing character is necessary during the fiscal year so as to maintain, protect and preserve the rights of the Holders and the Trustee hereunder and under the Security Documents.

         Section 4    Disposition of Certain Collateral Without Requesting
Release.

         (a) Notwithstanding the provisions of Sections 12.5, 12.6, 12.7, 12.8 and 12.14, the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) may, without requesting or receiving the consent of the Trustee (and any lender, trustee or collateral agent under any of the Security Documents):

              (i) sell, assign, transfer, license or otherwise dispose of, free from the Security Interests, any personal property constituting Collateral that has become worn out, obsolete, or unserviceable, upon replacing the same with machinery or equipment constituting Collateral not necessarily of the same character but, at the time of such sale, assignment, transfer, license or other disposition, being of at least equal value and utility as the property so disposed of, which property shall without further action become Collateral subject to the Security Interests;

              (ii) (A) sell, assign, transfer, license or otherwise dispose of, free from the Security Interests, inventory in the ordinary course of business and consistent with past practices, (B) collect, liquidate, sell, factor or otherwise dispose of, free from the Security Interests, notes receivable in the ordinary course of business and consistent with past practices or (C) make cash payments (including repayments of Debt permitted to be Incurred hereby) that are not otherwise prohibited by this Indenture;

              (iii) sell, assign, lease, license, transfer, abandon or otherwise dispose of (a) damaged, worn out or other obsolete property in the ordinary course of business or (b) other property no longer necessary for the proper conduct of its business; and

              (iv)   dispose of Collateral pursuant to clause (i), (ii), (iii),
        (iv), (vii), (viii) or (xii) of Section 4.14(b).

         (b) Notwithstanding the provisions of subsection (a) above: (x) the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) shall not dispose of or transfer (by lease, assignment, sale or otherwise) Collateral pursuant to the provisions of Section 12.4(a)(ii) or (iii), having, in the good faith judgment of the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) and, if required by the TIA, an Appraiser, a fair value of 5% or more of the aggregate fair value of all Collateral then existing in any transaction or any series of related transactions without complying with Section 12.5; and (y) the right of the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) to rely upon the provisions of Section 12.4(a)(ii) and (iii) from the date of this Indenture to December 31, 1997 and for each twelve-month period thereafter beginning on January 1 (a "Twelve-Month Period") shall be conditioned upon the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) delivering to the Trustee, on or before January 30, 1998 and thereafter within 30 days following the end of such Twelve-Month Period, an Officers' Certificate to the effect that the proceeds of all of such dispositions, collections and cash payments which involve Collateral during such Twelve-Month Period (other than those such dispositions, collections or payments wherein the Company (or with respect to the Security Documents, the grantor of the security interests thereunder) has complied with Section 12.5) were used by the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) in connection with their businesses.

         (c) Any disposition of Collateral made in compliance with the provisions of this Section 12.4 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 5    Requesting Release of Collateral.

         (a) Upon receipt of a Release Request, the Trustee shall execute and deliver, within five Business Days from the receipt of such Release Request, any instruments deemed by the Company (or with respect to the Security Documents, the grantor of the security interests thereunder) to be reasonably necessary or reasonably appropriate to release all or a part of the Collateral from the Security Interests, if the provisions of this Section 12.5 have been complied with. Any such Release Request shall request the Trustee to execute one or more specifically described release instruments (which release instruments shall accompany such Release Request) and shall certify (i) that no Event of Default has occurred and is continuing (or with respect to a Release Request relating to any of the Security Documents, that no event of default has occurred and is continuing under the applicable Security Document) and (ii) that one of the conditions of this Section 12.5(a) set forth below (specifying such condition), and if such specified condition is described in clause (i),
(ii) or (iii) below, that the conditions of Section 12.4, 12.6 or 12.7, if applicable, have been, or simultaneously with or immediately following the release will be, fulfilled:

              (i)    the Collateral will be disposed of in compliance with
         Section 12.4;

              (ii) there is a substitution of Substitute Collateral in accordance with Section 12.6;

              (iii) there is a deposit of cash in a cash collateral account in accordance with Section 12.7;

              (iv) the Collateral to be released will be used within five business days either to make redemptions or purchases of Notes which will be delivered to the Trustee for cancellation;

              (v) the Collateral is to be released in connection with an Asset Sale made in compliance with Section 4.14;

              (vi) all of the conditions precedent to the termination of the Security Document under which the Lien in the Collateral to be released was created, or to the release of such Collateral from the Lien created by such Security Document, as set forth in such Security Document, have been satisfied;

              (vii) Holders of not less than 66 2/3% in Value of the then outstanding Notes have consented in writing to such release of Collateral from the Security Interests;

              (viii) the Collateral is to be released in connection with the TTXD Spin-off;

              (ix) the Collateral is to be released in connection with the repurchase by TransTexas of its common stock made pursuant to the terms of clause (xii) of the definition of "Restricted Payments" contained herein; or

              (x) the Collateral to be released relates to the lien of the TARC Mortgage on a portion of Parcel B-1 of TARC's refinery (which parcel is more particularly described in Exhibit "A" to the TARC Mortgage) for dedication to a governmental authority (such parcel being referred to as the "Dedicated Parcel") for the purpose of relocating Prospect Avenue from the western boundary line of such Parcel B-1 to the eastern and northern boundary lines of such Parcel B-1, provided that (i) the fee interest in and to the real property currently dedicated for use as Prospect Avenue is conveyed to TARC (such parcel being referred to as the "Reconveyed Parcel"), (ii) TARC executes and delivers a supplemental mortgage evidencing that the lien of the TARC Mortgage encumbers the Reconveyed Parcel, (iii) the Company executes and delivers a supplemental collateral assignment with respect to such supplemental mortgage and (iv) the Company delivers to the Trustee a certificate of the Construction Supervisor certifying that the loss of the use of the Dedicated Parcel does not have a material adverse affect on the use, operation or maintenance of TARC's refinery or the Capital Improvement Program.

              (xi)    the Collateral to be released constitutes First Lien
         Debt and the Company (or with respect to releases under the Security Documents, the grantor of the security interest thereunder) has satisfied all the requirements for obtaining subordination of the Security Interests therein pursuant to Section 12.2 and such Collateral is (or will be, upon obtaining such release) encumbered by a Lien permitted pursuant to the terms of clauses (d), (k), (s) or (t) of the definition of Permitted TARC Lien or clauses (f), (l) or (o) of the definition of Permitted TransTexas Lien.

         (b) As a condition to any release of Collateral under this Section 12.5, the Company shall deliver to the Trustee any certificate or opinion required by TIA Section 314(d), as to the fair value to the obligor of any Substitute Collateral and as to the fair value of any Collateral to be released, or by TIA Section 314(c), as to the fulfillment of any condition precedent to such release, dated as of a date not more than 60 days prior to the date of substitution or release. Such certificate or opinion shall state that the proposed release of Collateral will not impair the Security Interests in contravention of the provisions of this Indenture. The person delivering such certificate or opinion must be independent with respect to the Company if required by TIA Section 314(d).

         (c) In addition to any certificates or opinions required by Section 12.5(b), as a condition to any release of Collateral pursuant to Section 12.6 or 12.7, the Company (or with respect to releases under the Security Documents, the grantor of the security interest thereunder) shall deliver to the Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, subject to necessary qualifications, exceptions or limitations, the Trustee is authorized to execute and deliver the instruments requested and such execution and delivery will not result in a violation of the terms hereof or any violation of applicable law and that either (a) all such instruments and documents have been duly and validly executed and delivered and have been properly recorded and filed so as to make effective the Security Interest intended to be created by this Indenture and the Security Documents in the Substitute Collateral or Cash Collateral to be substituted for the Collateral to be released, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (b) no such action is necessary to make the Security Interest in such Substitute Collateral or Cash Collateral effective.

         (d) At the request of the Company (or with respect to releases under the Security Documents, the grantor of the security interest thereunder), the Trustee shall, in lieu of releasing any Collateral pursuant to this Section 12.5, execute and deliver a Subordination Agreement with respect to such Collateral.

         (e) Any release or subordination of Collateral made in compliance with the provisions of this Section 12.5 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 6 Substitute Collateral Other Than Cash Collateral. Subject to the provisions of Section 4.18:

         (a) The Company (or with respect to releases under the Security Documents, the grantor of the security interest thereunder) may, at its option, obtain a release of Collateral by subjecting other proposed Collateral to the respective Security Interests in place of and in exchange for such Collateral to be released, all in accordance with the provisions and conditions of Section
12.5 and this Section 12.6. The Trustee shall not be bound to ascertain or inquire as to the Company's (or with respect to substitutions of Collateral under the Security Documents, the applicable grantor's) title in and to any such Substitute Collateral or as to the existence of any Liens or encumbrances on any such Substitute Collateral.

         (b) The Company (or with respect to substitutions of Collateral under the Security Documents, the grantor of the security interest) may substitute Collateral pursuant to this Section 12.6, if all of the following conditions are met:

         (1) the Company (or with respect to substitutions of Collateral under the Security Documents, the grantor of the security interest) complies with Section 12.5(a) and the Company (or with respect to substitutions of Collateral under the Security Documents, the grantor of the security interest) delivers a Release Request to the Trustee stating, in addition to the other requirements of Section 12.5, that the Company (or with respect to substitutions of Collateral under the Security Documents, the grantor of the security interest), as the case may be, intends to substitute the property specifically described therein for the Collateral specifically described therein;

         (2) the fair value of the proposed Substitute Collateral is at least equal to the fair value of the Collateral to be released and, if and only if the fair value of Collateral to be released, and the fair value of all other Collateral released without an Appraisal pursuant to this Section 12.6 during the then current calendar year exceeds 10% of the aggregate principal amount of the Notes, the Company shall deliver to the Trustee an Appraisal stating that the Appraised Value of the real property Collateral to be released or the dollar amount of the cash collateral to be released is less than or equal to the Appraised Value of such proposed Substitute Collateral; and

         (3) the Security Interests in the Substitute Collateral are effective pursuant to the Security Documents and Section 12.3.

         (c) Any release of Collateral made in compliance with the provisions of this Section 12.6 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 7    Substitution of Cash Collateral.

         (a) The Company may, at its option, and in accordance with the provisions and conditions of Section 12.5 and this Section 12.7, obtain the release for sale by the Company of all or a portion of the shares of capital stock from the TransAmerican Energy Corporation Security and Pledge Agreement (the "Pledged Stock") if (i) the Net Cash Proceeds of such sale are immediately deposited in a segregated cash collateral account in which the Trustee has a perfected first priority security interest, and (ii) funds in such account are released only to permit the Company to fund an Excess Cash Offer.

         Notwithstanding the foregoing, no shares of Pledged Stock may be released from the pledge pursuant to this Section 12.7 if at the time of such proposed release, a Default or Event of Default has occurred and is continuing or would occur as a result of such release.

         The Company shall give written notice to the holders of Notes within 10 days of any release of Pledged Stock pursuant to this Section 12.7. Such notice shall set forth the date of such release, the number of shares released, and the provision of this Indenture pursuant to which such shares were released.

         (b) The Company shall deliver a Release Request to the Trustee, stating, in addition to the other requirements of Section 12.5(a), that the Company intends to substitute cash collateral for all or a portion of the Pledged Stock specifically described therein.

         (c) Any release of Collateral made in compliance with the provisions of this Section 12.7 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 8 Release Upon Defeasance or Satisfaction and Discharge of this Indenture.

         (a) In the event that the Company delivers an Officers' Certificate certifying that all of the provisions of either Section 8.1 or 8.2 have been satisfied, the Trustee shall disclaim and give up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents (subject to Section 8.7).

         (b) Any release of Collateral made in compliance with the provisions of this Section 12.8 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.





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         Section 9    Reliance on Opinion of Counsel.  The Trustee shall,
before taking any action under this Article XII, be entitled to receive an Opinion of Counsel at the expense of the Company, stating the legal effect of such action, and that such action will not be in contravention of the provisions hereof, and such opinion shall be full protection to the Trustee for any action taken or omitted to be taken in reliance thereon; provided that the Trustee's action under this Article XII shall at all times be and remain subject to its duties and protections under Article VII.

         Section 10 Purchaser May Rely. A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article XII
(i) shall not be obligated to ascertain the validity of the transfer, grant or release, and may rely on the authority of the Trustee to execute the document evidencing such transfer, grant or release, (ii) shall not be obligated to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, and (iii) shall not be obligated to determine whether the application of the purchase price therefor complies with the terms hereof.

         Section 11 Payment of Expenses. Without limiting Section 7.7, on demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this
Article XII. In the event that the Company (or with respect to any Security Documents, the grantor of the security interest thereunder) makes a Release Request more often than once a month, the Trustee and the Company shall negotiate an additional reasonable fee for each such request. All such sums referred to in this Section 12.11 shall be a Lien upon the Collateral and shall be secured thereby.

         Section 12 Trustee's Duties. The powers and duties conferred upon the Trustee by this Article XII are solely to protect the Security Interests and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company (or with respect to any Security Documents, the grantor of the security interest thereunder) whatsoever to make or give any presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company (or with respect to any Security Documents, the grantor of the security interest thereunder) for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company (or with respect to any Security Documents, the grantor of the security interest thereunder) to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company (or with respect to any Security Documents, the grantor of the security interest thereunder) to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Security Interests in, or the Trustee's rights in or to, any of the Collateral.

         Section 13 Authorization of Actions to be Taken by the Trustee Under the Security Documents. The Trustee may, in its sole discretion and without the consent of the Holders, but subject to Article VII and the terms of the Intercreditor Agreements, take all actions it deems necessary or appropriate in order to (a) enforce or effect the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder of TARC under the TARC Intercompany Loan and of TransTexas under the TransTexas Intercompany Loan in accordance with and to the extent provided in the Security Documents. Such actions shall include, but not be limited to, enforcing or effecting any term or provision of the Security Documents or advising, instructing or otherwise directing the collateral agent under the Intercreditor Agreements with respect to the enforcement of any term or provision of the Security Documents. Subject to the provisions of the Security Documents (and the Intercreditor Agreements), the

Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or of the Trustee). In addition, the Trustee may act upon any Subordination Request or Release Request by the Company (or with respect to any Security Documents, the grantor of the security interest thereunder) on behalf of the Company.


                                   ARTICLE XIII


                                 MISCELLANEOUS

         Section 1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

         Section 2 Notices. Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         TransAmerican Energy Corporation
         1300 North Sam Houston Parkway East, Suite 200
         Houston, Texas  77032
         Attention:  Edwin B. Donahue

         if to the Trustee:

         Firstar Bank of Minnesota, N.A.
         Corporate Trust Department
         101 East Fifth Street, 12th Floor
         St. Paul, Minnesota  55101-1860
         Attention:  Frank Leslie

         The Company or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, regardless of whether the addressee receives it.

         Section 3 Communications by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         Section 4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that no opinion of counsel shall be required in connection with an Excess Cash Offer made pursuant to Section 4.21.

         Section 5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to regardless of whether such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 6 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         Section 7 Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 8 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. INSOFAR AS THIS INDENTURE RELATES TO THE TARC MORTGAGE OR THE TRANSTEXAS MORTGAGE OR THE CREATION, PERFECTION OR FORECLOSURE OF LIENS AND THE ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL UNDER THE SECURITY DOCUMENTS, THE TARC SECURITY DOCUMENTS OR THE TRANSTEXAS SECURITY DOCUMENTS, IT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED IN SUCH DOCUMENTS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         Section 9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 10 No Recourse against Others. A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company or such Subsidiary under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         Section 11 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 12 Duplicate Originals. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         Section 13 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 14 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                               TRANSAMERICAN ENERGY CORPORATION


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


[Seal]

Attest:
       --------------------------------


                                               FIRSTAR BANK OF MINNESOTA, N.A.,
                                                  as Trustee


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBITS

         Exhibit A -    Form of Senior Secured Note
         Exhibit B -    Form of Senior Secured Discount Note
         Exhibit C -    Certificate of Transferor-Senior Secured Note
         Exhibit D -    Certificate of Transferor-Senior Secured Discount Note
         Exhibit E -    Form of TEC Security and Pledge Agreement
         Exhibit F -    Form of TEC Collateral Assignment Agreement
         Exhibit G -    Form of TARC Mortgage
         Exhibit H -    Form of TARC Security and Pledge Agreement
         Exhibit I -    Form of TARC Intercompany Loan
         Exhibit J -    Form of TransTexas Mortgage
         Exhibit K -    Form of TransTexas Security and Pledge Agreement
         Exhibit L -    Form of TransTexas Intercompany Loan
         Exhibit M -    Form of TARC Intercreditor Agreement
         Exhibit N -    Form of TransTexas Intercreditor Agreement
         Exhibit O -    Form of TransTexas Disbursement Agreement
         Exhibit P -    Form of TARC/TEC Disbursement Agreement

                                                                       EXHIBIT A

                         (FACE OF SENIOR SECURED NOTE)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.





------------------------
(1) This paragraph should be included only if the Note is issued in global form.

                        [FORM OF SENIOR SECURED NOTE]

                      TRANSAMERICAN ENERGY CORPORATION

                    11 1/2% SENIOR SECURED NOTE DUE 2002

No.

                 $

                                                                      CUSIP 8935
1L AA 9

                 TransAmerican Energy Corporation, a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ________________ Dollars, on June 15, 2002.

                 Interest Payment Dates:     June 15 and December 15,
commencing December 15, 1997

                 Record Dates: June 1 and December 1

                 Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                             Dated:


                                             TRANSAMERICAN ENERGY CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

Firstar Bank of Minnesota, N.A., as Trustee

By:
   ----------------------------------
   Authorized Signature

                         (BACK OF SENIOR SECURED NOTE)

                        TRANSAMERICAN ENERGY CORPORATION

                      11 1/2% SENIOR SECURED NOTE DUE 2002


1.        Interest.

          TransAmerican Energy Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 11 1/2% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 13% per annum compounded semi- annually.

          The Company will pay interest semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.        Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to the Paying Agent who shall remit such payment to a Holder at the Holder's registered address.

3.        Paying Agent and Registrar.

          Initially, Firstar Bank of Minnesota, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or an Affiliate of it may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.        Indenture.

          The Company issued the Notes under an Indenture, dated as of June 13, 1997 (the "Indenture"), among the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior secured obligations of the Company limited in aggregate principal amount to $475,000,000.

5.        Optional Redemption.

          The Company may redeem at its election, with the net proceeds of any Public Equity Offering, at any time on or after the Issue Date and before June 15, 2000, up to 35% of the aggregate principal amount of the Notes in cash at a Redemption Price equal to 111 1/2% of the principal amount of the Notes so redeemed, including accrued and unpaid interest to the Redemption Date. The Notes may be redeemed in whole or from time to time in part at any time on and after June 15, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest to the Redemption Date.


          If redeemed during
          the 12-month period
          beginning June 15       Redemption Price
          -------------------     ----------------
          2000 . . . . . . . . .  105.750%
          2001 and thereafter. .  100.000%

          Any such redemption will comply with Article III of the Indenture.

6.        Notice of Redemption.

          Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.        Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.        Persons Deemed Owners.

          The registered Holder of a Note may be treated as the owner of it for all purposes.

9.        Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. Thereafter, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.       Discharge Prior to Redemption or Maturity.

          If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

11.       Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate combined Value of the Notes and the Company's Senior Secured Discount Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate combined Value of the Notes and the Company's Senior Secured Discount Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency (provided such amendment or supplement does not adversely affect the rights of any Holder of a Note).

12.       Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, Incur additional Debt or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Related Persons, incur Liens, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must deliver a quarterly report to the Trustee on compliance with such limitations.

13.       Change of Control.

          In the event there shall occur any Change of Control, each Holder of Notes shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Notes at a Change of Control Purchase Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, on and including the Change of Control Payment Date.

14.       Successors.

          When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

15.       Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate combined Value of the Notes and the Company's Senior Secured Discount Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate combined Value of the Notes and the Company's Senior Secured Discount Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest, including a Default at any Maturity Date), if it determines that withholding notice is in their interest.

16.       No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any of its Subsidiaries or any successor corporation shall have any liability for any obligation of the Company or such Subsidiary under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.       Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.       Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

19.       CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

20.       Holders' Compliance with Registration Rights Agreement.

          Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of June 13, 1997, among the Company and the Trustee (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchasers (as defined therein) to the extent provided therein.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: TransAmerican Energy Corporation, 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                                  Signature
     --------------------                       --------------------------------
                                                 (Sign exactly as your name
                                                  appears on the face of this
                                                  Note)


Signature Guarantee*



-----------------------------------

*  NOTICE:       The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                 (1)      The Securities Transfer Agent Medallian Program
                          (STAMP);
                 (2)      The New York Stock Exchange Medallian Program (MSP);
                 (3)      The Stock Exchange Medallian Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Note purchased by the Company pursuant to Section 4.21, Section 4.24 or Article XI of the Indenture, check the appropriate box:

[ ] Section 4.21, [ ] Section 4.24, [ ]  Article XI

                 If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.21, Section 4.24, or Article XI of the Indenture, as the case may be, state the principal amount (in integral multiples of $1,000) you want to be purchased: $_____________



Date:                                  Signature
     --------------------                       -------------------------------
                                                 (Sign exactly as your name
                                                  appears on the face of this
                                                  Note)


Your Social Security or Tax Identification Number:
                                                  ------------------------

Signature Guarantee:*




------------------------------------

*  NOTICE:       The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                 (1)      The Securities Transfer Agent Medallian Program
                          (STAMP);
                 (2)      The New York Stock Exchange Medallian Program (MSP);
                 (3)      The Stock Exchange Medallian Program (SEMP).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES (2)


                The following exchanges of a part of this Global Note for Definitive Notes have been made:


                    Amount of decrease    Amount of increase     Principal Amount         Signature of
                   in Principal Amount    in Principal Amount   of this Global Note    authorized signatory
Date of Exchange   of this Global Note    of this Global Note   decrease (or increase)      of Trustee
-----------------------------------------------------------------------------------------------------------





------------------------

   (2)    This should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                     (FACE OF SENIOR SECURED DISCOUNT NOTE)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](3)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT PER $1,000.00 OF STATED PRINCIPAL AMOUNT IS 61.3221%, THE ISSUE DATE IS JUNE 13, 1997, THE ISSUE PRICE PER $1,000.00 OF STATED PRINCIPAL AMOUNT IS 77.6779% AND THE YIELD TO MATURITY ON THE ISSUE DATE IS 13%, COMPOUNDED SEMIANNUALLY.





------------------------

   (3) This paragraph should be included only if the Note is issued in global form.

                    [FORM OF SENIOR SECURED DISCOUNT NOTE]

                       TRANSAMERICAN ENERGY CORPORATION

                  13% SENIOR SECURED DISCOUNT NOTE DUE 2002

No.


                                               $
                                                               CUSIP 89351L AB 7

                    TransAmerican Energy Corporation, a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ________________ Dollars, on June 15, 2002.

                    Interest Payment Dates:     June 15 and December 15,
commencing December 15, 1999

                    Record Dates:  June 1 and December 1

                    Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                    IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                            Dated:


                                            TRANSAMERICAN ENERGY CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

Firstar Bank of Minnesota, N.A., as Trustee

By:
   ----------------------------------------
   Authorized Signature

                    (BACK OF SENIOR SECURED DISCOUNT NOTE)

                       TRANSAMERICAN ENERGY CORPORATION

                  13% Senior Secured Discount Note due 2002


1.        Interest.

          TransAmerican Energy Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 13% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 14 1/2% per annum compounded semi-annually.

          The Company will pay interest semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 15, 1999. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          The Notes will have the Accreted Value set forth below as of the dates indicated:


                                                                  Accreted Value
                                                                     (per $1,000
                                                                       principal
Semi-Annual Accretion Date                                               amount)
--------------------------                                        --------------
December 15, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . $  827.849
June 15, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    881.659
December 15, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . .    938.967
June 15, 1999 and thereafter. . . . . . . . . . . . . . . . . . . . .  1,000.000

2.        Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to the Paying Agent who shall remit such payment to a Holder at the Holder's registered address.

3.        Paying Agent and Registrar.

          Initially, Firstar Bank of Minnesota, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or an Affiliate of it may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.        Indenture.

          The Company issued the Notes under an Indenture, dated as of June 13, 1997 (the "Indenture"), among the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior secured obligations of the Company limited in aggregate principal amount to $1,130,000,000.

5.        Optional Redemption.

          The Company may redeem at its election, with the net proceeds of any Public Equity Offering, at any time on or after the Issue Date and before June 15, 2000, up to 35% of the Value of the Notes in cash at a Redemption Price equal to 111 1/2% of the Accreted Value of the Notes so redeemed, including accrued and unpaid interest to the Redemption Date. The Notes may be redeemed in whole or from time to time in part at any time on and after June 15, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest to the Redemption Date.



          If redeemed during
          the 12-month period
          beginning June 15       Redemption Price
          -------------------     ----------------
          2000 . . . . . . . . .  105.750%
          2001 and thereafter. .  100.000%

          Any such redemption will comply with Article III of the Indenture.

6.        Notice of Redemption.

          Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.        Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.        Persons Deemed Owners.

          The registered Holder of a Note may be treated as the owner of it for all purposes.

9.        Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. Thereafter, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.       Discharge Prior to Redemption or Maturity.

          If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

11.       Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate combined Value of the Notes and the Company's Senior Secured Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate combined Value of the Notes and the Company's Senior Secured Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency (provided such amendment or supplement does not adversely affect the rights of any Holder of a
Note).

12.       Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, Incur additional Debt or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Related Persons, incur Liens, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must deliver a quarterly report to the Trustee on compliance with such limitations.

13.       Change of Control.

          In the event there shall occur any Change of Control, each Holder of Notes shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Notes at a Change of Control Purchase

Price equal to 101% of the Accreted Value thereof, together with accrued and unpaid interest, if any, on and including the Change of Control Payment Date.

14.       Successors.

          When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

15.       Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate combined Value of Notes and Senior Secured Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate combined Value of the Notes and Senior Secured Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest, including a Default at any Maturity
Date), if it determines that withholding notice is in their interest.

16.       No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any of its Subsidiaries or any successor corporation shall have any liability for any obligation of the Company or such Subsidiary under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.       Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.       Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

19.       CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the

Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

20.       Holders' Compliance with Registration Rights Agreement.

          Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of June 13, 1997, among the Company and the Trustee (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchasers (as defined therein) to the extent provided therein.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: TransAmerican Energy Corporation, 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                                  Signature
     --------------------                       --------------------------------
                                                 (Sign exactly as your name
                                                  appears on the face of this
                                                  Note)


Signature Guarantee*




---------------------------
*  NOTICE:       The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                 (1)      The Securities Transfer Agent Medallian Program
                          (STAMP);
                 (2)      The New York Stock Exchange Medallian Program (MSP);
                 (3)      The Stock Exchange Medallian Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Note purchased by the Company pursuant to Section 4.21, Section 4.24 or Article XI of the Indenture, check the appropriate box:

[ ] Section 4.21, [ ] Section 4.24, [ ]  Article XI

                 If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.21, Section 4.24, or Article XI of the Indenture, as the case may be, state the principal amount (in integral multiples of $1,000) you want to be purchased: $_____________



Date:                                  Signature
     --------------------                       -------------------------------
                                                 (Sign exactly as your name
                                                  appears on the face of this
                                                  Note)


Your Social Security or Tax Identification Number:
                                                  ------------------------

Signature Guarantee:*





--------------------------
*  NOTICE:       The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                 (1)      The Securities Transfer Agent Medallian Program
                          (STAMP);
                 (2)      The New York Stock Exchange Medallian Program (MSP);
                 (3)      The Stock Exchange Medallian Program (SEMP).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES (4)


                The following exchanges of a part of this Global Note for Definitive Notes have been made:


                    Amount of decrease    Amount of increase     Principal Amount         Signature of
                   in Principal Amount    in Principal Amount   of this Global Note    authorized signatory
Date of Exchange   of this Global Note    of this Global Note   decrease (or increase)      of Trustee
-----------------------------------------------------------------------------------------------------------






---------------------------
    (4)     This should be included only if the Note is issued in global form.

                                                                       EXHIBIT C


           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                      OF TRANSFER OF SENIOR SECURED NOTES

Re: [Series A] [Series B] 11 1/2% Senior Secured Notes due 2002 (the "Notes") of TransAmerican Energy Corporation

            This Certificate relates to $_______________ principal amount of Notes held in * [ ] book-entry or * [ ] definitive form by ________________________________________ (the "Transferor").

The Transferor, by written order, has requested the Trustee:

[ ] to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

[ ] to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

[ ] is being acquired for the Transferor's own account, without transfer;

[ ] is being transferred pursuant to an effective registration statement;

[ ] is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

[ ] is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

[ ]         is being transferred pursuant to Rule 144 under the Securities
            Act;** or

[ ] is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:
            __________________________________).**


                          ---------------------------
                          [INSERT NAME OF TRANSFEROR]

                          By:
                             ---------------------------------------



Date:
     -------------------------------------



----------------------------------

*           Check applicable box.

** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                                                       EXHIBIT D

           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                  OF TRANSFER OF SENIOR SECURED DISCOUNT NOTES

Re: [Series A] [Series B] 13% Senior Secured Discount Notes due 2002 (the "Notes") of TransAmerican Energy Corporation

            This Certificate relates to $_______________ principal amount of Notes held in * [ ] book-entry or * [ ] definitive form by ________________________________________ (the "Transferor").

The Transferor, by written order, has requested the Trustee:

[ ] to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

[ ] to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

[ ] is being acquired for the Transferor's own account, without transfer;

[ ] is being transferred pursuant to an effective registration statement;

[ ] is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

[ ] is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

[ ]         is being transferred pursuant to Rule 144 under the Securities
            Act;** or

[ ] is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:
            __________________________________).**


                          ---------------------------
                          [INSERT NAME OF TRANSFEROR]

                          By:
                             ---------------------------------------


Date:
     --------------------




----------------------------------

*           Check applicable box.

** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                     D-1